
                                                                    Exhibit 10.3

                                  SPRINT PCS
                             MANAGEMENT AGREEMENT

                                    BETWEEN

                               WIRELESSCO, L.P.

                             SPRINT SPECTRUM L.P.

                                      AND

                     INDEPENDENT WIRELESS ONE CORPORATION


                         Dated as of February 9, 1999
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                               TABLE OF CONTENTS

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                                                                              ----
1.  MANAGER..................................................................    2
    1.1   Hiring of Manager..................................................    2
    1.2   Program Requirements...............................................    2
    1.3   Vendor Purchase Agreements.........................................    2
    1.4   Interconnection....................................................    3
    1.5   Seamlessness.......................................................    3
    1.6   Forecasting........................................................    3
    1.7   Financing..........................................................    3
    1.8   Ethical Conduct and Related Covenants..............................    3

2.  BUILD-OUT OF NETWORK.....................................................    3
    2.1   Build-out Plan.....................................................    3
    2.2   Compliance with Regulatory Rules...................................    4
    2.3   Exclusivity of Service Area........................................    4
    2.4   Restriction........................................................    4
    2.5   Coverage Enhancement...............................................    4
    2.6   Purchase of Assets by Manager......................................    6
    2.7   Microwave Relocation...............................................    6
    2.8   Determination of pops..............................................    6

3.  PRODUCTS AND SERVICES; IXC SERVICES......................................    6
    3.1   Sprint PCS Products and Services...................................    6
    3.2   Other Products and Services........................................    6
    3.3   Cross-selling with Sprint..........................................    7
    3.4   IXC Services.......................................................    7
    3.5   Resale of Products and Services....................................    7
          3.5.1    Mandatory Resale of Products and Services.................    7
          3.5.2    Voluntary Resale of Products and Services.................    7
    3.6   Non-competition....................................................    8
    3.7   Right of Last Offer................................................    8

4.  MARKETING AND SALES ACTIVITIES...........................................    9
    4.1   Sprint PCS National or Regional Distribution Program
             Requirements....................................................    9
          4.1.1    Territorial Limitations on Manager's Distribution
                      Activities.............................................    9
          4.1.2     Settlement of Equipment Sales............................    9
          4.1.3     Use of Third-Party Distributors..........................    9
    4.2   Sprint PCS National Accounts Program Requirements..................   10
    4.3   Sprint PCS Roaming and Inter Service Area Program Requirements.....   10
    4.4   Pricing............................................................   10
    4.5   Home Service Area..................................................   11

5.  USE OF BRANDS............................................................   11
    5.1   Use of Brands......................................................   11
    5.2   Conformance to Marketing Communications Guidelines.................   11
    5.3   Joint Marketing With Third Parties.................................   11
    5.4   Prior Approval of Use of Brands....................................   12
    5.5   Duration of Use of Brand...........................................   12

6.  ADVERTISING AND PROMOTION................................................   12
    6.1   National Advertising and Promotion.................................   12
    6.2   In-Territory Advertising and Promotion.............................   12
    6.3   Review of Advertising and Promotion Campaigns......................   13
    6.4   Public Relations...................................................   13

7.  SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS................................   13
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
    7.1    Conformance to Sprint PCS Technical Program Requirements.........    13
    7.2    Establishment of Sprint PCS Technical Program Requirements.......    14
    7.3    Handoff to Adjacent Networks.....................................    14

8.  SPRINT PCS CUSTOMER SERVICE.............................................    14
    8.1    Compliance With Sprint PCS Customer Service Program
           Requirements.....................................................    14

9.  SPRINT PCS PROGRAM REQUIREMENTS.........................................    14
    9.1    Program Requirements Generally...................................    14
    9.2    Amendments to Program Requirements...............................    14
    9.3    Manager's Right to Request Review of Changes.....................    15
    9.4    Sprint PCS' Right to Implement Changes...........................    16
    9.5    Rights of Inspection.............................................    16
    9.6    Manager's Responsibility to Interface with Sprint PCS............    16

10. FEES....................................................................    16
    10.1   Fees and Payments................................................    16
           10.1.1   Fee Based on Collected Revenues.........................    16
           10.1.2   Payment of Universal Service Funds......................    16
           10.1.3   Inter Service Area Fees.................................    17
           10.1.4   Interconnect Fees.......................................    17
           10.1.5   Outbound Roaming Fees...................................    17
           10.1.6   Reimbursements..........................................    17
    10.2   Monthly True Up..................................................    17
    10.3   Taxes............................................................    17
    10.4   Collected Revenues Definition....................................    18
    10.5   Late Payments....................................................    19
    10.6   Setoff Right If Failure To Pay Amounts Due.......................    19

11. TERM; TERMINATION; EFFECT OF TERMINATION................................    19
    11.1   Initial Term.....................................................    19
    11.2   Renewal Terms....................................................    19
           11.2.1   Non-renewal Rights of Manager...........................    19
                    11.2.1.1 Manager's Put Right............................    19
                    11.2.1.2 Manager's Purchase Right.......................    20
           11.2.2   Non-renewal Rights of Sprint PCS........................    20
                    11.2.2.1 Sprint PCS' Purchase Right.....................    21
                    11.2.2.2 Sprint PCS' Put Right..........................    21
          11.2.3    Extended Term Awaiting FCC Approval.....................    21
    11.3  Events of Termination.............................................    21
          11.3.1    Termination of License..................................    22
          11.3.2    Breach of Agreement: Payment of Money Terms.............    22
          11.3.3    Breach of Agreement: Other Terms........................    22
          11.3.4    Regulatory Considerations...............................    22
          11.3.5    Termination of Trademark License Agreements.............    22
          11.3.6    Financing Considerations................................    23
          11.3.7    Bankruptcy of a Party...................................    23
    11.4  Effect of an Event of Termination.................................    23
    11.5  Manager's Event of Termination Rights and Remedies................    24
          11.5.1    Manager's Put Right.....................................    25
          11.5.2    Manager's Purchase Right................................    25
          11.5.3    Manager's Action for Damages or Other Relief............    26
    11.6  Sprint PCS' Event of Termination Rights and Remedies..............    26
          11.6.1    Sprint PCS' Purchase Right..............................    26
          11.6.2    Sprint PCS' Put Right...................................    26
          11.6.3    Sprint PCS' Right to Cause A Cure.......................    27
          11.6.4    Sprint PCS' Action for Damages or Other Relief..........    28
    11.7  Determination of Entire Business Value............................    28
          11.7.1    Appointment of Appraisers...............................    28
          11.7.2    Manager's Operating Assets..............................    28
          11.7.3    Entire Business Value...................................    29
          11.7.4    Calculation of Entire Business Value....................    29
    11.8  Closing Terms and Conditions......................................    30
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
    11.9   Contemporaneous and Identical Application........................    30

12. BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE..................    30
    12.1   Books and Records................................................    30
           12.1.1   General.................................................    30
           12.1.2   Audit...................................................    30
           12.1.3   Contesting an Audit.....................................    30
    12.2   Confidential Information.........................................    31
    12.3   Insurance........................................................    32
           12.3.1   General.................................................    32
           12.3.2   Waiver of Subrogation...................................    32
           12.3.3   Certificates of Insurance...............................    32

13. INDEMNIFICATION.........................................................    33
    13.1   Indemnification by Sprint PCS....................................    33
    13.2   Indemnification by Manager.......................................    33
    13.3   Procedure........................................................    33
           13.3.1   Notice..................................................    33
           13.3.2   Defense by Indemnitor...................................    33
           13.3.3   Defense by Indemnitee...................................    34
           13.3.4   Costs...................................................    34

14. DISPUTE RESOLUTION......................................................    34
    14.1   Negotiation......................................................    34
    14.2   Unable to Resolve................................................    34
    14.3   Attorneys and Intent.............................................    35
    14.4   Tolling of Cure Periods..........................................    35

15. REPRESENTATIONS AND WARRANTIES..........................................    35
    15.1   Due Incorporation or Formation; Authorization of Agreements......    35
    15.2   Valid and Binding Obligation.....................................    36
    15.3   No Conflict; No Default..........................................    36
    15.4   Litigation.......................................................    36

16. REGULATORY COMPLIANCE...................................................    36
    16.1   Regulatory Compliance............................................    36
    16.2   FCC Compliance...................................................    36
    16.3   Marking and Lighting.............................................    38
    16.4   Regulatory Notices...............................................    38
    16.5   Regulatory Policy-Setting Proceedings............................    38

17. GENERAL PROVISIONS......................................................    38
    17.1   Notices..........................................................    38
    17.2   Construction.....................................................    38
    17.3   Headings.........................................................    38
    17.4   Further Action...................................................    38
    17.5   Counterpart Execution............................................    38
    17.6   Specific Performance.............................................    39
    17.7   Entire Agreement; Amendments.....................................    39
    17.8   Limitation on Rights of Others...................................    39
    17.9   Waivers..........................................................    39
           17.9.1   Waivers--General........................................    39
           17.9.2   Waivers--Manager........................................    39
           17.9.3   Force Majeure...........................................    39
    17.10  Waiver of Jury Trial.............................................    40
    17.11  Binding Effect...................................................    40
    17.12  Governing Law....................................................    40
    17.13  Severability.....................................................    40
    17.14  Limitation of Liability..........................................    40
    17.15  No Assignment; Exceptions........................................    40
           17.15.1  General.................................................    40
           17.15.2  Assignment Right of Manager to Financial Lender.........    41
           17.15.3  Change of Control Rights................................    41
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
           17.15.4  Right of First Refusal..................................    42
           17.15.5  Transfer of Sprint PCS Network..........................    43
    17.16  Provision of Services by Sprint Spectrum.........................    43
    17.17  Number Portability...............................................    43
    17.18  Disclaimer of Agency.............................................    43
    17.19  Independent Contractors..........................................    43
    17.20  Expense..........................................................    43
    17.21  General Terms....................................................    44
    17.22  Conflicts with Other Agreements..................................    44
    17.23  Survival Upon Termination........................................    44
    17.24  Announced Transaction............................................    44
    17.25  Additional Terms and Provisions..................................    44
    17.26  Master Signature Page............................................    44
    17.27  Agent Authorization..............................................    45

                        SPRINT PCS MANAGEMENT AGREEMENT

    This SPRINT PCS MANAGEMENT AGREEMENT is made February 9, 1999, between WirelessCo, L.P., a Delaware limited partnership, Sprint Spectrum L.P., a Delaware limited partnership, and Independent Wireless One Corporation, a Delaware Corporation (but not any Related Party) ("Manager"). The definitions for this agreement are set forth on the "Schedule of Definitions."

                                   RECITALS

    A. Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo. L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, APC PCS, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and Cox PCS License, L.L.C., a Delaware limited liability company, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

    B. The entity or entities named in Recital A that execute this agreement hold, directly or indirectly, the Licenses for the areas identified on the Service Area Exhibit and are referred to in this agreement as "Sprint PCS." Because this agreement addresses the rights and obligations of each license holder with respect to each of its Licenses, each reference in this agreement to "Sprint PCS" refers to the entity that owns, directly or indirectly, the License referred to in that particular instance or application of the provision of this agreement. If Sprint Spectrum does not own the License, it will provide on behalf of Sprint PCS most or all of the services required under this agreement to be provided by Sprint PCS.

    C. The Sprint PCS business was established to use the Sprint PCS Network, a nationwide wireless services network, to offer seamless, integrated voice and data services using wireless technology. The Sprint PCS Network offers the services to customers under the Brands.

    D. This agreement, therefore, includes provisions defining Manager's obligations with respect to:

    .     The design, construction and management of the Service Area Network;

    . Offering and promoting products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network;

    . Adherence to Program Requirements established by Sprint PCS to ensure seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings;

    . Adherence to Customer Service Program Requirements established by Sprint PCS to ensure consistency in interactions with customers (including billing, customer care, etc.); and

    . Adherence to Program Requirements relating to the marketing, promotion and distribution of Sprint PCS Products and Services.

    E. The Sprint PCS Network is expanding with the assistance of "managers" (companies such as Manager that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by

Sprint PCS or one of the entities named in Recital A) and "affiliates" (companies that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by the affiliate).

    F. Manager wishes to enter into this agreement to help construct, operate, manage and maintain for Sprint PCS a portion of the Sprint PCS Network in the Service Area. Sprint PCS has determined that permitting Manager to manage a portion of the Sprint PCS Network in accordance with the terms of this agreement will facilitate Sprint PCS' expansion of fully digital, wireless coverage under the License and will enhance the wireless service for customers of Sprint PCS.

    G. All managers of a portion of the business of Sprint PCS, including Manager, must construct facilities and operate in accordance with Program Requirements established by Sprint PCS with respect to certain aspects of the development and offering of wireless products and services and the presentation of the products and services to customers, to establish and operate the Sprint PCS Network successfully by providing seamless, integrated voice and data services, using wireless technology.

                                   AGREEMENT

    In consideration of the recitals and mutual covenants and agreements contained in this agreement, the sufficiency of which are hereby acknowledged, the parties, intending to be bound, agree as follows:

1. MANAGER

    1.1 Hiring of Manager. Sprint PCS hires Manager:

         (a) to construct and manage the Service Area Network in compliance with the License and in accordance with the terms of this agreement;

         (b) to distribute continuously during the Term the Sprint PCS Products and Services and to establish distribution channels in the Service Area;

         (c) to conduct continually during the Term advertising and promotion activities in the Service Area (including mutual decisions to "go dark", with respect to advertising and promotion activities, for reasonable periods of time); and

         (d) to manage that portion of the customer base of Sprint PCS that has the NPA-NXXs assigned to the Service Area Network.

    Sprint PCS has the right to unfettered access to the Service Area Network to be constructed by Manager under this agreement. The fee to be paid to Manager by Sprint PCS under Section 10 is for all obligations of Manager under this agreement.

    1.2 Program Requirements. Manager must adhere to the Program Requirements established by Sprint PCS and as modified from time to time, to ensure uniform and consistent operation of all wireless systems within the Sprint PCS Network and to present the Sprint PCS Products and Services to customers in a uniform and consistent manner under the Brands.

    1.3 Vendor Purchase Agreements. Manager may participate in discounted volume-based pricing on wireless-related products and services and in the warranties Sprint PCS receives from its vendors, as is commercially reasonable and to the extent permitted by applicable procurement agreements (e.g., agreements related to network infrastructure equipment, subscriber equipment, interconnection, and collocation). Sprint PCS will use commercially reasonable efforts to obtain for managers the same price Sprint PCS receives from vendors; this does not prohibit Sprint PCS from entering into procurement agreements that do not provide managers with the Sprint PCS prices.

    Manager must purchase subscriber and infrastructure equipment from a Sprint PCS approved list of products, which will include a selection from a variety of manufacturers. Where required, the products must include proprietary software developed by the manufacturers for Sprint PCS or by Sprint PCS to allow seamless interoperability in the Sprint PCS Network. Sprint PCS or the vendor may require Manager to execute a separate license agreement for the software prior to Manager's use of the software.

    Manager may only make purchases under this Section 1.3 for items to be used exclusively in the Service Area (e.g., Manager may not purchase base stations under a Sprint PCS contract for use in a system not affiliated with Sprint PCS).

    1.4 Interconnection. If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent permitted by applicable laws, tariffs and contracts, Sprint PCS may arrange for the interconnection under its agreements with the carrier and if it does so, Sprint PCS will bill the interconnection fees to Manager.

    1.5 Seamlessness. Manager will design and operate its systems, platforms, products and services in the Service Area and the Service Area Network so as to seamlessly interface them into the Sprint PCS Network.

    1.6 Forecasting. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics including traffic volumes, handset sales, subscribers and Collected Revenues for the Sprint PCS Products and Services. The forecasts are for planning purposes only and do not constitute Manager's obligation to meet the quantities forecast.

    1.7 Financing. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on
Exhibit 1.7. Manager will allow Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

    1.8 Ethical Conduct and Related Covenants. Each party must perform its obligations under this agreement in a diligent, legal, ethical, and professional manner.

2. BUILD-OUT OF NETWORK

    2.1 Build-out Plan. Manager will build-out the Service Area Network in the Service Area in accordance with a Build-out Plan. Sprint PCS and Manager will jointly develop each Build-out Plan, except the initial Build-out Plan and any modifications, additions or expansions of the Build-out Plan will be subject to prior written approval by Sprint PCS. Manager will report to Sprint PCS its performance regarding the critical milestones included in the Build-out Plan on a periodic basis as mutually agreed to by the parties, but no less frequently than quarterly. The Build-out Plan and the Service Area Network as built must comply with Sprint PCS Program Requirements and federal and local regulatory requirements.

    Sprint PCS approves the Build-out Plan in effect as of the date of this agreement, which Build-out Plan is attached as Exhibit 2.1. Each new or amended

Build-out Plan will also become part of Exhibit 2.1.

    2.2 Compliance with Regulatory Rules. During the build-out of the Service Area Network, Sprint PCS authorizes Manager to make all filings with regulatory authorities regarding the build-out, including filings with the Federal Aviation Administration, environmental authorities, and historical districts. Manager may further delegate its duty under this Section 2.2 to a qualified site acquisition company. Manager must ensure that a copy of every filing is given to Sprint PCS. Manager must ensure that Sprint PCS is notified in writing of any contact by a regulatory agency including the FCC with Manager or Manager's site acquisition company regarding any filing. Sprint PCS has the right to direct any proceeding, inquiry, dispute, appeal or other activity with a regulatory or judicial authority regarding any filing made on behalf of Sprint PCS. Manager will amend, modify, withdraw, refile and otherwise change any filing as Sprint PCS requires. Notwithstanding the preceding sentences in this Section 2.2, and in conjunction with Section 16, Sprint PCS is solely responsible for making any and all filings with the FCC regarding the build-out. Manager will notify Sprint PCS of any activity, event or condition related to the build-out that might require an FCC filing.

    2.3 Exclusivity of Service Area. Manager will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

         (a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

         (b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

         (c) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

    2.4 Restriction. In geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement, Manager must not offer any Sprint PCS Products or Services specifically designed for the competitive local exchange market ("fixed wireless local loop"), except that:

         (a) Manager may designate the local exchange carrier that is a Related Party of Sprint PCS to be the exclusive distributor of the fixed wireless local loop product in the territory served by the local exchange carrier, even if a portion of its territory is within the Service Area; or

         (b) Manager may sell the fixed wireless local loop product under the terms and conditions specified by Sprint PCS (e.g., including designation by Sprint PCS of an exclusive distribution agent for the territory).

This restriction exists with respect to a particular geographic area only so long as Sprint PCS or its Related Party owns such incumbent local exchange carrier.

    Nothing in this Section 2.4 prohibits Manager from offering Sprint PCS Products and Services primarily designed for mobile functionality. The restricted markets as of the date of this agreement are set forth on Exhibit 2.4.

    2.5 Coverage Enhancement. Sprint PCS and Manager agree that maintaining a high standard of customer satisfaction regarding network capacity and footprint is a required element of the manager and affiliate programs. Sprint PCS intends to expand network coverage to build all cells that cover at least 5,000 pops and all interstate and major highways in the areas not operated by Manager or Other Managers. Accordingly, Manager agrees to build-out New Coverage when directed by Sprint PCS as set forth in this Section 2.5. Sprint PCS agrees not to require any New Coverage build-out during the first two years of this Agreement, nor any New Coverage that exceeds the capacity and footprint parameters that Sprint PCS has adopted for all of its comparable markets.

    Sprint PCS will give to Manager a written notice of any New Coverage within the Service Area that Sprint PCS decides should be built-out. Such notice will include an analysis completed by Sprint PCS demonstrating that such required build-out should be economically advantageous to Manager. Such analysis will be generated in good faith and will be based on then-currently available information, however Sprint PCS makes no warranties or representations regarding the accuracy of, nor will Sprint PCS be bound by, or guarantee the accuracy of, such analysis. Manager must confirm to Sprint PCS within 90 days after receipt of the notice that Manager will build-out the New Coverage and deliver to Sprint PCS with such confirmation Manager's proposed amendment to the Build-out Plan and a description of the manner and timing in which it will finance such build-out.

    If Manager confirms, within such 90-day period, its intention to build-out the New Coverage, then Manager and Sprint PCS will diligently finalize an amendment to the Build-out Plan and proceed as set forth in Sections 2.1 and
2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to construct and implement the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the New Coverage in accordance with the terms of this Agreement, and the New Coverage will be included in the Service Area Network for purposes of this agreement.

    If Manager fails to confirm, within such 90-day period, its intention to build-out the New Coverage, declines to complete such build-out, or fails to complete such build-out in accordance with the amended Build-out Plan, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

    Notwithstanding the preceding paragraphs in this Section 2.5, the capacity and footprint parameters contained in the amended Build-out Plan will not be required to exceed the parameters adopted by Sprint PCS in building out all of its comparable service areas, unless such build-out relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to build-out the New Coverage concurrently with Sprint PCS' build-out, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues its related build-out.

    If Sprint PCS requires build-out of New Coverage that will:

         (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's hooks; or

         (b) cause the long-term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the required New Coverage.

    The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the New Coverage. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to complete the New Coverage following the Chief Officer's review, then if Manager and Sprint PCS fail to agree to an amended Build-out Plan within 15 days after completion of the reconsideration process described above in this paragraph or the end of the 90-day period described in the second paragraph of this Section 2.5, whichever occurs first, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

    2.6 Purchase of Assets by Manager. If Sprint PCS has assets located in the Service Area that Manager could reasonably use in its construction of the Service Area Network and if Sprint PCS is willing to sell such assets, then Manager agrees to purchase from Sprint PCS and Sprint PCS agrees to sell to Manager the assets in accordance with the terms and conditions of the asset purchase agreement attached as Exhibit 2.6.

    2.7 Microwave Relocation. Sprint PCS will relocate interfering microwave sources in the spectrum in the Service Area to the extent necessary to permit the Service Area Network to carry the anticipated call volume as set out in the Build-out Plan. If the spectrum cleared is not sufficient to carry the actual call volume then Sprint PCS will clear additional spectrum of its choosing to accommodate the call volume. Sprint PCS may choose to clear spectrum one carrier at a time. The parties will share equally all costs associated with clearing spectrum under this Section 2.7.

    2.8 Determination of pops. If any provision in this agreement requires the determination of pops in a given area, then the pops will be determined using the census block group pop forecast then used by Sprint PCS, except that a different forecast will be used for any FCC filing and in preparing the Build-out Plan if required by the FCC. Sprint PCS presently uses the forecast of Equifax/NDS, but it may choose in its sole discretion to use another service that provides comparable data.

3. PRODUCTS AND SERVICES; IXC SERVICES

    3.1 Sprint PCS Products and Services. Manager must offer for sale, promote and support all Sprint PCS Products and Services within the Service Area, unless the parties otherwise agree in advance in writing. Within the Service Area, Manager may only sell, promote and support wireless products and services that are Sprint PCS Products and Services or are other products and services authorized under Section 3.2. The Sprint PCS Products and Services as of the date of this agreement are attached as Exhibit 3.1. Sprint PCS may modify the Sprint PCS Products and Services from time to time in its sole discretion by delivering to Manager a new Exhibit 3.1. If Sprint PCS begins offering nationally a Sprint PCS Product or Service that is a Manager's Product or Service, such Manager's Product or Service will become a Sprint PCS Product or Service under this agreement.

    3.2 Other Products and Services. Manager may offer wireless products and services that are not Sprint PCS Products and Services, on the terms Manager determines, if the offer of the additional products and services:

          (a) does not violate the obligations of Manager under this agreement;

          (b) does not cause distribution channel conflict with or consumer confusion regarding Sprint PCS' regional and national offerings of Sprint PCS Products and Services;

          (c) complies with the Trademark License Agreements; and

          (d) does not materially impede the development of the Sprint PCS Network.

    Manager will not offer any products or services under this Section 3.2 that are confusingly similar to Sprint PCS Products and Services. Manager must request that Sprint PCS determine whether Sprint PCS considers a product or service to be confusingly similar to any Sprint PCS Products and Services by providing advance written notice to Sprint PCS that describes those products and services that could be interpreted to be confusingly similar to Sprint PCS Products and Services. If Sprint PCS fails to provide a response to Manager within 30 days after receiving the notice, then the products and services are deemed to create confusion with the Sprint PCS Products and Services and the request therefore rejected. In rejecting any request Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection.

    3.3 Cross-selling with Sprint. Manager and Sprint and Sprint's Related Parties may enter into arrangements to sell Sprint's services, including long distance service (except those long distance services governed by Section 3.4), Internet access, customer premise equipment, prepaid phone cards, and any other services that Sprint or its Related Parties make available from time to time. Sprint's services may be packaged with the Sprint PCS Products and Services.

    If Manager chooses to resell the long distance services, Internet access or competitive local telephone services including prepaid phone cards, of third parties (other than Manager's Related Parties), Manager will give Sprint the right of last offer to provide those services on the same terms and conditions as the offer to which Manager is prepared to agree, subject to the terms of any existing agreements Manager was subject to prior to execution of this agreement.

    If Sprint sells Sprint PCS Products and Services in the Service Area, Manager will provide such Sprint PCS Products and Services to such customers in accordance with the terms and conditions of the Sprint PCS National or Regional Distribution Program Requirements.

    3.4 IXC Services. Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates. Long distance telephone calls are those calls between the local calling area for the Service Area Network and areas outside the local calling area. The local calling area will be defined by mutual agreement of Sprint PCS and Manager. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in Section 14. Any arrangement must have terms at least as favorable to Manager (in all material respects) as those offered by Sprint to any wholesale customer of Sprint in comparable circumstances (taking into consideration volume, traffic patterns, etc.). If Manager is bound by an agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this

Section 3.4 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.4 do apply.

    3.5 Resale of Products and Services.

         3.5.1 Mandatory Resale of Products and Services. Sprint PCS is subject to FCC rules that require it to allow its service plans to be resold by a purchaser of the service plan. Sprint PCS will not grant the purchaser of a service plan the right to use any of the support services offered by Sprint PCS, including customer care, billing, collection, and advertising, nor the right to use the Brands. The reseller only has the right to use the service purchased. Consequently, Manager agrees not to interfere with any purchaser of the Sprint PCS Products or Services who resells the service plans in accordance with this agreement and applicable law. Manager will notify purchaser that the purchaser does not have a right to use the Brands or Sprint PCS, support services. In addition, Manager will notify Sprint PCS if it reasonably believes a reseller of retail service plans is using the support services or Brands.

         3.5.2 Voluntary Resale of Products and Services. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands, except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS.

    If Sprint PCS chooses to offer a voluntary resale product, it will adopt a program that will be a Program Requirement under this agreement and that addresses the manner in which Manager and Other Managers interact with the resellers. Manager must agree to comply with the terms of the program, including its pricing provisions, if Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated. Usage of telecommunications services while in the Service Area by subscribers of resellers with NPA-NXXs from outside the Service Area will be subject to the pricing provisions of the Sprint PCS Roaming and Inter Service Area Program for roaming and inter service area pricing between Manager and Sprint PCS unless Manager agrees in writing to different pricing.

    Except as required under the regulations and rules concerning mandatory resale. Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

    3.6 Non-competition. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

    Within the Service Area, Manager and Manager's Related Parties may offer, market or promote telecommunications products or services only under the following brands:

          (a) products or services with the Brands;

          (b) other products and services approved under Section 3.2;

          (c) products or services with Manager's brand; or

          (d) products or services with the brands of Manager's Related Parties.

except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager or Manager's Related Parties on these products and services.

    If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customers' calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

    3.7 Right of Last Offer. Manager will offer to Sprint the right to make to Manager the last offer to provide backhaul and transport services for call transport for the Service Area Network, if Manager decides to use third parties for backhaul and transport services rather than self-provisioning the services or purchasing the services from Related Parties of Manager. Sprint will have a reasonable time to respond to Manager's request for last offer to provide backhaul and transport pricing and services, which will be no greater than 5 Business Days after receipt of the request for the services and pricing from Manager.

    If Manager has an agreement in effect as of the date of this agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this Section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.7 do apply.

4. MARKETING AND SALES ACTIVITIES

    4.1 Sprint PCS National or Regional Distribution Program Requirements. During the term of this agreement, Manager must participate in any Sprint PCS National or Regional Distribution Program (as in effect from time to time), and will pay or receive compensation for its participation in accordance with the terms and conditions of that program. The Sprint PCS National or Regional Distribution Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.1.

         4.1.1 Territorial Limitations on Manager's Distribution Activities. Neither Manager nor any of its Related Parties will market, sell or distribute Sprint PCS Products and Services outside of the Service Area, except:

          (a) as otherwise agreed upon by the parties in advance in writing; or

          (b) Manager may place advertising in media that has distribution outside of the Service Area, so long as that advertising is intended by Manager to reach primarily potential customers within the Service Area.

         4.1.2 Settlement of Equipment Sales. Sprint PCS will establish a settlement policy and process that will be included in the Sprint PCS National or Regional Distribution Program Requirements to:

          (a) reconcile sales of subscriber equipment made in the service areas of Sprint PCS or Other Managers of Sprint PCS, that result in activations in the Service Area; and

          (b) reconcile sales of subscriber equipment made in the Service Area that result in activations in service areas of Sprint PCS or Other Managers.

    In general, the policy will provide that the party in whose service area the subscriber equipment is activated will be responsible for the payment of any subsidy (i.e., the difference between the price paid to the manufacturer and the suggested retail price for direct channels or the difference between the price paid to the manufacturer and the wholesale price for third party retailers) and for other costs associated with the sale, including logistics, inventory carrying costs, direct channel commissions and other retailer compensation.

         4.1.3 Use of Third-Party Distributors.

         (a) Manager may request that Sprint PCS and a local distributor enter into Sprint PCS' standard distribution agreement regarding the purchase from Sprint PCS of handsets and accessories. Sprint PCS will use commercially reasonable efforts to reach agreement with the local distributor. Sprint PCS may refuse to enter into a distribution agreement with a distributor for any reasonable reason, including that the distributor fails to pass Sprint PCS' then current credit and background checks or the distributor fails to agree to the standard terms of the Sprint PCS distribution agreement. Any local distributor will be subject to the terms of the Trademark License Agreements or their equivalent. Manager will report to Sprint PCS the activities of any local distributor that Manager believes to be in violation of the distribution agreement.

         (b) Manager may establish direct local distribution programs in accordance with the Sprint PCS National or Regional Distribution Program Requirements, subject to the terms and conditions of the Trademark License Agreements and the non-competition and other provisions contained in this agreement. If Manager sells Sprint PCS handsets and accessories directly to a local distributor:

               (i) Sprint PCS has the right to approve or disapprove a particular distributor,

               (ii) Manager is responsible for such distributor's compliance with the terms of the Trademark License Agreements and the other provisions contained in this agreement, and

               (iii) Manager must retain the right to terminate the distribution rights of the local distributor when so instructed by Sprint PCS (even if Sprint PCS initially approved or did not exercise its right to review the distributor).

    4.2 Sprint PCS National Accounts Program Requirements. During the term of this agreement. Manager must participate in the Sprint PCS National Accounts Program (as in effect from time to time), and will be entitled to compensation for its participation and will be required to pay the expenses of the program in accordance with the terms and conditions of that program. The Sprint PCS National Accounts Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.2.

    4.3 Sprint PCS Roaming and Inter Service Area Program Requirements. Manager will participate in the Sprint PCS Roaming and Inter Service Area Program established and implemented by Sprint PCS, including roaming price plans and inter-carrier settlements. The Sprint PCS Roaming and Inter Service Area Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.3.

    As part of the Sprint PCS Roaming and Inter Service Area Program Requirements. Sprint PCS will establish a settlement policy and process to equitably distribute between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) the revenues received by one member for services used by its customers when they travel into other members' service areas.

    4.4 Pricing. Manager will offer and support all Sprint PCS pricing plans designated for regional or national offerings of Sprint PCS Products and Services (e.g., national inter service area rates, regional home rates, and local price points). The Sprint PCS pricing plans as of the date of this agreement are attached as Exhibit 4.4. Sprint PCS may modify the Sprint PCS pricing plans from time to time in its sole discretion by delivering to Manager a new Exhibit 4.4.

    Additionally, with prior approval from Sprint PCS, which approval will not be unreasonably withheld, Manager may establish price plans for Sprint PCS Products and Services that are only offered in its local market, subject to:

          (a) the non-competition and other provisions contained in this agreement;

          (b) consistency with regional and national pricing plans;

          (c) regulatory requirements; and

          (d) capability and cost of implementing rate plans in Sprint PCS systems (if used).

    Manager must provide advance written notice to Sprint PCS with details of any pricing proposal for Sprint PCS Products or Services in the Service Area. If Sprint PCS fails to respond to Manager within 10 Business Days after receiving such notice, then the price proposed for those Sprint PCS Products or Services is deemed approved.

    At the time Sprint PCS approves a pricing proposal submitted by Manager, Sprint PCS will provide Manager an estimate of the costs and expenses and applicable time frames required for Sprint PCS to implement the proposed pricing plan. Manager agrees to promptly reimburse Sprint PCS for any cost or expense incurred by Sprint PCS to implement such a pricing plan, which will not exceed the amount estimated by Sprint PCS if Manager waited for Sprint PCS' response to Manager's proposal.

    4.5 Home Service Area. Sprint PCS and Manager will agree to the initial home service area for each base station in the Service Area Network prior to the date the Service Area Network goes into commercial operation. If the parties cannot agree to the home service area for each base station in the Service Area Network, then the parties will use the dispute resolution process in Section 14 of this agreement to assign each base station to a home service area.

5. USE OF BRANDS

    5.1 Use of Brands.

          (a) Manager must enter into the Trademark License Agreements on or before the date of this agreement.

          (b) Manager must use the Brands exclusively in the marketing, promotion, advertisement, distribution, lease or sale of any Sprint PCS Products and Services within the Service Area, except Manager may use other brands to the extent permitted by the Trademark License Agreements and not inconsistent with the terms of this agreement.

          (c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell any of the Sprint PCS Products and Services or Manager's Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except (i) for sales to resellers required under this agreement, or (ii) as permitted under the Trademark License Agreements.

          (d) The provisions of this Section 5.1 do not prohibit Manager from including Sprint PCS Products and Services under the Brands within the Service Area as part of a package with its other products and services that bear a different brand or trademark. The provisions of this Section 5.1 do not apply to the extent that they are inconsistent with applicable law or in conflict with the Trademark License Agreements.

    5.2 Conformance to Marketing Communications Guidelines. Manager must conform to the Marketing Communications Guidelines in connection with the marketing, promotion, advertisement, distribution, lease and sale of any of the Sprint PCS Products and Services. The Marketing Communications Guidelines in effect as of the date of this agreement are attached as Exhibit 5.2. Sprint and Sprint Spectrum may amend the Marketing Communications Guidelines from time to time in accordance with the terms of the Trademark License Agreements.

    5.3 Joint Marketing With Third Parties.

          (a) Manager may engage in various joint marketing activities (e.g., promotions with sports teams and entertainment providers or tournament sponsorships) with third parties in the Service Area from time to time during the term of this agreement with respect to the Sprint PCS Products and Services, except that Manager may engage in the joint marketing activities only if the joint marketing activities:

               (i) are conducted in accordance with the terms and conditions of the Trademark License Agreements and the Marketing Communications Guidelines;

               (ii) do not violate the terms of this agreement;

               (iii) are not likely (as determined by Sprint PCS, in its sole discretion) to cause confusion between the Brands and any other trademark or service mark used in connection with the activities;

               (iv) are not likely (as determined by Sprint, in its sole discretion) to cause confusion between the Sprint Brands and any other trademark or service mark used in connection with the activities; and

               (v) are not likely (as determined by Sprint PCS, in its sole discretion) to give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements. Manager will not engage in any activity that includes co-branding involving use of the Brands (that is, the marketing, promotion, advertisement, distribution, lease or sale of any of the Sprint PCS Products and Services under the Brands and any other trademark or service mark), except as provided in the Trademark License Agreements.

          (b) Manager must provide advance written notice to Sprint PCS describing any joint marketing activities that may:

               (i) cause confusion between the Brands and any other trademark or service mark used in connection with the proposed activities; or

               (ii) give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

          (c) If Sprint PCS fails to provide a response to Manager within 20 days after receiving such notice, then the proposed activities are deemed, as the case may be:

               (i) not to create confusion between the Brands and any other trademark or service mark; or

               (ii) not to give rise to the perception that Manager's products and services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

    5.4 Prior Approval of Use of Brands. Manager must obtain advance written approval from Sprint for use of the Sprint Brands to the extent required by the Sprint Trademark and Service Mark License Agreement and from Sprint PCS for use of the Sprint PCS Brands to the extent required by the Sprint Spectrum Trademark and Service Mark License Agreement. Sprint PCS will use commercially reasonable efforts to facilitate any review of Manager's use of the Brands, if Sprint PCS is included in the review process.

    5.5 Duration of Use of Brand. Manager is entitled to use the Brands only during the term of the Trademark License Agreements and any transition period during which Manager is authorized to use the Brands following the termination of the Trademark License Agreements.

6. ADVERTISING AND PROMOTION

    6.1 National Advertising and Promotion. Sprint PCS is responsible for (a) all national advertising and promotion of the Sprint PCS Products and Services, including the costs and expenses related to national advertising and promotions, and (b) all advertising and promotion of the Sprint PCS Products and Services in the markets where Sprint PCS operates without the use of an Other Manager.

    6.2 In-Territory Advertising and Promotion. Manager must advertise and promote the Sprint PCS Products and Services in the Service Area (and may do so in the areas adjacent to the Service Area so long as Manager intends that such advertising or promotion primarily reach potential customers within the Service
Area). Manager must advertise and promote the Sprint PCS Products and Services in accordance with the terms and conditions of this agreement, the Trademark License Agreements and the Marketing Communication Guidelines. Manager is responsible for the costs and expenses incurred by Manager with respect to Manager's advertising and promotion activities in the Service Area.

    Manager will be responsible for a portion of the cost of any promotion or advertising done by third party retailers in the Service Area (e.g., Best Buy) in accordance with any cooperative advertising arrangements based on per unit handset sales.

    Sprint PCS has the right to use in any promotion or advertising done by Sprint PCS any promotion or advertising materials developed by Manager from time to time with respect to the Sprint PCS Products and Services. Sprint PCS will reimburse Manager for the reproduction costs related to such use.

    Sprint PCS will make available to Manager the promotion or advertising materials developed by Sprint PCS from time to time with respect to Sprint PCS Products and Services in current use by Sprint PCS (e.g., radio ads, television ads, design of print ads, design of point of sale materials, retail store concepts and designs, design of collateral). Manager will bear the cost of using such materials (e.g., cost of local radio and television ad placements, cost of printing collateral in quantity, and building out and finishing retail stores).

    6.3 Review of Advertising and Promotion Campaigns. Sprint PCS and Manager will jointly review the upcoming marketing and promotion campaigns of Manager with respect to Sprint PCS Products and Services (including advertising and promotion expense budgets) and will use good faith efforts to coordinate

Manager's campaign with Sprint PCS' campaign to maximize the market results of both parties. Sprint PCS and Manager may engage in cooperative advertising or promotional activities during the term of this agreement as the parties may agree in writing.

    6.4 Public Relations. If Manager conducts local public relations efforts, then Manager must conduct the local public relations efforts consistent with the Sprint PCS Communications Policies. The Sprint PCS Communications Policies as of the date of this agreement are attached as Exhibit 6.4. Sprint PCS may modify the Sprint PCS Communications Policies from time to time by delivering to Manager a new Exhibit 6.4.

7. SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

    7.1 Conformance to Sprint PCS Technical Program Requirements.

         (a) Manager must meet or exceed the Sprint PCS Technical Program Requirements established by Sprint PCS from time to time for the Sprint PCS Network. Manager will be deemed to meet the Sprint PCS Technical Program Requirements if:

               (i) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Sprint PCS Technical Program Requirements; or

               (ii) Sprint PCS is responsible under the Services Agreement to ensure the Service Area Network complies with the Sprint PCS Technical Program Requirements.

         (b) Manager must demonstrate to Sprint PCS that Manager has complied with the Sprint PCS Technical Program Requirements prior to connecting the Service Area Network to the rest of the Sprint PCS Network. Once the Service Area Network is connected to the Sprint PCS Network, Manager must continue to comply with the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the Sprint PCS Technical Program Requirements adopted for Manager will be the same Sprint PCS Technical Program Requirements applied by Sprint PCS to the Sprint PCS Network.

    7.2 Establishment of Sprint PCS Technical Program Requirements. Sprint PCS has delivered to Manager a copy of the current Sprint PCS Technical Program Requirements, attached as Exhibit 7.2. Sprint PCS drafted the Sprint PCS Technical Program Requirements to ensure a minimum, base-line level of quality for the Sprint PCS Network. The Sprint PCS Technical Program Requirements include standards relating to voice quality, interoperability, consistency (seamlessness) of coverage, RF design parameters, system design, capacity, and call blocking ratio. Sprint PCS has selected code division multiple access as the initial air interface technology for the Sprint PCS Network (subject to change in accordance with Section 9.1).

    7.3 Handoff to Adjacent Networks. If technically feasible and commercially reasonable, Manager will operate the Service Area Network in a manner that permits a seamless handoff of a call initiated on the Service Area Network to any adjacent PCS network that is part of the Sprint PCS Network, as specified in the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the terms and conditions for seamless handoffs adopted for the Service Area Network will be the same as the terms Sprint PCS applies to the other parts of the Sprint PCS Network for similar configurations of equipment.

8. SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS

    8.1 Compliance With Sprint PCS Customer Service Program Requirements. Manager must comply with the Sprint PCS Customer Service Program Requirements in providing the Sprint PCS Products and Services to any customer of Manager, Sprint PCS or any Sprint PCS Related Party. Manager will be deemed to meet the standards if:

         (a) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Program Requirements; or

         (b) Manager has delegated to Sprint PCS under the Services Agreement responsibility to ensure the Service Area Network complies with the Sprint PCS Customer Service Standards.

    Sprint PCS has delivered to Manager a copy of the Sprint PCS Customer Service Standards, which are attached as Exhibit 8.1.

9. SPRINT PCS PROGRAM REQUIREMENTS

    9.1 Program Requirements Generally. This agreement contains numerous references to Sprint PCS National and Regional Distribution Program Requirements, Sprint PCS National Accounts Program Requirements, Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS Technical Program Requirements and Sprint PCS Customer Service Program Requirements. This agreement also provides under Section 3.5.2 for the offering by Sprint PCS of a voluntary resale product through a program, which program, if adopted, will be a Program Requirement under this agreement. Sprint PCS may unilaterally amend from time to time in the manner described in Section 9.2 all Program Requirements mentioned in this agreement. The most current version of the Program Requirements mentioned in the first sentence of this Section 9.1 have been provided to Manager. Manager has reviewed the Program Requirements and adopts them for application in the Service Area.

    9.2 Amendments to Program Requirements. Sprint PCS may amend any of the Program Requirements, subject to the following conditions:

         (a) The applicable Program Requirements, as amended, will apply equally to Manager, Sprint PCS and each Other Manager, except if Manager and Sprint PCS agree otherwise or if Sprint PCS grants a waiver to Manager. Sprint PCS may grant waivers to Other Managers without affecting Manager's obligation to comply with the Program Requirements;

         (b) Each amendment will be reasonably required to fulfill the purposes set forth in Section 1.2 with respect to uniform and consistent operations of the Sprint PCS Network and the presentation of Sprint PCS Products and Services to customers in a uniform and consistent manner;

         (c) Each amendment will otherwise be on terms and conditions that are commercially reasonable with respect to the construction, operation and management of the Sprint PCS Network. With respect to any amendment to the Program Requirements, Sprint PCS will provide for reasonable transition periods and, where appropriate, may provide for grandfathering provisions for existing activities by Manager that were permitted under the applicable Program Requirements before the amendment;

         (d) Sprint PCS must give Manager reasonable, written notice of the amendment, but in any event the notice will be given at least 30 days prior to the effective date of the amendment; and

         (e) Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS. Sprint PCS will determine what constitutes a commercially reasonable period of time taking into consideration relevant business factors, including the strategic significance of the changes to the Sprint PCS Network, the relationship of the changes to the yearly marketing cycle, and the financial demands on and capacity generally of Other Managers. Notwithstanding the preceding two sentences, Manager will not be required to implement any change in the Service Area Network or the business of Manager required by an amendment to a Program Requirement until Sprint PCS has implemented the required changes in substantially all of that portion of the Sprint PCS Network that Sprint PCS operates without the use of a manager or affiliate, unless the amendment to the Program Requirement relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to implement the changes in the Service Area Network or Manager's business concurrently with Sprint PCS, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues the Program Requirement changes prior to implementation.

    Sprint PCS may grant Manager appropriate waivers and variances from the requirements of any Program Requirements. Sprint PCS has the right to adopt any Program Requirements that implement any obligation regarding the Service Area Network mandated by law.

    Any costs and expenses incurred by Manager in connection with conforming to any change to the Program Requirements during the term of this agreement are the responsibility of Manager.

    9.3 Manager's Right to Request Review of Changes. If Sprint PCS announces a change to a Program Requirement that will:

         (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

         (b) cause the long term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis.

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the change.

    The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the change. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to implement the change to the Program Requirement following the Chief Officer's review, then upon Manager's failure to implement the change an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.6.

    9.4 Sprint PCS' Right to Implement Changes. If Manager requests Sprint PCS to reconsider a change to a Program Requirement as permitted under Section 9.3 and Sprint PCS decides it will not require Manager to make the change, Sprint PCS may, but is not required to, implement the change at Sprint PCS' expense, in which event Manager will be required to operate the Service Area Network, as changed, but Sprint PCS will be entitled to any revenue derived from the change.

    9.5 Rights of Inspection. Sprint PCS and its authorized agents and representatives may enter upon the premises of any office or facility operated by or for Manager at any time, with reasonable advance notice to Manager if possible, to inspect, monitor and test in a reasonable manner the Service Area Network, including the facilities, equipment, books and records of Manager, to ensure that Manager has complied or is in compliance with all covenants and obligations of Manager under this agreement, including Manager's obligation to conform to the Program Requirements. The inspection, monitoring and testing may not disrupt the operations of the office or facility, nor impede Manager's access to the Service Area Network.

     9.6 Manager's Responsibility to Interface with Sprint PCS. Manager will use platforms fully capable of interfacing with the Sprint PCS platforms in operating the Service Area Network and in providing Sprint PCS Products and Services. Manager will pay the expense of making its platforms fully capable of interfacing with Sprint PCS, including paying for the following:

             (i) connectivity;

             (ii) any changes that Manager requests Sprint PCS to make to Sprint PCS systems to interconnect with Manager's systems that Sprint PCS, in its sole discretion, agrees to make;

             (iii) equipment to run Manager's software;

             (iv) license fees for Manager's software; and

             (v) Manager's upgrades or changes to its platforms.

10. FEES

     10.1 Fees and Payments.

           10.1.1 Fee Based on Collected Revenues. Sprint PCS will pay to Manager a weekly fee equal to 92% of Collected Revenues for the week for all obligations of Manager under this Agreement. The fee will be due on Thursday of the week following the week for which the fee is calculated.

           10.1.2 Payment of Universal Service Funds. Sprint PCS and Manager will share any federal and state subsidy funds (e.g., payments by a state of universal service fund subsidies to Sprint PCS or Manager), if any, received by Sprint PCS or Manager for customers who reside in the portion of the Service Area served by the Service Area Network. Manager is entitled to 92% of any amount received by either party and Sprint PCS is entitled to 8% of such amounts.

           10.1.3 Inter Service Area Fees. Sprint PCS will pay to Manager monthly a fee as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer of Sprint PCS or one of the Other Managers whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network. Manager will pay to Sprint PCS a fee, as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer whose NPA-NXX is assigned to the Service Area Network uses a portion of the Sprint PCS Network other than the Service Area Network. Manager acknowledges that the manner in which the NPA-NXX is utilized could change, which will require a modification in the manner in which the inter service area fees, if any, will be calculated.

           10.1.4 Interconnect Fees. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under Section 1.4.

           10.1.5 Outbound Roaming Fees. If not otherwise provided under any Program Requirement:

           (a) Sprint PCS will pay to Manager monthly the amount of Outbound Roaming fees that Sprint PCS collects for the month from end users whose NPA-NXX is assigned to the Service Area; and

         (b) Manager will pay to Sprint PCS (or to a clearinghouse or other carrier as appropriate) the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

         10.1.6 Reimbursements. Manager will pay to or reimburse Sprint PCS for any amounts that Sprint PCS is required to pay to a third party (e.g., a telecommunications carrier) to the extent Sprint PCS already paid such amount to Manager under this Section 10.

    10.2 Monthly True Up. Manager will report to Sprint PCS monthly the amount of Collected Revenues received directly by the Manager (e.g., customer mails payment to the business address of Manager rather than to the lockbox or a customer pays a direct sales force representative in cash). Sprint PCS will on a monthly basis true up the fees and payments due under Section 10.1 against the actual payments made by Sprint PCS to Manager. Sprint PCS will provide to Manager a true up report each month showing the true up and the net amount due from one party to the other, if any. If the weekly payments made to Manager exceed the actual fees and payments due to Manager, then Manager will remit the amount of the overpayment to Sprint PCS within 5 Business Days after receiving the true up report from Sprint PCS. If the weekly payments made to Manager are less than the actual fees and payments due to Manager, then Sprint PCS will remit the shortfall to Manager within 5 Business Days after sending the true up report to Manager.

    If a party disputes any amount on the true up report, the disputing party must give the other party written notice of the disputed amount and the reason for the dispute within 90 days after it receives the true up report. The dispute will be resolved through the dispute resolution process in Section 14. The parties must continue to pay to the other party any undisputed amounts owed under this agreement during the dispute resolution process. The dispute of an item does not stay or diminish a party's other rights and remedies under this agreement.

    10.3 Taxes. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

    Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate and personal property owned by Manager or used by Manager in fulfilling its obligations under this agreement.

    Manager is responsible for paying all sales, use, or similar taxes on the purchase and use of its equipment, advertising, and other goods or services in connection with this agreement.

    10.4 Collected Revenues Definition. "Collected Revenues" means actual payments received by or on behalf of Sprint PCS or Manager for Sprint PCS Products and Services from others, including the customers, whose NPA-NXX is the same as that for the portion of the Service Area served by the Service Area Network. In determining Collected Revenues the following principles will apply.

         (a) The following items will be treated as follows:

               (i) Collected Revenues do not include revenues from federal and state subsidy funds; they are handled separately as noted in Section 10.1.2;

               (ii) Collected Revenues do include any amounts received for the payment of Inbound Roaming charges and interconnect fees when calls are carried on the Service Area Network; and

               (iii) Collected Revenues do not include any amounts received with respect to any changes made by Sprint PCS under Section 9.4.

         (b) The following items are not Collected Revenues; Sprint PCS is obligated to remit the amounts received with respect to such items, if any, to Manager, as follows:

               (i) inter service area payments will be paid as provided under
    Section 10.1.3;

               (ii) Outbound Roaming and related charges will be paid as provided under Section 10.1.5;

               (iii) proceeds from the sale or lease of subscriber equipment and accessories will be paid to Manager, subject to the equipment settlement process in Section 4.1.2;

               (iv) proceeds from sales not in the ordinary course of business (e.g., sales of switches, cell sites, computers, vehicles or other fixed assets);

               (v) any amounts collected with respect to sales and use taxes, gross receipts taxes, transfer taxes, and similar taxes, administrative fees, telecommunications fees, and surcharges for taxes and fees that are collected by a carrier for the benefit of a governmental authority, subject to Manager's obligation under Section 10.3; and

               (vi) Manager will be entitled to 100% of all revenues received by Sprint PCS with respect to sales of Manager's Products and Services.

         (c) The following items are not Collected Revenues: neither party is obligated to remit any amounts respecting such items:

               (i) reasonable adjustments of a customer's account (e.g., if Sprint PCS or Manager reduces a customer's bill, then the amount of the adjustment is not Collected Revenues); and

               (ii) amount of bad debt and fraud associated with customers whose NPA-NXX is assigned to the Service Area (e.g., if Sprint PCS or Manager writes off a customer's bill as a bad debt, there are no Collected Revenues on which a fee is due to Manager).

    10.5 Late Payments. Any amount due under this Section 10 that is not paid by one party to the other party in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date until (and including) the date paid.

    10.6 Setoff Right If Failure To Pay Amounts Due. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, the Services Agreement, or any other agreement with Sprint PCS or a Related Party of Sprint PCS, then Sprint PCS may setoff against its payments to Manager under this Section 10, the following amounts:

          (a) any amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS, including amounts due under the Services Agreement; and

          (b) any amount that Sprint PCS reasonably estimates will be due to Sprint PCS for the current month under the Services Agreement (e.g., if under the Services Agreement customer care calls are billed monthly, Sprint PCS can deduct from the weekly payment to Manager an amount Sprint PCS reasonably estimates will be due Sprint PCS on account of such customer care calls under the Services Agreement).

    On a monthly basis Sprint PCS will true up the estimated amounts deducted against the actual amounts due Sprint PCS and Sprint PCS' Related Parties. If the estimated amounts deducted by Sprint PCS exceed the actual amounts due to Sprint PCS and Sprint PCS' Related Parties, then Sprint PCS will remit the excess to Manager with the next weekly payment. If the estimated amounts deducted are less than the actual amounts due to Sprint PCS and its Related Parties, then Sprint PCS may continue to setoff the payments to Manager against the amounts due to Sprint PCS and Sprint PCS' Related Parties. This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.

11. TERM; TERMINATION; EFFECT OF TERMINATION

     11.1 Initial Term. This agreement commences on the date of execution and, unless terminated earlier in accordance with the provisions of this Section 11, continues for a period of 20 years (the "Initial Term").

     11.2 Renewal Terms. Following expiration of the Initial Term, this agreement will automatically renew for 3 successive 10-year renewal periods (for a maximum of 50 years including the Initial Term), unless at least 2 years prior to the commencement of any renewal period either party notifies the other party in writing that it does not wish to renew this agreement.

           11.2.1 Non-renewal Rights of Manager. If this agreement will terminate because Sprint PCS gives Manager timely written notice of non-renewal of this agreement, then Manager may exercise its rights under Section 11.2.1.1 or, if applicable, its rights under Section 11.2.1.2.

                  11.2.1.1 Manager's Put Right. Manager may within 30 days after the date Sprint PCS gives notice of non-renewal put to Sprint PCS all of the Operating Assets. Sprint PCS will pay to Manager for the Operating Assets an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating
Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                  11.2.1.2 Manager's Purchase Right.

                         (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License on the date this agreement is executed, then Manager may within 30 days after the date Sprint PCS gives notice of non-renewal declare its intent to purchase the Disaggregated License. Subject to receipt of FCC approval of the necessary disaggregation and partition, Manager may purchase from Sprint PCS the Disaggregated License for an amount equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                         (b) Upon closing the purchase of the spectrum this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                               (1) 20 days after the receipt by Manager of the
             written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                               (2) 10 days after the approval of the sale of the
               Disaggregated License by the FCC.

                         (c) The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                         (d) After the closing of the purchase Manager will allow:

                               (1) subscribers of Sprint PCS to roam on
               Manager's network; and

                               (2) Sprint PCS to resell Manager's Products and
               Services.

         Manager will charge Sprint PCS a MFN price in either case.

         11.2.2 Non-renewal Rights of Sprint PCS. If this agreement will terminate because of any of the following five (5) events, then Sprint PCS may exercise its rights under Section 11.2.2.1 or, if applicable, its rights under
Section 11.2.2.2:

         (a) Manager gives Sprint PCS timely written notice of non-renewal of this agreement;

         (b) both parties give timely written notices of non-renewal;

         (c) this agreement expires with neither party giving a written notice of non-renewal;

         (d) either party elects to terminate this agreement under Section 11.3.4(a); or

         (e) Manager elects to terminate this agreement under Section
11.3.4(b).

               11.2.2.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

               11.2.2.2 Sprint PCS' Put Right.

                         (a) Sprint PCS may, subject to receipt of FCC approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire

         Business Value.

                  (b) Upon closing the purchase of the Disaggregated
         License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                       (1) 20 days after the receipt by Sprint PCS of the
             written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                       (2) 10 days after the approval of the sale of the
             Disaggregated License by the FCC.

                  (c) The exercise of the put, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                  (d) Manager may, within 10 days after it receives notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the purchase Manager will allow:

                       (1) subscribers of Sprint PCS to roam on Manager's
             network; and

                       (2) Sprint PCS to resell Manager's Products and
             Services.

    Manager will charge Sprint PCS a MFN price in either case.

         11.2.3 Extended Term Awaiting FCC Approval. If Manager is buying the Disaggregated License as permitted or required under Sections 11.2.1.2 or 11.2.2.2, then the Term of this agreement will extend beyond the original expiration date until the closing of the purchase of the Disaggregated License. The parties agree to exercise their respective commercially reasonable efforts to obtain FCC approval of the transfer of the Disaggregated License.

    11.3 Events of Termination. An "Event of Termination" is deemed to occur when a party gives written notice to the other party of the Event of Termination as permitted below:

             11.3.1 Termination of License.

                       (a) At the election of either party this agreement
             may be terminated at the time the FCC revokes or fails to renew the License. Unless Manager has the right to terminate this agreement under Section 11.3.1(b), neither party has any claim against the other party if the FCC revokes or fails to renew the License, even if circumstances would otherwise permit one party to terminate this agreement based on a different Event of Termination, except that the parties will have the right to pursue claims against each other as permitted under Section 11.4(b).

                       (b) If the FCC revokes or fails to renew the
             License because of a breach of this agreement by Sprint PCS, then Manager has the right to terminate this agreement under
             Section 11.3.3 and not this Section 11.3.1.

         11.3.2 Breach of Agreement; Payment of Money Terms. At the election of the non-breaching party this agreement may be terminated upon the failure by the breaching party to pay any amount due under this agreement or any other agreement between the parties or their respective Related Parties, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the nonpayment from the non-breaching party.

         11.3.3 Breach of Agreement; Other Terms. At the election of the non-breaching party this agreement may be terminated upon the material breach by the breaching party of any material term contained in this agreement that does not regard the payment of money, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the breach from the non-breaching party, except the cure period will continue for a reasonable period beyond the 30-day period, but will under no circumstances exceed 180 days after the breaching party's receipt of written notice of the breach, if it is unreasonable to cure the breach within the 30-day period, and the breaching party takes action prior to the end of the 30-day period that is reasonably likely to cure the breach and continues to diligently take action necessary to cure the breach.

         11.3.4 Regulatory Considerations.

                  (a) At the election of either party this agreement may be terminated if this agreement violates any applicable law in any material respect where such violation (i) is classified as a felony or (ii) subjects either party to substantial monetary fines or other substantial damages, except that before causing any termination the parties must use best efforts to modify this agreement, as necessary to cause this agreement (as modified) to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

                  (b) At the election of Manager this agreement may be terminated if the regulatory action described under 11.3.4(a) is the result of a deemed change of control of the License and the parties are unable to agree upon a satisfactory resolution of the matter with the regulatory authority without a complete termination of this agreement.

         11.3.5 Termination of Trademark License Agreements. If either Trademark License Agreement terminates under its terms, then:

                  (a) Manager may terminate this agreement if the Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Sprint PCS or Sprint; and

                  (b) Sprint PCS may terminate this agreement if the Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Manager.

         11.3.6 Financing Considerations. At the election of Sprint PCS this agreement may be terminated upon the failure of Manager to obtain the financing described in Exhibit 1.7 by the deadline(s) set forth on such Exhibit.

         11.3.7 Bankruptcy of a Party. At the election of the non-bankrupt party, this agreement may be terminated upon the occurrence of a Voluntary Bankruptcy or an Involuntary Bankruptcy of the other party.

    "Voluntary Bankruptcy" means:

                  (a) the inability of a party generally to pay its debts as the debts become due, or an admission in writing by a party of its inability to pay its debts generally or a general assignment by a party for the benefit of creditors;

                  (b) the filing of any petition or answer by a party seeking to adjudicate itself a bankrupt or insolvent, or seeking any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition for itself or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for itself or for substantially all of its property; or

                  (c) any action taken by a party to authorize any of the actions set forth above.

    "Involuntary Bankruptcy" means, without the consent or acquiescence of a party:

                  (a) the entering of an order for relief or approving a petition for relief or reorganization;

                  (b) any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                  (c) the filing of any petition against a party, which petition is not dismissed within 90 days; or

                  (d) without the consent or acquiescence of a party, the entering of an order appointing a trustee, custodian, receiver or liquidator of party or of all or any substantial part of the property of the party, which order is not dismissed within 90 days.

    11.4 Effect of an Event of Termination.

         (a) Upon the occurrence of an Event of Termination, the party with the right to terminate this agreement or to elect the remedy upon the Event of Termination, as the case may be, may:

               (i) in the case of an Event of Termination under Sections 11.3.1(a) or 11.3.7, give the other party written notice that the agreement is terminated effective as of the date of the notice, in which case neither party will have any other remedy or claim for damages (except any claim the non-bankrupt party has against the bankrupt party and any claims permitted under Section 11.4(b)); or

               (ii) in the case of an Event of Termination other than under
    Section 11.3.1(a), give the other party written notice that the party is exercising one of its rights, if any, under Section 11.5 or Section 11.6.

         (b) If the party terminates this agreement under Section 11.4(a)(i) then all rights and obligations of each party under this agreement will immediately cease, except that:

               (i) any rights arising out of a breach of any terms of this agreement will survive any termination of this agreement;

               (ii) the provisions described in Section 17.23 will survive any termination of this agreement;

               (iii) the payment obligations under Section 10 will survive any termination of this agreement if, and to the extent, any costs or fees have accrued or are otherwise due and owing as of the date of termination of this agreement from Manager to Sprint PCS or any Sprint PCS Related Party or from Sprint PCS to Manager or any Manager Related Party;

               (iv) either party may terminate this agreement in accordance with the terms of this agreement without any liability for any loss or damage arising out of or related to such termination, including any loss or damage arising out of the exercise by Sprint PCS of its rights under
    Section 11.6.3;

               (v) Manager will use all commercially reasonable efforts to cease immediately all of their respective efforts to market, sell, promote or distribute the Sprint PCS Products and Services;

               (vi) Sprint PCS has the option to buy from Manager any new unsold subscriber equipment and accessories, at the prices charged to Manager;

               (vii) the parties will immediately stop making any statements or taking any action that might cause third parties to infer that any business relationship continues to exist between the parties, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship; and

               (viii) if subscriber equipment and accessories are in transit when this agreement is terminated. Sprint PCS may, but does not have the obligation to, cause the freight carrier to not deliver the subscriber equipment and accessories to Manager but rather to deliver the subscriber equipment and accessories to Sprint PCS.

         (c) If the party exercises its rights under Section 11.4(a)(ii), this agreement will continue in full force and effect until otherwise terminated.

         (d) If this agreement terminates for any reason other than Manager's purchase of the Disaggregated License, Manager will not, for 3 years after the date of termination compile, create, or use for the purpose of selling merchandise or services similar to any Sprint PCS Products and Services, or sell, transfer or otherwise convey to a third party, a list of customers who purchased, leased or used any Sprint PCS Products and Services. Manager may use such a list for its own internal analysis of its business practices and operations. If this agreement terminates because of Manager's purchase of the Disaggregated License, then Sprint PCS will transfer to Manager the Sprint PCS customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS retains the customers of a national account and any resellers who have entered into a resale agreement with Sprint PCS. Manager agrees not to solicit, directly or indirectly, any customers of Sprint PCS not transferred to Manager under this Section 11.4(d) for 2 years after the termination of this agreement, except that Manager's advertising through mass media will not be considered a solicitation of Sprint PCS customers.

    11.5 Manager's Event of Termination Rights and Remedies. In addition to any other right or remedy that Manager may have under this agreement, the parties agree that Manager will have the rights and remedies set forth in this
Section 11.5 and that such rights and remedies will survive the termination of this agreement. If Manager has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3,
11.3.5 or 11.3.7 (if Manager is the non-bankrupt party), then Manager has the right to elect one of the following three (3) remedies, except Manager cannot elect its remedies under Sections 11.5.1 or 11.5.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3.

         11.5.1 Manager's Put Right. Manager may put to Sprint PCS within 30 days after the Event of Termination all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                  (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under
         Section 11.7; or

                  (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8.

    Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by the Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

         11.5.2 Manager's Purchase Right.

                  (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License on the date this agreement is executed, then Manager may, subject to receipt of FCC approval, purchase from Sprint PCS the Disaggregated License for the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 9% (10% minus a 10% penalty) of the Entire Business Value.

                  (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                       (1) 20 days after the receipt by Manager of the written
             notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                       (2) 10 days after the approval of the sale of the
             Disaggregated License by the FCC.

    The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                  (c) After the closing of the purchase Manager will allow:

                       (1) subscribers of Sprint PCS to roam on Manager's
             network; and

                       (2) Sprint PCS to resell Manager's Product and
             Services.

    Manager will charge Sprint PCS a MFN price in either case.

         11.5.3 Manager's Action for Damages or Other Relief. Manager, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

    11.6 Sprint PCS' Event of Termination Rights and Remedies. In addition to any other right or remedy that Sprint PCS may have under this agreement, the parties agree that Sprint PCS will have the rights and remedies set forth in this Section 11.6 and that such rights and remedies will survive the termination of this agreement. If Sprint PCS has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5, 11.3.6 or 11.3.7 (if Sprint PCS is the non-bankrupt party), then Sprint PCS has the right to elect one of the following four (4) remedies, except that (i) if Sprint PCS elects the remedies under Sections 11.6.1, 11.6.2 or 11.6.4, Sprint PCS may pursue its rights under Section 11.6.3 concurrently with its pursuit of one of the other three remedies, (ii) Sprint PCS cannot elect its remedies under Sections 11.6.1 or 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3 (unless the Event of Termination is caused by a breach related to the Build-out Plan or the build-out of the Service Area Network), and (iii) Sprint PCS cannot elect its remedy under Section 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.6.

         11.6.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from
Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 72% (80% minus a 10% penalty) of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                  (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers pursuant to Section 11.7; or

                  (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8.

    Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

         11.6.2 Sprint PCS' Put Right.

                  (a) Sprint PCS may, subject to receipt of FCC approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                  (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                       (1) 20 days after the receipt by Sprint PCS of the
             written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                       (2) 10 days after the approval of the sale of the
             Disaggregated License by the FCC.

                  (c) The exercise of the put, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in
         Section 11.8.

                  (d) Manager may, within 10 days after it receives notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the closing of the purchase Manager will allow:

                       (1) subscribers of Sprint PCS to roam on Manager's
             network; and

                       (2) Sprint PCS to resell Manager's Products and Services.

         Manager will charge Sprint PCS a MFN price in either case.

         11.6.3 Sprint PCS' Right to Cause A Cure.

                  (a) Sprint PCS' Right. Sprint PCS may, but is not obligated to, take such action as it deems necessary to cure Manager's breach of this agreement, including assuming operational responsibility for the Service Area Network to complete construction, continue operation, complete any necessary repairs, implement changes necessary to comply with the Program Requirements and terms of this agreement, or take such other steps as are appropriate under the circumstances, or Sprint PCS may designate a third party or parties to do the same, to assure uninterrupted availability and deliverability of Sprint PCS Products and Services in the Service Area, or to complete the build-out of the Service Area Network in accordance with the terms of this agreement. In the event that Sprint PCS elects to exercise its right under this
         Section 11.6.3, Sprint PCS will give Manager written notice of such election. Upon giving such notice:

                       (1) Manager will collect and make available at a
             convenient, central location at its principal place of business, all documents, books, manuals, reports and records related to the Build-out Plan and required to operate and maintain the Service Area Network; and

                       (2) Sprint PCS, its employees, contractors and designated
             third parties will have the unrestricted right to enter the facilities and offices of Manager for the purpose of curing the breach and, if Sprint PCS deems necessary, operate the Service Area Network.

    Manager agrees to cooperate with and assist Sprint PCS to the extent requested by Sprint PCS to enable Sprint PCS to exercise its rights under this
Section 11.6.3.

                  (b) Liability. Sprint PCS' exercise of its rights under this
         Section 11.6.3 will not be deemed an assumption by Sprint PCS of any liability attributable to Manager or any other party, except that, without limiting the provisions of Section 13, during the period that Sprint PCS is curing a breach under this agreement or operating any portion of the Service Area Network pursuant to this Section 11.6.3, Sprint PCS will indemnify and defend Manager and its directors, partners, officers, employees and agents from and against, and reimburse and pay for, all claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), whether or not arising out of third party claims, in connection with any suit, claim, action or other legal proceeding relating to the bodily injury, sickness or death of persons or the damage to or destruction of property, real or personal, resulting from or arising out of Sprint PCS' negligence or willful misconduct in curing the breach or in the operation of the Service Area Network. Sprint PCS' obligation under this Section 11.6.3(b) will not apply to the extent of any claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses resulting from the negligence or willful misconduct of Manager or arising from any contractual obligation of Manager.

                  (c) Costs and Payments. During the period that Sprint PCS is curing a breach or operating the Service Area Network under this
         Section 11.6.3, Sprint PCS and Manager will continue to make any and all payments due to the other party and to third parties under this agreement, the Services Agreement and any other agreements to which such party is bound, except that Sprint PCS may deduct from its payments to Manager all reasonable costs and expenses incurred by Sprint PCS in connection with the exercise of its right under this
         Section 11.6.3. Sprint PCS' operation of the Service Area Network pursuant to this Section 11.6.3 is not a substitution for Manager's performance of its obligations under this agreement and does not relieve Manager of its other obligations under this agreement.

                  (d) Length of Right. Sprint PCS may continue to operate the Service Area Network in accordance with Section 11.6.3 until (i) Sprint PCS cures all breaches by Manager under this agreement; (ii) Manager cures all breaches and demonstrates to Sprint PCS' satisfaction that it is financially and operationally willing, ready and able to perform in accordance with this agreement and resumes such performance; (iii) Sprint PCS consummates the purchase of the Operating Assets under
         Section 11.6.1 or the sale of the Disaggregated License under Section 11.6.2; or (iv) Sprint PCS terminates this agreement.

                  (e) Not Under Services Agreement. The exercise by Sprint PCS of its right under this Section 11.6.3 does not represent services rendered under the Services Agreement, and therefore it does not allow Manager to be deemed in compliance with the Program Requirements under Sections 7.1(a)(ii), 8.1(b).

         11.6.4 Sprint PCS' Action for Damages or Other Relief. Sprint PCS, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

    11.7 Determination of Entire Business Value.

         11.7.1 Appointment of Appraisers. Sprint PCS and Manager must each designate an independent appraiser within 30 days after giving the Purchase Notice under Exhibit 11.8. Sprint PCS and Manager will direct the two appraisers to jointly select a third appraiser within 15 days after the day the last of them is appointed. Each appraiser must be an expert in the valuation of wireless telecommunications businesses. Sprint PCS and Manager must direct the three appraisers to each determine, within 45 days after the appointment of the last appraiser, the Entire Business Value. Sprint PCS and Manager will each bear the costs of the appraiser appointed by it, and they will share equally the costs of the third appraiser.

         11.7.2 Manager's Operating Assets. The following assets are included in the Operating Assets (as defined in the Schedule of Definitions):

                  (a) network assets, including all personal property, real property interests in cell sites and switch sites, leasehold interests, collocation agreements, easements, and rights-of-way;

                  (b) all of the real, personal, tangible and intangible property and contract rights that Manager owns and uses in conducting the business of providing the Sprint PCS Products and Services, including the goodwill resulting from Manager's customer base;

                  (c) sale and distribution assets primarily dedicated (i.e., at least 80% of their revenue is derived from the sale of Sprint PCS Products and Services) to the sale by Manager of Sprint PCS Products and Services. For example, a retail store that derives at least 80% of its revenue from the sale of Sprint PCS Products and Services is an Operating Asset. A store that derives 65% of its revenue from Sprint PCS Products and Services is not an Operating Asset;

                  (d) customers, if any, that use both the other products and services approved under Section 3.2 and the Sprint PCS Products and Services;

                  (e) handset inventory;

                  (f) books and records of the wireless business, including all engineering drawings and designs and financial records; and

                  (g) all contracts used by Manager in operating the wireless business including T1 service agreements, service contracts, interconnection agreements, distribution agreements, software license agreements, equipment maintenance agreements, sales agency agreements and contracts with all equipment suppliers.

         11.7.3 Entire Business Value. Utilizing the valuation principles set forth below and in Section 11.7.4, "Entire Business Value" means the fair market value of Manager's wireless business in the Service Area, valued on a going concern basis.

                  (a) The fair market value is based on the price a willing buyer would pay a willing seller for the entire on-going business.

                  (b) The appraisers will use the then-current customary means of valuing a wireless telecommunications business.

                  (c) The business is conducted under the Brands and existing agreements between the parties and their respective Related Parties.

                  (d) Manager owns the Disaggregated License (in the case where Manager will be buying the Disaggregated License under Sections 11.2.1.2, 11.2.2.2, 11.5.2 or 11.6.2) or Manager owns the spectrum and the frequencies actually used by Manager under this agreement (in the case where Sprint PCS will be buying the Operating Assets under Sections 11.2.1.1, 11.2.2.1, 11.5.1 or 11.6.1).

                  (e) The valuation will not include any value for the business represented by Manager's Products and Services or any business not directly related to Sprint PCS Products and Services.

         11.7.4 Calculation of Entire Business Value. The Entire Business Value to be used to determine the purchase price of the Operating Assets or the

Disaggregated License under this agreement is as follows:

                  (a) If the highest fair market value determined by the appraisers is within 10% of the lowest fair market value, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the three appraised fair market values.

                  (b) If two of the fair market values determined by the appraisers are within 10% of one another, and the third value is not within 10% of the other fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the two more closely aligned fair market values.

                  (c) If none of the fair market values is within 10% of the other two fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the middle value of the three fair market values.

    11.8 Closing Terms and Conditions. The closing terms and conditions for the transactions contemplated in this Section 11 are attached as Exhibit 11.8.

    11.9 Contemporaneous and Identical Application. The parties agree that any action regarding renewal or non-renewal and any Event of Termination will occur contemporaneously and identically with respect to all Licenses. For example, if Manager exercises its purchase right under Section 11.5.2, it must exercise such right with respect to all of the Licenses under this agreement. The Term of this agreement will be the same for all Licenses; Manager will not be permitted to operate a portion of the Service Area Network with fewer than all of the Licenses.

12. BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE

    12.1 Books and Records.

         12.1.1 General. Each party must keep and maintain books and records to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this agreement. The records must be retained for a period of at least 3 years after the fees, costs, expenses or other charges to which the records relate have accrued and have been paid, or such other period as may be required by law.

         12.1.2 Audit. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Service Area with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Sprint PCS determines Sprint PCS was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

    Notwithstanding the above provisions of this Section 12.1.2, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations"

("Type II Report" or "Manager Management Report"). Such report will be prepared by independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over the Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of Collected Revenues.

         12.1.3 Contesting an Audit. If the party that did not select the independent auditor does not agree with the findings of the audit, then such party can contest the findings by providing notice of such disagreement to the other party (the "Dispute Notice"). The date of delivery of such notice is the "Dispute Notice Date." If the parties are unable to resolve the disagreement within 10 Business Days after the Dispute Notice Date, they will resolve the disagreement in accordance with the following procedures.

    The two parties and the auditor that conducted the audit will all agree on an independent certified public accountant with a regional or national accounting practice in the wireless telecommunications industry (the "Arbiter") within 15 Business Days after the Dispute Notice Date. If, within 15 Business Days after the Dispute Notice Date, the three parties fail to agree on the Arbiter, then at the request of either party to this agreement, the Arbiter will be selected pursuant to the rules then in effect of the American Arbitration Association. Each party will submit to the Arbiter within 5 Business Days after its selection and engagement all information reasonably requested by the Arbiter to enable the Arbiter to independently resolve the issue that is the subject of the Dispute Notice. The Arbiter will make its own determination of the amount of fees, costs, expenses or other charges payable under this agreement with respect to the period audited. The Arbiter will issue a written report of its determination in reasonable detail and will deliver a copy of the report to the parties within 10 Business Days after the Arbiter receives all of the information reasonably requested. The determination made by the Arbiter will be final and binding and may be enforced by any court having jurisdiction. The parties will cooperate fully in assisting the Arbiter and will take such actions as are necessary to expedite the completion of and to cause the Arbiter to expedite its assignment.

    If the amount owed by a contesting party is reduced by more than 10% or the amount owed to a contesting party is increased by more than 10% then the non-contesting party will pay the costs and expenses of the Arbiter, otherwise the contesting party will pay the costs and expenses of the Arbiter.

    12.2 Confidential Information.

         (a) Except as specifically authorized by this agreement, each of the parties must, for the Term and 3 years after the date of termination of this agreement, keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement, except that the foregoing obligation will not apply to the extent that any Confidential
Information:

              (i) is or becomes, after disclosure to a party, publicly known by any means other than through unauthorized acts or omissions of the party or its agents; or

              (ii) is disclosed in good faith to a party by a third party entitled to make the disclosure.

         (b) Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

              (i) has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

              (ii) prior to the effective date of this agreement was properly within the legitimate possession of the receiving party, or subsequent to the effective date of this agreement, is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;

              (iii) is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

              (iv) is disclosed to a third party consistent with the terms of the written approval of the party originally disclosing the information;

              (v) is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement;

              (vi) is required by the receiving party to be disclosed by applicable law or a stock exchange or association on which the receiving party's securities (or those of its Related Parties) are or may become listed; or

              (vii) is disclosed by the receiving party to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this Section 12.2.

         (c) Notwithstanding the foregoing, Manager and Sprint PCS authorize each other to disclose to the public in regulatory filings the other's identity and the Service Area to be developed and managed by Manager, and Manager authorizes Sprint PCS to mention Manager and the Service Area in public relations announcements.

         (d) The party making a disclosure under Sections 12.2(b)(v), 12.2(b)(vi) or 12.2(b)(vii) must inform the disclosing party as promptly as is reasonably necessary to enable the disclosing party to take action to, and use the party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

         (e) Manager will not except when serving in the capacity of Manager under this agreement, use any Confidential Information of any kind that it receives under or in connection with this agreement. For example, if Manager operates a wireless company in a different license area, Manager may not use any of the Confidential Information received under or in connection with this agreement in operating the other wireless business.

   12.3 Insurance.

         12.3.1 General. During the term of this agreement, Manager must obtain and maintain, and will cause any subcontractors to obtain and maintain, with financially reputable insurers licensed to do business in all jurisdictions where any work is performed under this agreement and who are reasonably acceptable to Sprint PCS, the insurance described in the Sprint PCS Insurance

Requirements. The Sprint PCS Insurance Requirements as of the date of this agreement are attached as Exhibit 12.3. Sprint PCS may modify the Sprint PCS Insurance Requirements as is commercially reasonable from time to time by delivering to Manager a new Exhibit 12.3.

         12.3.2 Waiver of Subrogation. Manager must look first to any insurance in its favor before making any claim against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives for recovery resulting from injury to any person (including Manager's or its subcontractor's employees) or damage to any property arising from any cause, regardless of negligence. Manager does hereby release and waive to the fullest extent permitted by law, and will cause its respective insurers to waive, all rights of recovery by subrogation against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives.

         12.3.3 Certificates of Insurance. Manager and all of its subcontractors, if any, must, as a material condition of this agreement and prior to the commencement of any work under and any renewal of this agreement, deliver to Sprint PCS a certificate of insurance, satisfactory in form and content to Sprint PCS, evidencing that the above insurance, including waiver of subrogation, is in force and will not be canceled or materially altered without first giving Sprint PCS at least 30 days prior written notice and that all coverages are primary to any insurance carried by Sprint PCS, its directors, officers, employees, agents or representatives.

    Nothing contained in this Section 12.3.3 will limit Manager's liability to Sprint PCS, its directors, officers, employees, agents or representatives to the limits of insurance certified or carried.

13. INDEMNIFICATION

    13.1 Indemnification by Sprint PCS. Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Sprint PCS of any law, regulation or ordinance applicable to Sprint PCS or by Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS or Sprint PCS' Related Parties and Manager or Manager's Related Parties except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager.

    13.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold harmless Sprint PCS and Sprint, and their respective directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint PCS or Sprint, and their respective directors, managers, officers, employees, agents and representatives arising from or relating to Manager's violation of any law, regulation or ordinance applicable to Manager, Manager's breach of any representation, warranty or covenant contained in this agreement or any other agreement between Manager or Manager's Related Parties and Sprint PCS and Sprint PCS' Related Parties, Manager's ownership of the Operating Assets or the operation of the Service Area Network, or the actions or failure to act of any of Manager's contractors, subcontractors, agents, directors, managers, officers, employees and representatives of any of them in the performance of any work under this agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results solely from the negligence or willful misconduct of Sprint PCS or Sprint, as the case may be.

    13.3 Procedure.

         13.3.1 Notice. Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice as soon as practicable but no later than 5 Business Days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

                  (a) any claim or demand is made or liability is asserted against Indemnitee; or

                  (b) any suit, action, or administrative or legal proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

    Failure to give notice as described in this Section 13.3.1 does not modify the indemnification obligations of this provision, except if Indemnitee is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

         13.3.2 Defense by Indemnitor. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

    Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

         13.3.3 Defense by Indemnitee. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section
13.3.3. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

         13.3.4 Costs. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

14. DISPUTE RESOLUTION

    14.1 Negotiation. The parties will attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Either party may escalate any dispute not resolved in the normal course of business to the appropriate (as determined by the party) officers of the parties by providing written notice to the other party.

    Within 10 Business Days after delivery of the notice, the appropriate officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

    Either party may elect, by giving written notice to the other party, to escalate any dispute arising out of or relating to the determination of fees that is not resolved in the normal course of business or by the audit process set forth in Sections 12.1.2 and 12.1.3, first to the appropriate financial or accounting officers to be designated by each party. The designated officers will meet in the manner described in the preceding paragraph. If the matter has not been resolved by the designated officers within 30 days after the notifying party's notice, either party may elect to escalate the dispute to the appropriate (as determined by the party) officers in accordance with the prior paragraphs of this Section 14.1.

    14.2 Unable to Resolve. If a dispute has not been resolved within 60 days after the notifying party's notice, either party may continue to operate under this agreement and sue the other party for damages or seek other appropriate remedies as provided in this agreement. If, and only if, this agreement does not provide a remedy (as in the case of Sections 3.4 and 4.5, where the parties are supposed to reach an agreement), then either party may give the other party written notice that it wishes to resolve the dispute or claim arising out of the parties' inability to agree under such Sections of this agreement by using the arbitration procedure set forth in this Section 14.2. Such arbitration will occur in Kansas City, Missouri, unless the parties otherwise mutually agree, with the precise location being as agreed upon by the parties or, absent such agreement, at a location in Kansas City, Missouri selected by Sprint PCS. Such arbitration will be conducted pursuant to the procedures prescribed by the Missouri Uniform Arbitration Act, as amended from time to time, or, if none, pursuant to the rules then in effect of the American Arbitration Association (or at any other place and by any other form of arbitration mutually acceptable to the parties). Any award rendered in such arbitration will be confidential and will be final and conclusive upon the parties, and a judgment on the award may be entered in any court of the forum, state or federal, having jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration, except that each party must pay for and bear the cost of its own experts, evidence, and attorneys' fees.

    The parties must each, within 30 days after either party gives notice to the other party of the notifying party's desire to resolve a dispute or claim under the arbitration procedure in this Section 14.2, designate an independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, to participate in the arbitration hearing. The two arbitrators thus selected will select a third independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, who will act as chairperson of the board of arbitration. If, within 15 days after the day the last of the two named arbitrators is appointed, the two named arbitrators fail to agree upon the third, then at the request of either party, the third arbitrator shall be selected pursuant to the rules then in effect of the American Arbitration Association. The three independent arbitrators will comprise the board of arbitration, which will preside over the arbitration hearing and will render all decisions by majority vote. If either party refuses or neglects to appoint an independent arbitrator within such 30-day period, the independent arbitrator who has been appointed as of the 31st day after the notifying party's notice will be the sole independent arbitrator and will solely preside over the arbitration hearing. The arbitration hearing will commence no sooner than 30 days after the date the last arbitrator is appointed and no later than 60 days after such date. The arbitration hearing will be conducted during normal working hours on Business Days without interruption or adjournment of more than 2 Business Days at any one time or 6 Business Days in the aggregate.

    The arbitrators will deliver their decision to the parties in writing within 10 days after the conclusion of the arbitration hearing. The arbitration award will be accompanied by findings of fact and a statement of reasons for the decision. There will be no appeal from the written decision, except as permitted by applicable law. The arbitration proceedings, the arbitrators' decision, the arbitration award, and any other aspect, matter, or issue of or relating to the arbitration are confidential, and disclosure of such confidential information is an actionable breach of this agreement.

     Notwithstanding any other provision of this agreement, arbitration will not be required of any issue for which injunctive relief is properly sought by either party.

     14.3 Attorneys and Intent. If an officer intends to be accompanied at a meeting by an attorney, the other party's officer will be given at least 3 Business Days prior notice of the intention and may also be accompanied by an attorney. All negotiations under Section 14.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Civil Procedure and state rules of evidence and civil procedure.

     14.4 Tolling of Cure Periods. Any cure period under Section 11.3 that is less than 90 days will be tolled during the pendency of the dispute resolution process. Any cure period under Section 11.3 that is 90 days or longer will not be tolled during the pendency of the dispute resolution process.

15. REPRESENTATIONS AND WARRANTIES

     Each party for itself makes the following representations and warranties to the other party:

     15.1 Due Incorporation or Formation; Authorization of Agreements. The party is either a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Manager is qualified to do business and in good standing in every jurisdiction in which the Service Area is located. The party has the full power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

     15.2 Valid and Binding Obligation. This agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     15.3 No Conflict; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by the party of the transactions contemplated in this agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, (b) any term, condition or provision of the articles of incorporation, certificate of limited partnership, certificate of organization, bylaws, partnership agreement or limited liability company agreement (or other governing documents) of such party or of any material agreement or instrument to which such party is or may be bound or to which any of its material properties or assets is subject.

     15.4 Litigation. No action, suit, proceeding or investigation is pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this agreement. The party has not received any currently effective notice of any default that could reasonably be expected to result in a breach of the preceding sentence.

16. REGULATORY COMPLIANCE

     16.1 Regulatory Compliance. Manager will construct, operate, and manage the Service Area Network in compliance with applicable federal, state, and local laws and regulations, including Siting Regulations. Nothing in this Section 16.1 will limit Manager's obligations under Section 2.2 and the remainder of this
Section 16. Manager acknowledges that failure to comply with applicable federal, state, and local laws and regulations in its construction, operation, and management of the Service Area Network may subject the parties and the License to legal and administrative agency actions, including forfeiture penalties and actions that affect the License, such as license suspension and revocation, and accordingly, Manager agrees that it will cooperate with Sprint PCS to maintain the License in full force and effect.

     Manager will write and implement practices and procedures governing construction and management of the Service Area Network in compliance with Siting Regulations. Manager will make its Siting Regulations practices and procedures available upon request to Sprint PCS in the manner specified by Sprint PCS for its inspection and review, and Manager will modify those Siting Regulations practices and procedures as may be requested by Sprint PCS. Every six months, and at the request of Sprint PCS, Manager will provide a written certification from one of Manager's chief officers that Manager's Service Area Network complies with Siting Regulations. Manager's first certification of compliance with Siting Regulations will be provided to Sprint PCS six months after the date of this agreement.

     Manager will conduct an audit and physical inspection of its Service Area Network at the request of Sprint PCS to confirm compliance with Siting Regulations, and Manager will report the results of the audit and physical inspection to Sprint PCS in the form requested by Sprint PCS. Manager will bear the cost of Siting Regulations compliance audits and physical inspections requested by Sprint PCS.

     Manager will retain for 3 years records demonstrating compliance with Siting Regulations, including compliance audit and inspection records. Manager will make those records available upon request to Sprint PCS for production, inspection, and copying in the manner specified by Sprint PCS. Sprint PCS will bear the cost of production, inspection, and copying.

     16.2 FCC Compliance. The parties agree to comply with all applicable FCC rules governing the License or the Service Area Network and specifically agree as follows:

           (a) The party billing a customer will advise the customer that service is provided over spectrum licensed to Sprint PCS. Neither Manager nor Sprint PCS will represent itself as the legal representative of the other before the FCC or any other third party, but will cooperate with each other with respect to FCC matters concerning the License or the Service Area Network.

           (b) Sprint PCS will use commercially reasonable efforts to maintain the License in accordance with the terms of the License and all applicable laws, policies and regulations and to comply in all material respects with all other legal requirements applicable to the operation of the Sprint PCS Network and its business. Sprint PCS has sole responsibility, except as specifically provided otherwise in Section 2.2, for keeping the License in full force and effect and for preparing submissions to the FCC or any other relevant federal, state or local authority of all reports, applications, interconnection agreements, renewals, or other filings or documents. Manager must cooperate and coordinate with Sprint PCS' actions to comply with regulatory requirements, which cooperation and coordination must include, without limitation, the provision to Sprint PCS of all information that Sprint PCS deems necessary to comply with the regulatory requirements. Manager must refrain from taking any action that could impede Sprint PCS from fulfilling its obligations under the preceding sentence, and must not take any action that could cause Sprint PCS to forfeit or cancel the License.

         (c) Sprint PCS and Manager are familiar with Sprint PCS' responsibility under the Communications Act of 1934, as amended, and applicable FCC rules. Nothing in this agreement is intended to diminish or restrict Sprint PCS' obligations as an FCC Licensee and both parties desire that this agreement and each party's obligations under this agreement be in compliance with the FCC rules.

         (d) Nothing in this agreement will preclude Sprint PCS from permitting or facilitating resale of Sprint PCS Products and Services to the extent required or elected under applicable FCC regulations. Manager will take the actions necessary to facilitate Sprint PCS' compliance with FCC regulations. To the extent permitted by applicable regulations, Sprint PCS will not authorize a reseller that desires to sell services and products in only the Service Area to resell Sprint PCS wholesale products and services, unless Manager agrees in advance to such sales.

         (e) If a change in FCC policy or rules makes it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any term or provision of this agreement, Sprint PCS will use all commercially reasonable efforts diligently to prepare, file and prosecute before the FCC all petitions, waivers, applications, amendments, rule-making comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this agreement. Manager will use commercially reasonable efforts to provide to Sprint PCS any information that Sprint PCS may request from Manager with respect to any matter involving Sprint PCS, the FCC, the License, the Sprint PCS Products and Services or any other products and services approved under Section 3.2. Each party will bear its own costs of preparation of the documents and prosecution of the actions.

         (f) If the FCC determines that this agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date of this agreement alters the permissibility of this agreement under the FCC's rules or other applicable law, rules or regulations, then the parties must use best efforts to modify this agreement as necessary to cause this agreement (as modified) to comply with the FCC policies, rules, regulations and applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

         (g) Manager warrants and represents to Sprint PCS that Manager is and at all times during the Term of this agreement will be in compliance with FCC rules and regulations regarding limits on classes and amounts of spectrum that may be owned by Manager. Manager agrees that in the event that Manager is or at any time becomes in violation of such rules and regulations, Manager will promptly take all action necessary and appropriate (other than terminating this agreement) to cure such violation and comply with such rules and regulations, including without limitation disposing of its direct or indirect interests in cellular licenses.

   16.3 Marking and Lighting. Manager will conform to applicable FAA standards when Siting Regulations require marking and lighting of Manager's Service Area Network cell sites. Manager will cooperate with Sprint PCS in reporting lighting malfunctions as required by Siting Regulations.

   16.4 Regulatory Notices. Manager will, within 2 Business Days after its receipt, give Sprint PCS written notice of all oral and written communications it receives from regulatory authorities (including but not limited to the FCC, the FAA, state public service commissions, environmental authorities, and historic preservation authorities) and complaints respecting Manager's construction, operation, and management of the Service Area Network that could result in actions affecting the License as well as written notice of the details respecting such communications and complaints, including a copy of any written material received in connection with such communications and complaints. Manager will cooperate with Sprint PCS in responding to such communications and complaints received by Manager. Sprint PCS has the right to respond to all such communications and complaints, with counsel and consultants of its own choice. If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS, and Manager will pay the costs of Sprint PCS responding to such communications and complaints, including reasonable attorneys' and consultants' fees, investigation costs, and all other reasonable costs and expenses incurred by Sprint PCS.

     16.5 Regulatory Policy-Setting Proceedings. Manager will not intervene in or otherwise participate in a rulemaking, investigation, inquiry, contested case, or similar regulatory policy setting proceedings before a regulatory authority concerning the License or construction, operation, and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network.

17. GENERAL PROVISIONS

     17.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received and a copy sent by overnight courier), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     17.2 Construction. This agreement will be construed simply according to its fair meaning and not strictly for or against either party.

     17.3 Headings. The table of contents, section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this agreement.

     17.4 Further Action. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

     17.5 Counterpart Execution. This agreement will be executed by affixing the parties' signatures to the Master Signature Page, which Master Signature Page, and thus this agreement, may be executed in any number of counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

     17.6 Specific Performance. Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

    17.7 Entire Agreement; Amendments. The provisions of this agreement, the Services Agreement and the Trademark License Agreements (including the exhibits to those agreements) set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint PCS' right to amend the Program Requirements in accordance with Section 9.2 and its right to unilaterally modify and amend certain other provisions as expressly provided in this agreement, this agreement may be modified or amended only by a written amendment signed by persons or entities authorized to bind each party and, with respect to the sections set forth for Sprint on the Master Signature Page, the persons or entities authorized to bind Sprint.

    17.8 Limitation on Rights of Others. Except as set forth on the Master Signature Page for Sprint, nothing in this agreement, whether express or implied, will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

    17.9 Waivers.

          17.9.1 Waivers--General. The observance of any term of this agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this agreement, no failure or delay of either party in exercising any power or right under this agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

          17.9.2 Waivers--Manager. Manager is not in breach of any covenant in this agreement and no Event of Termination will have occurred as a result of the occurrence of any event, if Manager had delegated to Sprint Spectrum under the Services Agreement (or any successor to that agreement) responsibility for taking any action necessary to ensure compliance with the covenant or to prevent the occurrence of the event.

          17.9.3 Force Majeure. Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with such covenant, if such party's non-compliance with the covenant results primarily from:

                 (i) any FCC order or any other injunction issued by any governmental authority impeding the party's ability to comply with the covenant;

                 (ii) the failure of any governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization;

                 (iii) the failure of any vendor to deliver in a timely manner any equipment or services; or

                 (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of such party.

    17.10 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

    17.11 Binding Effect. Except as otherwise provided in this agreement, this agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License. The parties intend that this agreement bind only the party signing this agreement and that the agreement is not binding on the Related Parties of a party unless the agreement expressly provides that Related Parties are bound.

    17.12 Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

    17.13 Severability. The parties intend every provision of this agreement to be severable. If any provision of this agreement is held to be illegal, invalid, or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including the enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

    17.14 Limitation of Liability. NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

    17.15 No Assignment; Exceptions.

          17.15.1 General. Neither party will, directly or indirectly, assign this agreement or any of the party's rights or obligations under this agreement without the prior written consent of the other party, except as otherwise specifically provided in this Section 17.15. Sprint PCS may deny its consent to any assignment or transfer in its sole discretion except as otherwise provided in this Section 17.15.

    Any attempted assignment of this agreement in violation of this Section
17.15 will be void and of no effect.

    A party may assign this agreement to a Related Party of the party, except that Manager cannot assign this agreement to a Related Party that is a significant competitor of Sprint, Sprint PCS or their respective Related Parties in the telecommunications business. Except as provided in Section 17.15.5, an assignment does not release the assignor from its obligations under this agreement unless the other party to this agreement consents in writing in advance to the assignment and expressly grants a release to the assignor.

    Except as provided in Section 17.15.5, Sprint PCS must not assign this agreement to any entity that does not also own the License covering the Service Area directly or indirectly through a Related Party. Manager must not assign this agreement to any entity (including a Related Party), unless such entity assumes all rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements.

          17.15.2 Assignment Right of Manager to Financial Lender. If Manager is no longer able to satisfy its financial obligations and other duties, then Manager has the right to assign its obligations and rights under this agreement to its Financial Lender, if:

         (a) Manager or Financial Lender provides Sprint PCS at least 10 days advance written notice of such assignment;

         (b) Financial Lender cures or commits to cure any outstanding material breach of this agreement by Manager prior to the end of any applicable cure period. If Financial Lender fails to make a timely cure then Sprint PCS may exercise its rights under Section 11;

         (c) Financial Lender agrees to serve as an interim trustee for the obligations and duties of Manager under this agreement for a period not to exceed 180 days. During this interim period, Financial Lender must identify a proposed successor to assume the obligations and rights of Manager under this agreement;

         (d) Financial Lender assumes all of Manager's rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements; and

         (e) Financial Lender provides to Sprint PCS advance written notice of the proposed successor to Manager that Financial Lender has identified ("Successor Notice"). Sprint PCS may give to Financial Lender written notice of Sprint PCS' decision whether to consent to such proposed successor within 30 days after Sprint PCS' receipt of the Successor Notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a proposed successor that:

               (i) has, in the past, materially breached prior agreements with Sprint PCS or its Related Parties;

               (ii) is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

               (iii) does not meet Sprint PCS' reasonable credit criteria;

               (iv) fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

               (v) refuses to assume the obligations of Manager under this Agreement, the Services Agreement, the Trademark License Agreements and any related agreements.

    If Sprint PCS fails to provide a response to Financial Lender within 30 days after receiving the Successor Notice, then the proposed successor is deemed rejected. Any Financial Lender disclosed on the Build-out Plan on Exhibit 2.1 is deemed acceptable to Sprint PCS.

        17.15.3 Change of Control Rights. If there is a Change of Control of Manager, then:

         (a) Manager must provide to Sprint PCS advance written notice detailing relevant and appropriate information about the new ownership interests effecting the Change of Control of Manager.

         (b) Sprint PCS must provide to Manager written notice of its decision whether to consent to or reject the proposed Change of Control within 30 days after its receipt of such notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a Change of Control in which:

               (i) the final controlling entity or any of its Related Parties has in the past materially breached prior agreements with Sprint PCS or its Related Parties;

               (ii) the final controlling entity or any of its Related Parties is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

               (iii) the final controlling entity does not meet Sprint PCS' reasonable credit criteria;

               (iv) the final controlling entity fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

               (v) the final controlling entity or its Related Parties refuse to assume the obligations of Manager under this agreement.

         (c) In the event that Sprint PCS provides notice that it does not consent to the Change of Control, Manager is entitled to either:

               (i) contest such determination pursuant to the dispute resolution procedure in Section 14; or

               (ii) abandon the proposed Change of Control.

         (d) Nothing in this agreement requires Sprint PCS' consent to:

               (i) a public offering of Manager that does not result in a Change of Control (i.e., a shift from one party being in control to no party being in control is not a Change of Control); or

               (ii) a recapitalization or restructuring of the ownership interests of Manager that Manager determines is necessary to:

                  (A) facilitate the acquisition of commercial financing and lending arrangements that will support Manager's operations and efforts to fulfill its obligations under this agreement; and

                  (B) that does not constitute a Change of Control.

           (e) "Change of Control" means a situation where in any one transaction or series of related transactions occurring during any 365-day period, the ultimate parent entity of the Manager changes. The ultimate parent entity is to be determined using the Hart-Scott-Rodino Antitrust Improvements Act of 1976 rules. A Change of Control does not occur if:

               (i) a party changes the form of its organization without materially changing their ultimate ownership (e.g., converting from a limited partnership to a limited liability company); or

               (ii) one of the owners of the party on the date of this agreement or on the date of the closing of Manager's initial equity offering for purposes of financing its obligations under this agreement ultimately gains control over the party, unless such party is a significant competitor of Sprint PCS or Sprint PCS' Related Parties in the telecommunications business.

         17.15.4 Right of First Refusal. Notwithstanding any other provision in this agreement, Manager grants Sprint PCS the right of first refusal described below. If Manager determines it wishes to sell an Offered Interest, upon receiving any Offer to purchase an Offered Interest, Manager agrees to promptly deliver to Sprint PCS an Offer Notice. The Offer Notice is deemed to constitute an offer to sell to Sprint PCS, on the terms set forth in the Offer, all but not less than all of the Offered Interest. Sprint PCS will have a period of 60 days from the date of the Offer Notice to notify Manager that it agrees to purchase the Offered Interest on such terms. If Sprint PCS timely agrees in writing to purchase the Offered Interest, the parties will proceed to consummate such purchase not later than the 180th day after the date of the Offer Notice. If Sprint PCS does not agree within the 60-day period to purchase the Offered Interest, Manager will have the right, for a period of 120 days after such 60th day, subject to the restrictions set forth in this Section 17, to sell to the person or entity identified in the Offer Notice all of the Offered Interest on terms and conditions no less favorable to Manager than those set forth in the Offer. If Manager fails to sell the Offered Interest to such person or entity on such terms and conditions within such 120-day period, Manager will again be subject to the provisions of this Section 17.15.4 with respect to the Offered Interest.

         17.15.5 Transfer of Sprint PCS Network. Sprint PCS may sell, transfer or assign the Sprint PCS Network or any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and Sprint PCS' Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this
Section 17.15.5, without the need for Manager to execute any document to effect such release.

    17.16 Provision of Services by Sprint Spectrum. As described in the Recitals, the party or parties to this agreement that own the Licenses are referred to in this agreement as "Sprint PCS." Sprint Spectrum will provide most or all of the services required to be provided by Sprint PCS under this agreement on behalf of Sprint PCS, other than the services to be rendered by Manager. For example, Sprint Spectrum is the party to the contracts relating to the national distribution network, the roaming and long distance services, and the procurement arrangements. Accordingly, Sprint PCS and Manager will deal with Sprint Spectrum to provide many of the attributes of the Sprint PCS Network.

    17.17 Number Portability. Manager understands that the manner in which customers are assigned to the Service Area Network could change as telephone numbers become portable without any relation to the service area in which they are initially activated. To the extent the relationship between NPA-NXX and the Service Area changes, Sprint PCS will develop an alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area. The terms of this agreement will be deemed to be amended to reflect the new system that Sprint PCS develops.

    17.18 Disclaimer of Agency. Neither party by this agreement makes the other party a legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party or except for provisions in this agreement expressly authorizing one party to obligate the other.

    17.19 Independent Contractors. The parties do not intend to create any partnership, joint venture or other profit-sharing arrangement, landlord-tenant or lessor-lessee relationship, employer-employee relationship, or any other relationship other than that expressly provided in this agreement. Neither party to this agreement has any fiduciary duty to the other party.

    17.20 Expense. Each party bears the expense of complying with this agreement except as otherwise expressly provided in this agreement. The parties must not allocate any employee cost or other cost to the other party, except as otherwise provided in the Program Requirements or to the extent the parties expressly agree in advance to the allocation.

    17.21 General Terms.

          (a) This agreement is to be interpreted in accordance with the following rules of construction:

               (i) The definitions in this agreement apply equally to both the singular and plural forms of the terms defined unless the context otherwise requires;

               (ii) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

               (iii) All references in this agreement to Sections and Exhibits are references to Sections of, and Exhibits to, this agreement, unless otherwise specified; and

               (iv) All references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless the context otherwise requires.

          (b) Any reference in this agreement to a "day" or number of "days" (without the explicit qualification of "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next Business Day.

    17.22 Conflicts with Other Agreements. The provisions of this Management Agreement govern over those of the Services Agreement if the provisions contained in this agreement conflict with analogous provisions in the Services Agreement. The provisions of each Trademark License Agreement governs over those of this agreement if the provisions contained in this agreement conflict with analogous provisions in a Trademark License Agreement.

    17.23 Survival Upon Termination. The provisions of Sections 10, 11.4, 11.5, 11.6, 12.2, 13, 14, 16 and 17 of this agreement will survive any termination of this agreement.

    17.24 Announced Transaction. Sprint Enterprises, L.P., TCI Telephony Services, Inc., Comcast Telephony Services and Cox Telephony Partnership have executed a Restructuring and Merger Agreement and related agreements that provide for restructuring the ownership of Sprint Spectrum L.P., SprintCom, Inc., PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. Upon consummation of the transactions contemplated by those agreements, Sprint would control each of the four entities. While Sprint and Sprint PCS anticipate the proposed transactions will be consummated, there can be no assurances.

    17.25 Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that the Addendum also describes all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or Sprint under this agreement (e.g., agreements relating to long distance telephone services (Section 3.4) or backhaul and transport services (Section 3.7)).

    17.26 Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by this reference.

    17.27 Agent Authorization. Because of the close operational relationship between the parties listed together below, each entity authorizes the other entity to act on its behalf in every capacity under this agreement:
(a) WirelessCo, L.P. and Sprint Spectrum L.P.; (b) Cox PCS License, L.L.C. and Cox Communications PCS, L.P.; (c) APC PCS, LLC and American PCS Communications, LLC; and (d) PhillieCo, L.P. and PhillieCo Partners I, L.P.

                SPRINT PCS/INDEPENDENT WIRELESS ONE CORPORATION

                             MASTER SIGNATURE PAGE

    This Master Signature Page is dated and effective as of February 9, 1999 (the "Effective Date"). This document provides the means by which each of the undersigned entities executes and becomes a party to and bound by, to the extent set forth above such party's signature, the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement. This document may be executed in one or more counterparts. The Notice Address Schedule attached to this document sets forth the addresses to which notices should be sent under the agreements.

              THE MANAGEMENT AGREEMENT AND THE SERVICES AGREEMENT
              CONTAIN BINDING ARBITRATION PROVISIONS THAT MAY BE
                  ENFORCED BY THE PARTIES TO THOSE AGREEMENTS

                             SPRINT SPECTRUM L.P.

    For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Spectrum L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Sprint Spectrum L.P. of this Master Signature Page has the same force and effect as if Sprint Spectrum L.P. executed individually each of the Executed Agreements.

                                SPRINT SPECTRUM L.P.


                                By: /s/ Bernard A. Bianchino
                                    ------------------------
                                    Bernard A. Bianchino,
                                    Chief Business Development Officer

                      SPRINT COMMUNICATIONS COMPANY, L.P.

    For and in consideration of the covenants contained in the Management Agreement, Sprint Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Communications Company, L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date; provided, that Sprint Communications Company, L.P. only agrees to be bound by and perform its obligations under, and will enjoy the benefits given to it under the with respect to only those provisions that expressly apply to Sprint Communications Company, L.P., including its obligations and benefits under Sections 2, 3 and
10. The execution by Sprint Communications Company, L.P. of this Master Signature Page has the same force and effect as if Sprint Communications Company, L.P. executed individually each of the Executed Agreements.

                                SPRINT COMMUNICATIONS COMPANY, L.P.


                                By: /s/ William R. Blessing
                                   -----------------------------
                                   William R. Blessing
                                   Vice President, Wireless


                     INDEPENDENT WIRELESS ONE CORPORATION

    For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Independent Wireless One Corporation executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Independent Wireless One Corporation of this Master Signature Page has the same force and effect as if Independent Wireless One Corporation executed individually each of the Executed Agreements.

                                INDEPENDENT WIRELESS ONE CORPORATION


                                By: /s/ J.K. Hage III
                                   ------------------------------
                                   Name: J.K. Hage III
                                   Title: Exec. V.P.

                            NOTICE ADDRESS SCHEDULE

    The addresses to which notice is to be sent pursuant to Section 17.1 of the Management Agreement, Section 9.1 of the Services Agreement, Section 15.1 of the Sprint Trademark and Service Mark License Agreement, or Section 15.1 of the Sprint Spectrum Trademark and Service Mark License Agreement are as follows:


SPRINT SPECTRUM L.P.

4900 Main, 12th Floor               with a copy to:  4900 Main, 11th Floor
Kansas City, Missouri 64112                          Kansas City, Missouri 64112
Telephone: (816) 559-1000                            Telephone:  (816) 559-1000
Telecopier: (816) 559-1290                           Telecopier: (816) 559-2591
Attention: Chief Executive Officer                   Attention:  General Counsel

SprintCom, Inc. and
SPRINT COMMUNICATIONS COMPANY, L.P. (and notices regarding the Sprint Brands)

c/o Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
Telephone: 913-624-3326
Telecopier: 913-624-8233
Attention: Corporate Secretary
Mail Stop: KSWESA0110

INDEPENDENT WIRELESS ONE CORPORATION

c/o Hage and Hobaica
610 Charlotte Street
Utica, NY 13503
Telephone: 315-797-9850
Telecopies: 315-797-1721
Attention: Chief Executive Officer

                                   ADDENDUM I

                                       TO

                        SPRINT PCS MANAGEMENT AGREEMENT

Manager:      Independent Wireless One Corporation

Service Area: BTA No. 7     Albany-Schenectady, NY

              BTA No. 43    Binghamton, NY

              BTA No. 51    Boston, MA - Only Strafford and Rockingham Counties

              BTA No. 63    Burlington, VT

              BTA No. 127   Elmira-Corning-Hornell, NY

              BTA No. 164   Glens Falls, NY

              BTA No. 208   Ithaca, NY

              BTA No. 227   Keene, NH

              BTA No. 249   Lebanon-Claremont, NH

              BTA No. 251   Lewiston-Auburn, ME - Only Coos County, NH

              BTA No. 274   Manchester-Nashua-Concord, NH - Excluding the
                            metropolitan area of Nashua, NH

              BTA No. 321   New York, NY - Only Orange and Sullivan Counties

              BTA No. 333   Oneonta, NY

              BTA No. 351   Pittsfield, MA

              BTA No. 352   Plattsburgh, NY

              BTA No. 361   Poughkeepsie-Kingston, NY

              BTA No. 388   Rutland-Bennington, VT

              BTA No. 438   Syracuse, NY

              BTA No. 453   Utica-Rome, NY

              BTA No. 463   Watertown, NY

     This Addendum contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement (the "Management Agreement") entered into contemporaneously with and by the same parties as this Addendum. The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

     The Management Agreement is modified as follows

     1. Exclusivity of Service Area. The first sentence of Section 2.3 is amended by amending the phrase "will own, operate, build or manage another wireless mobility communications network" to read as follows: "will directly or indirectly own, operate, build, or manage another wireless mobility communications network or sell Sprint PCS Products and Services".

     2. No Incumbent Local Exchange Carrier. Sprint PCS acknowledges that as of the date of this agreement neither Sprint PCS nor any of its Related Parties owns an "incumbent local exchange carrier" in the Service Area, as that term is used in Section 2.3(c).

     3. Purchase of Assets. Manager may purchase from Sprint PCS under the terms of the Asset Purchase Agreement attached as Exhibit A (also shown as
                                                  ---------
Exhibit 2.6 to Management Agreement) the assets listed on Schedule A to such
                                                          ----------
agreement. The parties recognize and acknowledge that a due diligence investigation will be undertaken and completed by Manager prior to its determination of whether to make the asset purchase contemplated under Section
2.6. Manager shall be responsible for obtaining the consents and releases of the various landlords for the leases being acquired by Manager. The purchase price for the assets is set forth in the Asset Purchase Agreement.

     For the right to manage operations in the Service Area, which includes providing Sprint PCS Services to current Sprint PCS Subscribers, Manager agrees to pay to Sprint PCS the amount equal to the product of {***} multiplied by the number of Subscribers as of the date of the closing of the Asset Purchase Agreement. For the purposes of this paragraph, "Subscriber" means any subscriber of Sprint PCS Services with an NPA-NXX in the Service Area who is not more than 40 days past due in payment for the Sprint PCS Services.

     4. Sprint Spectrum Employees. Manager will exercise commercially reasonable efforts to hire all Sprint Spectrum employees working in the Service Area.

     5. Non-competition. The phrase "and Manager's Related Parties" is deleted from the first line of the second paragraph of Section 3.6. The phrase "or Manager's Related Parties" is deleted from the next-to-last line of the second paragraph of Section 3.6. However, if a Related Party of Manager offers a product or service of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business, then Manager will not allow such Related Party of Manager to offer any Sprint PCS Products or Services.

     6.  Use of Brands.  Section 5.1(c) is amended to read as follows:

         "(c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell (i) any of the Sprint PCS Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except
     (A) for sales to resellers required under this agreement, or (B) as permitted under the Trademark License Agreements; or (ii) any of Manager's Products and Services using the Brands or other than as permitted under the Trademark License Agreements."

     7. Non-renewal Rights of Sprint PCS. Section 11.2.2(c) is revised to read as follows:

         "(c) this agreement expires (after 50 years) with neither party giving a written notice of non-renewal;"

     8. Termination of License. The first sentence of Section 11.3.1(a) is revised by inserting the following language after the word "License": "and after all appeals are exhausted".


*** Confidential portions omitted and filed separately with the Commission.

     9. Federal Contractor Compliance. A new Section 17.28 the text of which is attached to this Addendum as Exhibit B is added to the agreement.
                                ---------

     10.  Year 2000 Compliance.  The following Section 17.29 is added to the
          --------------------
agreement:

          Section 17.29 Year 2000 Compliance.  Manager represents and warrants
          ----------------------------------
     that its Service Area Network and any system used to support its Service Area Network, including without limitation billing, ordering and customer services ("Service Area Network"), will be capable of correctly processing, providing and receiving date data, as well as properly exchanging date data with all products (for example hardware, software and firmware) with which its Service Area Network is designed to be used and will not malfunction or fail to function due to an inability to correctly process date data in conformance with Sprint PCS' requirements for "Year 2000 Compliance". If the Service Area Network falls to operate as warranted, Manager will, at its own expense, make the necessary repairs, replacements or upgrades to properly correct the failure and provide a Year 2000 Compliant Service Area Network.

          "Year 2000 Compliance" means the functions, calculations, and other computing processes of the Service Area Network (collectively "Processes") which perform and otherwise process, date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

     11. Change regarding Payment Fees in Service Agreement. The second sentence of Section 3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences: "Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month.

            [The remainder of this page is intentionally left blank]

                                                         Exhibit B to Addendum I

Section 17.28. Federal Contractor Compliance.

         (1) The Manager will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Manager will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Manager agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

         (2) The Manager will, in all solicitations or advertisements for employees placed by or on behalf of the Manager, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

         (3) The Manager will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of the Manager's commitments under this section, and shall post copies of the Notice in conspicuous places available to employees and applicants for employment.

         (4) The Manager will comply with all provisions of Executive Order 11246 of September 24, 1965., and of the rules, regulations, and relevant orders of the Secretary of Labor.

         (5) The Manager will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

         (6) In the event of the Manager's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Manager may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

         (7) The Manager will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Manager will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Manager becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency the Manager may request the United States to enter into such litigation to protect the interests of the United States.

         (8) In consideration of contracts with Sprint PCS, the Manager agrees to execute the Certificate of Compliance attached hereto as Attachment I and further agrees that this certification shall be part of each contract between Sprint PCS and Manager. The Manager will include Attachment I in every subcontract or purchase order, so that such provisions will be binding upon each subcontractor.

                                                       Attachment I to Exhibit B

                        CERTIFICATE OF COMPLIANCE WITH
                              FEDERAL REGULATIONS

In consideration of contracts with SPRINT SPECTRUM L.P., the undersigned "contractor", "vendor" or "consultant" agrees to the following and further agrees that this Certification shall be a part of each purchase order, supply agreement, or contract between SPRINT SPECTRUM L.P. and the undersigned.

24. Equal Opportunity.

    Executive Order 11246 is herein incorporated by reference.

25. Affirmative Action Compliance

    If undersigned Contractor has 50 or more employees and if this contract is for $50,000 or more, Contractor shall develop a written Affirmative Action Compliance Program for each of its establishments, as required by rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

26. Affirmative Action for Special Disabled and Vietnam Era Veterans

    If this contract exceeds $10,000, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because the person is a special disabled or Vietnam Veteran and complies with the rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Veterans Readjustment Assistance Act of 1972, as amended.

    Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Special Disabled and Vietnam Era Veterans required by the rules and regulations of the Secretary of Labor (41 CFR 60-250).

27. Affirmative Action for Handicapped Workers

    If this contract exceeds $2,500, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because of physical or mental handicap and complies with the rules, regulations and relevant orders of the Secretary of Labor issued under the Rehabilitation Act of 1973, as amended.

    Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Handicapped Workers required by the rules and regulations of the Secretary of Labor (41 CFR 60-741).

28. Employer Information Report (EEO-l Standard Form 100)

    If undersigned Contractor has 50 or more employees and if this contract is for $10,000 or more, Contractor shall complete and file government Standard Form 100, Equal Employment Opportunity Employer Information Report EEO-l, in accordance with instructions contained therein.

29. Compliance Review.

    The undersigned Contractor certifies that it has not been subject to a Government equal opportunity compliance review. If the Contractor has been reviewed, that review occurred on ____________________ (date).

30. Utilization of Small Businesses, Small Disadvantaged Businesses, and Women-Owned Small Business

    It is the policy of SPRINT SPECTRUM L.P., consistent with Federal Acquisition Regulations (FAR 52.219-8 and FAR 52.219-13), that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals, and women-owned businesses shall have the maximum practicable opportunity to participate in performing subcontracts under Government contracts for which SPRINT SPECTRUM L.P. is the Government's Prime Contractor. SPRINT SPECTRUM L.P. awards contracts to small businesses to the fullest extent consistent with efficient prime contract performance. The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontract to the fullest extent consistent with the efficient performance of this contract.

    Contractor hereby represents that it __ is __ is not a small business, __ is __ is not a small business owned and controlled by socially and economically disadvantaged individuals, and __ is __ is not a small business controlled and operated as a women-owned small business as defined by the regulations implementing the Small Business Act.

    If the answer to any of the above is in the affirmative, Contractor will complete SPRINT SPECTRUM L.P. Small/Minority/Women Owned Business Self Certification Form.

    This form is available from Mr. Ron Gier, Sprint PCS, 4900 Main Street, Kansas City, Missouri 64112.

31. Certification of Nonsegregated Facilities

    If this contract is expected to exceed $10,000, the undersigned Contractor certifies as follows:

    The Contractor certifies that the Contractor does not or will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this Certification is a violation of the Equal Opportunity provision of this contract. As used in this Certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontracts for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity Clause; and that it will retain such certification in its files.

32. Clean Air and Water

    The undersigned Contractor certifies that any facility to be used in the performance of this contract __ is __ is not listed on the Environmental Protection Agency List of Violating Facilities.

    The undersigned Contractor agrees to immediately notify SPRINT SPECTRUM L.P., immediately upon the receipt of any communication from the Administrator or a designee of the Environmental Protection Agency indicating that any facility that the Contractor proposes to use for the performance of the contract is under consideration to be listed on the EPA

    List of Violating Facilities. SPRINT SPECTRUM L.P. includes this certification and agreement pursuant to FAR 52-223-1(c) which requires including such paragraph (c) in every nonexempt subcontract.


                              Contractor:


                              _________________________________________
                              Company Name

                              _________________________________________
                              Address

                              _________________________________________
                              City              State             Zip


                              By ______________________________________
                              Name:
                              Title:



           [The remainder of this page is intentionally left blank.]

                                  ADDENDUM II

                                      TO

                        SPRINT PCS MANAGEMENT AGREEMENT


Manager:           Independent Wireless One Corporation

Service Area:      Albany-Schenectady, NY (BTA No. 7)
                   Binghamton, NY (BTA No. 43)
                   Boston, MA (BTA No. 51) - Only Strafford and Rockingham
                        Counties
                   Burlington, VT (BTA 63)
                   Elmira-Corning-Hornell, NY (BTA No. 127)
                   Glens Falls, NY (BTA No. 164)
                   Ithaca, NY (BTA No. 208)
                   Keene, NH (BTA No. 227)
                   Lebanon-Claremont, NH (BTA No. 249)
                   Lewiston-Auburn, ME (BTA No. 251) - Only Coos County, NH
                   Manchester-Nashua-Concord, NH (BTA No. 274) - Excluding
                        the metropolitan area of Nashua, NH
                   New York, NY (BTA No. 321) - Only Orange and Sullivan
                        Counties
                   Oneonta, NY (BTA No. 333)
                   Pittsfield, MA (BTA No. 351)
                   Plattsburgh, NY (BTA No. 352)
                   Poughkeepsie-Kingston, NY (BTA No. 361)
                   Rutland-Bennington, VT (BTA No. 388)
                   Syracuse, NY (BTA No. 438)
                   Utica-Rome, NY (BTA No. 453)
                   Watertown, NY (BTA No. 463)

     This Addendum II (this "Addendum"), effective as of December 20, 1999, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of February 9, 1999, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I entered into as of February 9, 1999 (the Management Agreement, as amended by Addendum I, being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections of, and Exhibits to, the Management Agreement, unless otherwise noted.

     The Management Agreement is modified as follows:

1.   Subscriber Definition.  The last sentence in the second paragraph of
     Section 3 of Addendum I is deleted in its entirety and replaced by the following language:

          For purposes of this paragraph, "Subscriber" means any subscriber to Sprint PCS service who satisfies all of the following tests: (i) such subscriber has a NPA-NXX within the Manager's Service Area; (ii) such subscriber is "active" (as defined below) in the Sprint PCS P2K billing system; (iii) such subscriber is properly in the "current", "1-30 days past due" or "31-60 days past due" category in the Sprint PCS accounts receivable management system; (iv) such subscriber's use is not on a demonstration or test basis; (v) such subscriber's use is not pursuant to a third-party retailer plan that provides for less than $15 per month in fixed monthly charges or fails to charge for usage in excess of included plan minutes and (vi) such subscriber's use is not pursuant to or under a Sprint PCS employee pricing plan (other than the Sprint Employee Advantage Plans). For purposes of this paragraph "active" means not disconnected or canceled.

2.   Commencement of Management; Reconciliation of the Subscriber Closing
     Payment.

     (a) The hiring of Manager under the Management Agreement will become effective as of December 20, 1999 (the "Commencement Date"). On the Commencement Date, (i) Sprint PCS shall start providing the services to be provided by it pursuant to the Interim Services Agreement attached hereto as Exhibit A to assist Manager in the performance of
                             ---------
          its duties under the Management Agreement and (ii) Sprint PCS and Manager shall consummate the transactions contemplated by the Asset Purchase Agreement, as amended by the first amendment thereto, dated the Commencement Date, and attached hereto as Exhibit B. As of
                                                        ---------
          January 1, 2000, Sprint PCS's obligations to pay Collected Revenue to Manager shall commence.

     (b) On or before December 20, 1999, Sprint PCS shall provide Manager with the actual total number of Subscribers as of the close of business on November 30, 1999 (the "November 30 Subscribers") Manager shall pay to Sprint PCS on January 5, 2000 (the "Phase II Closing Date") (1) the product of {***} multiplied by the actual total number of November 30 Subscribers as payment for the November 30 Subscribers, plus (2)
          {***} and {***} per gross subscriber sale plus the handset promotional expenses which are national in scope incurred for acquiring customers from December 1, 1999 through December 3, 1999 (the "December Subscribers") as payment for the December Subscribers (the "Subscriber Purchase Price"). Sprint PCS will share with Manager the analysis used and such other information as shall be reasonably sufficient to determine the actual total number of November 30 Subscribers; provided this provision will not require Sprint PCS to submit to an audit of its books and records.

*** Confidential portions omitted and filed separately with the Commission.

     (c) Sprint PCS shall pay to Manager on March 31, 2000, an amount equal to the product of (i) the number of Subscribers whose accounts were 41 or more days past due as of December 31, 1999, multiplied by (ii) {***}.

     (d) Sprint PCS shall pay to Manager on March 31, 2000 an amount equal to the product of (i) the number of Subscribers whose accounts were suspended as of December 31, 1999 and who failed to bring their accounts current on or before March 1, 2000 multiplied by (ii) {***}.

     (e) If Manager converts prepaid Subscribers to Subscribers with account spending limits or any other post-pay plan on or before March 31, 2000, Sprint PCS agrees to reimburse, or not to impose, any activation charges with respect to such conversions. No other charges will be charged by Sprint PCS in connection with such conversions.

3. Lease of Tower Sites. On or before March 31, 2000, Manager or a wholly-owned subsidiary of Manager, will enter into a master lease agreement with Sprint Spectrum L.P. and Sprint Spectrum Equipment Company, L.P., on the financial terms, and otherwise substantially in the form attached hereto as Exhibit C.
     ---------

4. Traveling Revenue Reconciliation. During the period from January 1, 2000 through December 31, 2002, Manager will not be required to pay to, or otherwise owe to, Sprint PCS, during any calendar month during such three-year period, the amount by which (i) the traveling revenues generated by customers with an NPA-NXX within the Manager's Service Area using the Sprint-PCS owned network exceed (ii) the traveling revenues generated by customers with an NPA-NXX within any of the Sprint PCS-owned Service Area Network using the Manager's Service Area Network.

5. Change to Service Fee Structure. Sprint PCS agrees to decrease the fees charged to Manager under the Sprint PCS Services Agreement dated as of February 9, 1999 (the "Services Agreement") for the following services:

     (i)   customer care;
     (ii)  activations;
     (iii) billing;
     (iv)  NOCC;
     (v)   voicemail; and
     (vi)  HLR.

     Fees will be charged to IWO for actual services purchased under the Services Agreement in the amounts set forth on the Amended Schedule 2.1.1 to the Services Agreement (which amended schedule is attached hereto as Exhibit D), less a price decrease from 1999 service prices for the services
     ---------
     listed above (substantially in the form and manner that such services are provided as of the date of this Addendum II) as follows:

     (a) {***} for services provided in the period between January 1, 2000, and December 31, 2000;


*** Confidential portions omitted and filed separately with the Commission.

     (b) {***} for services provided in the period between January 1, 2000, and December 31, 2001; and

     (c) {***} for services provided in the period between January 1, 2002, and December 31, 2002;

     provided, however, that at no time during the period from January 1, 2000
     --------  -------
     through December 31, 2002, will the price on the services described above offered to IWO be less favorable than the price offered to any Other Manager. Effective January 1, 2003 and thereafter for the term of this Agreement and any extensions thereof, IWO will be charged pursuant to the fee structure implemented by Sprint PCS for Other Managers.

6. Handsets and Accessories. At the close of business on January 31, 2000, Sprint PCS shall perform a physical count of accessory inventory located in the Sprint PCS retail stores within the Manager's Service Area. On February 1, 2000, Manager will pay Sprint PCS the wholesale price for those accessories at the same rate that is charged to the Other Managers. At the close of business on December 31, 1999, Sprint PCS shall perform a physical count of handset inventory located in the Sprint PCS retail stores within the Manager's Service Area. On January 31, 2000, Sprint PCS shall also perform a physical count of handset inventory located in the Sprint PCS retail stores within the Manager's Service Area (the handset inventory at December 31, 1999 is referred to herein as the "December Inventory;" the handset inventory at January 31, 2000 is referred to herein as the "January Inventory"). Sprint PCS shall provide Manager with the December Inventory and January Inventory on the date such inventories are taken. On February 1, 2000, Manager shall pay to Sprint PCS the actual retail price for the number of handsets sold during January 2000. The number of handsets sold during January 2000 will be equal to the difference of (a) the sum of (i) the December Inventory plus (ii) the number of handsets added to inventory during January 2000, minus (b) the January Inventory.

7.   Exhibits.  Exhibits 1.7 and 2.1 attached hereto are hereby substituted for
                --------------------
     and replace Exhibits 1.7 and 2.1 in the Management Agreement.

8. Waiver. Each party hereto waives any default that may exist or may have existed on or prior to the Commencement Date under the Management Agreement and any agreement referenced therein or contemplated thereby; provided, however, that such waivers do not limit or preclude either party's right to declare any default that arises after the Commencement Date.

9. Consent to the Change of Control. Sprint PCS hereby acknowledges and consents to the Change of Control of Manager as referred to in the letter, dated October 6, 1999 from Investcorp International Inc. to Manager, previously provided to Sprint PCS. As contemplated by such letter, Manager will become a wholly-owned subsidiary of IWO Holdings, Inc., a newly-formed holding company incorporated under the laws of the State of Delaware and formed for the purpose of obtaining financing for Manager.


*** Confidential portions omitted and filed separately with the Commission.

10. Local Calling Areas. Sprint PCS shall reconfigure its billing system to accommodate Manager created and approved local calling areas as set forth on Exhibit E attached hereto, by not later than April 1, 2000.
        ---------

11.  Third Party Distribution Contracts.  {***}  Sprint PCS shall give
     Manager prompt written notice of any material change in the terms of such agreements.

12. Event of Termination. The parties agree that the failure of a party to perform its obligations at any of the phases of the Closing under the Asset Purchase Agreement (in a timely manner as described in the Asset Purchase Agreement) shall constitute an Event of Termination under Section 11.3.3 the Management Agreement, provided however that the cure period shall not exceed 30 days.

13. Long-Distance Pricing. (a) The first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

     Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement. Sprint will bill Sprint PCS for such services rendered to Sprint PCS, Manager and all Other Managers, and in turn, Sprint PCS will bill Manager for the services used by Manager. Manager will be charged the same rate for such long-distance service as Sprint PCS is charged by Sprint (excluding interservice area long-distance travel rates) plus an additional administrative fee to cover Sprint PCS' processing costs.

     (b)  The following sentence is added as a second paragraph in Section 3.4:
          "Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4."

14. Right of Last Offer. Section 3.7 is modified by adding the following language: "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint PCS)" both between (i) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (ii) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

15. Use of Loan Proceeds. Sprint PCS is entering into that certain Consent and Agreement effective as of December 17, 1999, between Sprint Spectrum L.P., Sprint Communications Company, L.P., WirelessCo, L.P. and The Chase Manhattan Bank, as administrative agent (together with any successors thereof in accordance with that certain Credit Agreement effective as of December 17, 1999 among Manager, The Chase Manhattan Bank as the "Administrative Agent", and the lenders who are a party to such


*** Confidential portions omitted and filed separately with the Commission.

     Credit Agreement) (which Consent and Agreement, as amended and modified from time to time, is referred to as the "Consent and Agreement"), to enable Manager to obtain loans from the Lenders (as defined in the Consent and Agreement, the "Lenders"). Manager agrees that notwithstanding the permitted uses of the proceeds from the loans made to Manager to which the Consent and Agreement relates or from any other loan or extension of credit to which the Consent and Agreement relates, Manager will not use the proceeds from any such loan or extension of credit for any purpose other than to construct and operate the wireless service within the Service Area (as may be amended from time to time) consistent with the Management Agreement.

16. Notices. Manager agrees to promptly give Sprint PCS a copy of any notice of default Manager receives from any Agent or any Lender, and a copy of any notice of default Manager gives to any Agent or any Lender in response to such notice of default. Sprint PCS agrees to promptly give Manager a copy of any written notice Sprint PCS receives from the Administrative Agent or and Lender and a copy of any written notice that Sprint PCS gives to the Administrative Agent or any Lender.

17. No Default Under Credit Agreement. Manager warrants and represents that as of the date hereof, no Default or Event of Default under the Credit Agreement or and documents or instruments related thereto has occurred.

18. Transfer of Sprint PCS Network. In the first sentence of Section 17.15.5 of the Management Agreement, the phrase "the Sprint PCS Network or any of the Licenses" is changed to be and read "the Sprint PCS Network and any of the Licenses".

19. No Collective Bargaining Agreements. Sprint PCS represents and warrants to Manager that no employee of Sprint PCS in the Service Area is subject to or covered by a collective bargaining agreement.

20. Delivery of Financing Documents. Manager will deliver executed copies of the Credit Agreement and Project Pacific Bridge Credit Facility Commitment Letter to Sprint PCS dated the Commencement Date.

     IN WITNESS WHEREOF, the parties to the Management Agreement have caused this Addendum to be executed effective as of the 20th day of December, 1999.

                              INDEPENDENT WIRELESS ONE CORPORATION

                              By:  /s/ Solon L. Kandel
                                   ---------------------------------------
                                   Name:  Solon L. Kandel
                                   Title:  President & CEO

                              SPRINT SPECTRUM L.P.

                              By:  /s/ Bernard A. Bianchino
                                   ---------------------------------------
                                   Bernard A. Bianchino
                                   Chief Business Development Officer -
                                      Sprint PCS

                              SPRINT COMMUNICATIONS COMPANY L.P.

                              By:  /s/ Don A. Jensen
                                   ---------------------------------------
                                   Don A. Jensen
                                   Vice President - Law

                              WIRELESSCO, L.P.

                              By:  /s/ Bernard A. Bianchino
                                   ---------------------------------------
                                   Bernard A. Bianchino
                                   Chief Business Development Officer -
                                      Sprint PCS

                         CONFIDENTIAL AND PROPRIETARY
                             FOR INTERNAL USE ONLY

                                                      Submitted October 22, 1999

Independent Wireless One Corporation


                 LCA Requirements for Independent Wireless One


CSA                         LCA Required                            SPCS Changes Required
------------------------------------------------------------------------------------------------------------------------------------
Poughkeepsie                Area Codes 315 & 518 plus Dutchess,     SPCS must delete NYC, Hartford and Buffalo/Rochester LCAs from
                            Ulster & Sullivan Counties              the current Poughkeepsie configuration.
------------------------------------------------------------------------------------------------------------------------------------
Albany                      Area Codes 315 & 518 plus Dutchess.     SPCS must delete the Buffalo/Rochester LCA
------------------------------------------------------------------------------------------------------------------------------------
Syracuse                    Area Codes 315 & 518, Dutchess,         SPCS has this in place today - no change necessary
                            Ulster & Sullivan Counties, and
                            Buffalo/Rochester LCA
------------------------------------------------------------------------------------------------------------------------------------
Manchester                  States of MA, NH, RI, VT, CT & ME.      SPCS has this in place today - no change necessary
------------------------------------------------------------------------------------------------------------------------------------
Pittsfield                  Area Code 413 (Western MA), 518 and     SPCS must delete the Boston and Hartford LCA's and add the 518
                            Connecticut                             area code.
------------------------------------------------------------------------------------------------------------------------------------
Orange County               Area Code 518 plus Dutchess, Ulster &   SPCS must delete the NYC and Hartford LCA's and add the 518 area
                            Sullivan Counties                       code.
------------------------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit C
                                                                       ---------
                                                                  to Addendum II
                                                                  --------------

                           MASTER SUBLEASE AGREEMENT
                           -------------------------

     THIS MASTER SUBLEASE AGREEMENT ("Agreement") is entered into as of the 31st day of March, 2000, by and between SPRINT SPECTRUM L.P. and its subsidiary, SPRINT SPECTRUM REALTY COMPANY, L.P., both Delaware limited partnerships (collectively, "Landlord") and INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant have entered into that certain Sprint PCS Management Agreement dated February 9, 1999, incorporated herein by this reference (the "Management Agreement") which provides, among other things, that Tenant will purchase certain assets from Landlord used in the operation of the Sprint PCS CDMA network and Tenant shall then manage such network for Landlord.

     B. Pursuant to written agreements (individually, "Ground Lease") Landlord leases or uses various parcels of real property (individually a "Site", collectively "Sites") upon which certain telecommunications towers and related structures owned or used by Landlord are or will be located.

     C. Tenant wishes to sublease certain portions of the Sites which includes, but is not limited to, radio communication equipment from Landlord on a non-exclusive basis for the purpose of locating and operating unmanned radio communications equipment on Landlord's telecommunications towers and related structures to facilitate Tenant's performance of its obligations under the Management Agreement and Landlord wishes to so sublease portions of the Sites to Tenant, all upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                          1. MASTER SUBLEASE AGREEMENT
                          ----------------------------

     This Agreement contains the basic terms and conditions upon which a portion of each Site is subleased by Landlord to Tenant. When the parties agree on the particular sublease terms for a Site, the parties will execute a completed Site Lease Acknowledgment in the form attached as Exhibit "A" ("SLA"). Said form to be completed by Landlord. Each executed SLA is deemed to be a part of this Agreement. The terms and conditions of the SLA will govern and control if there is a discrepancy or inconsistency between the terms and conditions of any SLA and any portion of this Agreement. If permitted under the terms of the applicable Ground Lease, Tenant may record a memorandum of the SLA in the form attached as Exhibit "B"; provided, however that if Tenant records any such memorandum, Tenant agrees to execute, deliver and record a notice of termination upon expiration or earlier termination of this Agreement or applicable SLA.

                                2. SITE SUBLEASE
                                ----------------

     Subject to the terms and conditions contained in this Agreement, the SLA and the applicable Ground Lease relating to the Site, Landlord subleases and demises to Tenant and Tenant subleases from Landlord that portion of the Site as described on the SLA ("Premises"). Tenant's equipment and facilities are mounted on or in any tower or structure under the control of Landlord on the Site or on the ground near the structure within the Premises all as described in the SLA and in accordance with the terms of this Agreement. Landlord shall supply the completed SLA to Tenant for its signature.

                                    3. USE
                                     -------

     Tenant may use the Premises only for the installation, operation and maintenance of unmanned radio communications equipment ("Communications Facility") consistent with the terms of the applicable SLA and the Ground Lease.

     Tenant will, at Tenant's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county, and municipal authorities or regulatory agencies including, without limitation, the Federal Communications Commission ("FCC").

     Landlord shall be responsible for compliance with any applicable marking and light requirements of the Federal Aviation Administration (FAA).

     Tenant will operate each Communications Facility in a manner that does not interfere with the operations of any other subtenant of the Site operating thereon as of the date the applicable SLA is executed.

     If requested in writing by Tenant, Landlord agrees to reasonably cooperate with Tenant, at Tenant's sole expense, in executing such documents or applications required in order for Tenant to obtain such licenses, permits or other governmental approvals needed for Tenant's permitted use of the Premises.

                                    4. TERM
                                    --------

     The initial term of this Agreement ("Initial Term") is five (5) years commencing on the date of execution and delivery of this Agreement by both parties. This Agreement will automatically renew for five (5) consecutive terms of five (5) years each (each a "Renewal Term").


     The initial term of each SLA ("SLA Initial Term") will be specified in the SLA and will commence on the date of execution of the SLA and will expire effective with the expiration of the initial term of the applicable Ground Lease unless sooner terminated as provided in this Agreement, if applicable; provided, however, that the term of each SLA will automatically renew as set forth in, and concurrently with the renewal period(s) provided by, the applicable Ground Lease (each such Ground Lease renewal period being a "SLA Renewal Term") unless Tenant provides Landlord with written notice of Tenant's intention not to renew the SLA not less than the earlier of (a) nine (9) months prior to the expiration of the SLA Initial Term or the SLA Renewal Term, as the case may be or (b) sixty (60) days prior to the date specified in the applicable Ground Lease by which Landlord must notify the lessor under the Ground Lease ("Landowner") that Landlord elects not to renew such Ground Lease.

     Anything herein to the contrary notwithstanding, no SLA Initial Term or SLA Renewal Term will extend beyond the earlier of the expiration or termination of the applicable Ground Lease, this Agreement or the Management Agreement and the applicable SLA will terminate as to a Site and Premises upon expiration or sooner termination of the applicable Ground Lease, this Agreement or the Management Agreement (whichever occurs first).

     Nothing shall preclude Tenant from negotiating and entering into directly with a Landowner, a lease to take effect with respect to a Site after the expiration or termination of the Ground Lease between Landlord and such Landowner, subject to any rights of Landlord to remove its telecommunications tower and related structures. Notwithstanding the above, Landlord and Tenant agree to enter into goodfaith negotiations for Tenant to purchase, upon expiration or termination of the Ground Lease, the telecommunications tower from Landlord at its Fair Market Value.

                                    5. RENT
                                    --------

     5.1  Rent. The monthly sublease rent ("Rent") for a Premises is set forth
          ----
in the applicable SLA and will be payable on the execution date thereof and on or before the first day of each calendar month thereafter throughout the SLA Initial Term and each applicable SLA Renewal Term. The Rent will be payable to Landlord at:

     Sprint PCS
     Department CH10232
     Palantine, Illinois 60055-0232

     The Rent will be prorated for any fractional month at the beginning, expiration or earlier termination of a particular SLA.

     5.2  Adjustment. The Rent for the Premises for each SLA Renewal Term will
          ----------
increase effective on the first day of each SLA Renewal Term in an amount equal to fifteen percent (15%) of the Rent applicable to the immediately preceding SLA Initial Term or SLA Term, as the case may be, as set forth in the SLA.

     5.3  Interest. Any Rent not paid within ten (10) calendar days of its due
          --------
date will bear interest ("Past Due Interest Rate") effective as of the Rent due date until paid at the rate of interest per annum equal to the interest rate being quoted on the Rent due date by The Chase Manhattan Bank (or its successor) as its prime rate plus five percent

(5.00%) (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable, compounded monthly).

     5.4  Other Amounts. Any sums due to Landlord under this Agreement or any
          -------------
SLA which are not specifically defined as "Rents" are deemed additional rent ("Additional Rent") and are subject to the interest charges and late fee specified in Section 5.3 and any other provisions of this Agreement which address Rents; provided, however, the provisions of Section 5.2 (Adjustment) will not apply to Additional Rent.

                                6. INTERFERENCE
                                ---------------

     6.1  Existing Subtenants. Upon execution of the applicable SLA, Landlord
          -------------------
represents that no interference to the Communications Facility currently occurs from existing subtenants.

     6.2  Subsequent Subtenants. If the equipment of any other subtenant(s) of a
          ---------------------
Site who commence operations after execution of the applicable SLA causes interference with Tenant's use, Landlord must take all reasonable steps necessary to correct and eliminate the interference within forty-eight (48) hours of written notice thereof from Tenant to Landlord. Landlord shall require the subtenant(s) causing the interference to cease any use of its equipment which causes the interference, except for brief periods of testing. If Landlord fails to correct and eliminate the interference within thirty (30) days of such notice, Landlord shall require the subtenant(s) causing the interference to remove its equipment.

                        7. ALTERATIONS AND REPLACEMENTS
                        --------------------------------

     7.1  Approved Communications Facility. Tenant has the right at Tenant's
          --------------------------------
sole cost and expense to operate, maintain and repair at the Premises only the Communications Facility specified on the applicable SLA. Prior to commencing any
(a) alteration, (b) replacement or (c) addition, (individually or collectively, "Alteration") with respect to a Communications Facility, Tenant must obtain Landlord's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall supply the Landlord with:

          7.1.1 Tenant's plans for the Alteration and such other relevant information Landlord may reasonably request including, but not limited to, working drawings in order to assess Tenant's proposed Alteration;

          7.1.2 the precise location of the proposed Alteration of the Communications Facility on the Premises; and

          7.1.3 a written structural tower analysis report prepared by a licensed engineer reasonably acceptable to Landlord if the proposed Alteration is a replacement of the Communications Facility.

The foregoing notwithstanding, Tenant's replacement of equipment with equipment
(a) of the same wind loading and structural loading, and substantially the same size, weight and height, and

(b) operating at the frequency set forth in the applicable SLA, in the course of repairs or upgrading the Communications Facility, is not an Alteration requiring Landlord's prior approval.

          All of Tenant's Alteration work must be performed:

          (a)      at Tenant's sole cost and expense;

          (b)      in a good and workmanlike manner;

          (c) in accordance with applicable building uses and the provisions of Exhibit "C"; and

          (d) must not adversely affect the structural integrity or maintenance or marketability of the Site or any structure on the Site or Premises.

     7.2  Liens.  Tenant must keep the Premises and Site free from any liens
          -----
arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant, Tenant's agents, employees or contractors.

     If any lien is filed against the Premises or Site as a result of the acts or omissions of Tenant, or Tenant's employees, agents or contractors, Tenant must discharge the lien or bond the lien off in a commercially reasonable manner on or before the earlier of (a) thirty (30) days after Tenant receives written notice from any party that the lien has been filed or (b) the last day for doing so pursuant to the applicable Ground Lease.

     If Tenant fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at Landlord's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. Tenant must pay, within thirty (30) days of receipt of Landlord's written demand, any amount paid by Landlord for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

     7.3  Possession. Taking possession of the Premises by Tenant is conclusive
          ----------
evidence that Tenant:

          7.3.1 accepts the Premises as suitable for the purposes for which they are subleased;

          7.3.2 accepts the Premises and every part and appurtenance thereof AS IS, with all faults; and

          7.3.3 waives any and all claims against Landlord in respect of defects in the Site and/or Premises, any structure located thereon and its appurtenances, their habitability or suitability for any permitted purposes.

     Tenant is deemed to take possession as of the date the applicable SLA is signed.

                                 8. UTILITIES
                                  -------------

     Tenant will be solely responsible for, and shall promptly pay, all charges for electricity, telephone or any other utility used by Tenant at the Premises. If possible, Tenant will arrange for the installation of a separate meter and main breaker, subject to Landlord's right to pre-approve in writing the exact location of proposed utility routes and the manner of installation. If utilities cannot be separately metered, within fifteen (15) days of Tenant's receipt of a billing statement setting forth Tenant's responsibilities for Tenant's use of the aforementioned utilities, Tenant will pay Landlord, as Additional Rent, the costs of Tenant's utility usage at the Premises.

                                   9. ACCESS
                                   ----------

     Subject to the terms of the Ground Lease, the following provisions will govern access to the Premises, unless otherwise modified in an SLA:

     9.1  Construction; Non-Emergency. Access for construction, routine
          ---------------------------
maintenance and repair, Alterations and other non-emergency visits, except as otherwise prohibited by law or the Ground Lease, is during normal business hours (defined as Monday through Saturday, 7 a.m. to 7 p.m.).

     9.2  Emergency. In the event of emergency, Tenant is entitled to access the
          ---------
Premises twenty-four (24) hours per day, seven (7) days per week.

     9.3  Type of Access. Access to the Premises may be by foot or motor
          --------------
vehicle, including trucks and equipment.

Tenant acknowledges that the foregoing access rights are subject to any limitations or restrictions on access imposed upon Landlord (and therefore upon Tenant) by the underlying Ground Lease or other document governing access relating to a particular Site. Tenant agrees to abide by such limitations or restrictions as provided in the Ground Lease or other document governing access, copies of which will be provided to Tenant by Landlord together with the SLA. Only authorized employees, agents and contractors of Tenant may access the Sites and the Premises.

                           10. TAXES AND ASSESSMENTS
                           --------------------------

     Tenant must pay as Additional Rent any increases in taxes or other assessments including, but not limited to, real estate taxes, and any new taxes or assessments directly attributable to Tenant's use of the Premises. If all of such increases are not directly allocated to the Premises, the amount of the Additional Rent therefor will be determined based upon Tenant's share of the total tax or assessment, or increase thereto, based upon a percentage wherein the numerator is Tenant's square footage leased area for the Site and the denominator is the total square footage of the Site. Landlord will provide reasonable documentation of the taxes and assessments directly attributable to Tenant's use of the Premises.

     Tenant will be solely responsible for and promptly pay prior to delinquency all taxes or other assessments including, but not limited to, personal property taxes and any new taxes or assessments directly attributable to Tenant's Communication Facility.

                                 11. INSURANCE
                                 --------------

     11.1  Required Insurance of Tenant. Tenant must, during the Initial Term
           ----------------------------
and all Renewal Terms of this Agreement and the SLA Initial Term and SLA Renewal Terms and at Tenant's sole expense, obtain and keep in force, not less than the following insurance:

           11.1.1 Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief, upon each Communications Facility in an amount not less than ninety percent (90%) of the full replacement cost of the Communications Facility;

           11.1.2 Commercial General Liability written on an occurrence basis insuring operations hazard, independent contractor hazard, contractual liability, and products and completed operations liability, in limits not less than $5,000,000 combined single limit for each occurrence for bodily injury, personal injury and property damage liability, naming Landlord as an additional insured;

           11.1.3 Statutory Workers' Compensation and Employer's Liability insurance; and

           11.1.4 Automobile Liability insurance in an amount not less than $1,000,000 combined single limit for bodily injury and/or property damage. Insurance must include coverage for all owned, hired and non-owned automobiles.

     11.2  Required Insurance of Landlord.  Landlord must, during the term of
           ------------------------------
this Agreement and the term of any SLA and at Landlord's sole expense, obtain and keep in force, the following insurance:

           11.2.1 Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief on the Site, in an amount not less than 90% of the full replacement cost of Landlord's owned towers or other owned structures on the Site (excluding, however, the Communications Facility);

           11.2.2 Commercial General Liability insuring operations hazard, independent contractor hazard, contractual liability and products and completed operations liability, in limits not less than $5,000,000 combined single limit for each occurrence for bodily injury, personal injury and property damage liability; and

           11.2.3 Statutory Worker's Compensation and Employer's Liability insurance.

     11.3  Policies of Insurance. All required insurance policies must be taken
           ---------------------
out with reputable national insurers rated AX(10) or better in the most current edition of Best's Insurance Reports that are licensed to conduct business in the jurisdiction where the Premises and Sites are located. Each party agrees that certificates of insurance will be delivered to the other party as soon as practicable after the placing of the required insurance, but not later than fifteen (15) days following execution of this Agreement. Each party shall name the other as an additional insured on its Commercial General Liability Insurance. All policies must contain an undertaking by the insurers to notify the other party in writing not less than thirty (30) days before any material change, reduction in coverage, cancellation, or termination of the insurance.

     11.4   No Limitation on Liability. The provision of insurance required in
            --------------------------
this Agreement will not be construed to limit or otherwise affect the liability of any party to the other party.

     11.5   Compliance. Tenant will not do or permit to be done on or about the
            ----------
Premises or Site, nor bring or keep or permit to be brought to the Premises or Site, anything that:

            11.5.1 is prohibited by any insurance policy carried by Landlord covering the Site, any improvements thereon, or the Premises; or

            11.5.2 will increase the existing premiums for any such policy beyond that contemplated for the existence of the Communications Facility.

     Landlord acknowledges and agrees that the existence of the Communications Facility upon the Premises in accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of Landlord's insurers and such premiums contemplate the existence of the Communications Facility.

     11.6   Release. Landlord and Tenant release each other, and their
            -------
respective principals, employees, representatives and agents, from any claims for damage to any person or to the Premises, the Site and any improvements thereon, that are caused by, or result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage and any risks which would be covered by the insurance which such party is required to carry hereunder. Each party will cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage or less covered by any policy. Each party also waives all right of recovery by way of subrogation against the other party in connection with any damage or loss covered by any policy.

                              12. INDEMNIFICATION
                              --------------------

     12.1   Indemnification by Tenant. Tenant must indemnify, defend and save
            -------------------------
Landlord, its principals, directors, employees, agents and contractors harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of.

            12.1.1 any occurrence in, upon or at the Premises or the Site caused by the act or omission of Tenant or Tenant's agents, employees, customers, invitees, contractors, vendors, materialmen or suppliers, except to the extent caused by the negligence or willful misconduct of Landlord, Landlord's agents, employees, customers, invitees, contractors, vendors, materialmen or suppliers;

            12.1.2 any occurrence caused by the violation of any law, regulation or ordinance applicable to Tenant's use of or presence on the Premises or the Site or the use of or presence on the Premises or the Site by Tenant's agents, employees, customers, invitees, contractors, vendors, materialmen or suppliers; or

            12.1.3 real estate brokers claiming by, through or under Tenant for any commission, fee or payment in connection with this Agreement or any SLA.

     If any litigation is commenced by or against Tenant for any of the above reasons, then Tenant must defend, protect and hold Landlord, its principals, directors, employees, agents and contractors harmless and pay all costs, penalties, charges, damages, expenses, deferred costs and reasonable attorneys' fees incurred or paid by any or all of them as the result of being made a party to any such litigation.

     12.2 Indemnification by Landlord. Landlord must indemnify, defend and
          ---------------------------
save Tenant, its principals, directors, employees, agents and contractors harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of:

            12.2.1 any occurrence in, upon or at the Premises or the Site caused by the act or omission of Landlord or Landlord's agents, employees, customers, invitees, contractors, vendors, materialmen or suppliers, except to the extent caused by the negligence or willful misconduct of Tenant, Tenant's agents, employees, customers, invitees, contractors, vendors, materialmen or suppliers;

            12.2.2 any occurrence caused by the violation of any law, regulation or ordinance applicable to Landlord's use of or presence on the Premises or the Site or the use of or presence on the Premises or the Site by Landlord's agents, employees, customers, invitees, contractors, vendors, materialmen or suppliers; or

            12.2.3 real estate brokers claiming by, through or under Landlord for any commission, fee or payment in connection with this Agreement or any SLA.

     If any litigation is commenced by or against Landlord for any of the above reasons, then Landlord must defend, protect and hold Tenant, its principals, directors, employees, agents and contractors harmless and pay all costs, penalties, charges, damages, expenses, deferred costs and reasonable attorneys' fees incurred or paid by any or all of them as the result of being made a party to any such litigation.

     12.3  Survival. The provisions of this Section 12 will survive the
           --------
expiration or earlier termination of this Agreement or any SLA.

                                13. ASSIGNMENT
                                 ---------------

     13.1  By Tenant. Tenant will not assign or otherwise transfer this
           ---------
Agreement or any SLA or sublet any Premises to any other party without Landlord's prior written consent, which consent will not be unreasonably withheld.

     13.2  By Landlord. Landlord may further sublease or license any Site
           -----------
without prior notice to or consent of Tenant, but may not assign or otherwise transfer this Agreement or any SLA without Tenant's prior written consent, which consent will not be unreasonably withheld.

                                  14. REPAIRS
                                  -----------

     14.1  Tenant's Obligation. Tenant must, at all times during the term of any
           -------------------
particular SLA, at Tenant's sole cost and expense, keep and maintain the Communications Facility in a structurally and operationally safe and sound condition and in good repair.

     If Tenant does not make such repairs within ten (10) days after receipt of written notice from Landlord requesting such repairs and such repairs are required, then Landlord may, at Landlord's option, make the repairs. Tenant must pay Landlord, within thirty (30) days of Tenant's receipt of Landlord's written demand, Landlord's reasonable, actual costs in making the repairs, plus Landlord's actual overhead.

     If Tenant commences repairs within ten (10) days after receipt of any notice from Landlord requesting such repairs and thereafter continuously and diligently pursues and completes such repair, then the ten (10) day cure period will extend for up to an additional ten (10) days to permit Tenant to complete such repairs.

     If emergency repairs are needed to protect persons, or property, or to allow the use of the Premises or Site, Tenant must immediately correct the safety or use problem, even if a full repair cannot be made at that time or Landlord may make such repairs at Tenant's expense.

     14.2  Landlord's Obligation. Landlord must, at all times during the term of
           ---------------------
any SLA and at Landlord's sole cost and expense, keep and maintain the Site and any improvements located thereon, (other than the Communications Facility) in a structurally sound and safe condition and in good repair.

     If Tenant is unable to use the Communications Facility because of repairs required on the Site which are the obligation of Landlord, then Tenant may, if permitted by the Ground Lease, at Tenant's expense, including the cost of any required permits, immediately erect on the Premises or an unused portion of the Site a temporary Communications Facility, including any supporting structure, while Landlord makes repairs to the Site. If Landlord fails to commence any such repairs required on the Site which are the obligation of Landlord within thirty
(30) days after receipt of notice from Tenant and thereafter fails to diligently pursue completion of such repairs, then Tenant may, upon ten (10) days prior written notice to Landlord, make such repairs or cause same to be made and may deduct the reasonable and actual costs thereof from the Rent. Upon request, Tenant will provide Landlord with written evidence of the costs of such repairs.

                         15. CASUALTY OR CONDEMNATION
                          -----------------------------

     15.1  Casualty. If there is a casualty to any structure owned by Landlord
           --------
upon which a Communications Facility is located, Landlord must within ninety
(90) days repair or restore the structure. Tenant may, if permitted by the Ground Lease, at Tenant's expense, including obtaining requisite approvals and permits, immediately erect on the Premises or an unused portion of the Site a temporary Communications Facility, including any supporting structure, while Landlord makes repairs to the Premises. Upon completion of such repair or restoration, Tenant is entitled to reinstall the Communications Facility.

     15.2  Condemnation. If there is a condemnation of a Site including, without
           ------------
limitation, a transfer of a Site by consensual deed in lieu of condemnation, then the SLA for the condemned Site will terminate upon transfer of title to the condemning authority, without further liability of either party under this Agreement with respect to such Site except for obligations which arise hereunder or under the SLA prior to date title transfers to the condemning authority. Landlord shall notify Tenant of the possible taking as soon as Landlord learns of same. Tenant is entitled to pursue a separate condemnation award for the Communications Facility from the condemning authority as may be permitted by applicable law.

                    16. SURRENDER OF PREMISES; HOLDING OVER
                    ----------------------------------------

     Upon the expiration or other termination of a SLA for any reason whatsoever, Tenant must peacefully vacate the applicable Premises in as good order and condition as the same were at the execution of the applicable SLA, except for reasonable use, wear and tear and casualty and condemnation.

     If Tenant continues to hold any Premises after the termination of the applicable SLA, whether the termination occurs by lapse of time or otherwise, such holding over will, unless otherwise agreed to by Landlord in writing, constitute and be construed as a month-to-month tenancy with monthly Rent payable in an amount equal to 150% of the Rent in effect for the month immediately preceding the commencement of such holdover, month-to-month tenancy and such month-to-month tenancy shall be subject in all other respects to all of the other terms set forth in this Agreement and applicable SLA.

                           17. DEFAULT AND REMEDIES
                            -------------------------

     17.1  Tenant's Default. The occurrence of any one or more of the following
           ----------------
events constitutes an "event of default" by Tenant under the applicable SLA:

           17.1.1 if Tenant fails to pay any Rent, additional Rent or other sums payable by Tenant for the applicable Premises within ten (10) calendar days of the due date and Tenant fails to cure same within ten (10) business days after receipt of written notice of same;

           17.1.2 if Tenant fails to perform or observe any other term of this Agreement and/or the applicable SLA, including terms and conditions applicable thereto contained in this Agreement, and such failure continues beyond receipt of written notice of such default and beyond applicable cure period specified elsewhere herein;

            17.1.3 if Tenant fails to perform or observe any other term of this Agreement and/or the applicable SLA, including terms and conditions applicable thereto contained in this Agreement, and there is no cure period specified elsewhere herein with respect to such failure and such failure continues for more than thirty (30) days after receipt of written notice from Landlord; except such thirty (30) day cure period will be extended as reasonably necessary to permit Tenant to complete cure but in no event longer than a total of sixty
                    (60) days so long as Tenant commences cure within such thirty (30) day cure period and thereafter continuously and diligently pursues and completes such cure;

            17.1.4 if Tenant's Communications Facility is found to be interfering as described in Section 6.1 and Tenant has failed to cure same pursuant to Section 6.1; or

            17.1.5 breach of any representation, warranty or agreement of Tenant set forth in this Agreement or an SLA.

     17.2   Landlord's Remedies. If an event of default occurs, Landlord shall
            -------------------
have the rights and remedies of Sprint PCS set forth in the Management Agreement including, without limitation, the right of offset in the event of monetary payment default by Tenant. The foregoing remedies of Landlord are in addition to and not exclusive of any other rights and remedies available at law or in equity. Landlord may elect any one or more remedies with respect to any particular SLA.

     17.3   Landlord's Default. If Landlord is in:
            ------------------

            17.3.1 breach of any representation, warranty or agreement set forth in this Agreement; or

            17.3.2 if Landlord fails to perform or observe any other term of the applicable SLA, including terms and conditions applicable thereto contained in this Agreement, and such failure continues for more than thirty (30) days after receipt of written notice from Tenant; except such thirty
                    (30) day cure period will be extended as reasonably necessary to permit Landlord to complete cure so long as Landlord commences cure within such thirty (30) day cure period and thereafter continuously and diligently pursues and completes such cure;

     17.4 Tenant's Remedies. In the event of a default by Landlord, Tenant shall have the rights and remedies of Buyer set forth in the Management Agreement.

                        18. COVENANT OF QUIET ENJOYMENT
                        --------------------------------

     Landlord covenants that, subject to the terms of each applicable Ground Lease, Tenant, upon the payment of Rent and performance of all the terms, covenants and conditions under this Agreement and each applicable SLA, will have, hold and enjoy each Premises subleased under a SLA during the SLA Initial Term and applicable SLA Renewal Term. Landlord will take no action not expressly permitted under the terms of this Agreement that will interfere with Tenant's intended use of the Premises nor will Landlord fail to take any action or perform any obligation necessary to fulfill Landlord's covenant of quiet enjoyment in favor of Tenant.

                         19. COVENANTS AND WARRANTIES
                          -----------------------------

     19.1   Landlord. Landlord represents, with respect to each particular SLA
            --------
that:

            19.1.1 Landlord has a good and marketable leasehold interest or has a valid license or easement in the land on which the Site and Premises are located pursuant to a Ground Lease and has rights of access thereto;

            19.1.2 Landlord will not knowingly permit or suffer after the execution of each applicable SLA, the installation and existence of any other improvement (including, without limitation, transmission or reception devices) upon the structure or land of which any Site or Premises is a portion if such improvement results in the degradation of transmission or reception by the Communications Facility; and

            19.1.3 The Premises are not, to the best of Landlord's knowledge, contaminated by any Environmental Hazards (as defined in Section 20).

     19.2   Mutual. Each party represents and warrants to the other party that:
            ------

            19.2.1 it has full right, power and authority to make this Agreement and to enter into the SLAs;

            19.2.2 the making of this Agreement and the performance thereof will not violate any laws, ordinance, restrictive covenants, or other agreements under which such party is bound;

            19.2.3 such party is a duly organized and existing corporation or partnership;

            19.2.4 the party is qualified to conduct business in any state in which the Premises and Sites are located; and

            19.2.5 all persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

     19.3   No Brokers. Tenant and Landlord represent to each other that neither
            ----------
has had any dealings with any real estate brokers or agents in connection with the negotiation of this Agreement or any SLA.

                           20. ENVIRONMENTAL MATTERS
                           -------------------------

     Landlord represents that to the best of Landlord's knowledge without having conducted any investigation there are no Environmental Hazards on any Site. Nothing in this Agreement or in any SLA will be construed or interpreted to require that Tenant remediate any Environmental Hazards located at any Site or Premises unless Tenant or Tenant's officers, employees, agents, or contractors placed the Environmental Hazards on the Site.

     Tenant will not bring to, transport across or dispose of any Environmental Hazards on any particular Premises or Site without Landlord's prior written approval, except Tenant may, if permitted under the terms of the Ground Lease, keep on the Premises substances used in back up power units (such as batteries and diesel generators) commonly used in the wireless telecommunications industry. Tenant's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances, and regulations governing such use.

     The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "hazardous substances" are as defined in the Comprehensive Environmental Response, Compensation and Liability Act, and any regulations promulgated pursuant thereto. The term "pollutants" are as defined in the Clean Water Act, and any regulations promulgated pursuant thereto. This
Section 20 will survive termination of this Agreement and any particular SLA.

     Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, causes of action, demands and liability, including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorneys' fees that Landlord may suffer due to any Environmental Hazards at the Premises generated by Tenant's activities.

     Landlord agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, causes of action, demands and liability, including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorneys' fees that Tenant may suffer due to any Environmental Hazards at the Premises not generated by Tenant's activities.

                               21. SUBORDINATION
                               -----------------

     21.1   Agreement. Tenant agrees that this Agreement and each SLA is subject
            ---------
and subordinate at all times to the lien of all mortgages, security instruments, and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Premises or Site or on or against Landlord's interest or estate therein, and any underlying Ground Lease on a particular Site, all without the necessity of having further instruments executed by Tenant to effect such subordination, except with respect to any such liens or leases which arise following execution of this Agreement.

     Landlord agrees that Tenant may pledge or grant a security interest in the Communication Facility as collateral for indebtedness and that Tenant will notify Landlord of same. Upon default by Tenant, Landlord will give notice to the creditor holding the indebtedness so that creditor may take reasonable steps to cure the default to protect its interests; provided Landlord has been provided advance written notice of creditor's notice address.

     21.2  SLA. Each SLA is subject to any restrictions or other terms or
           ---
conditions contained in the underlying Ground Lease. Tenant agrees to commit no act or omission which would constitute a default under any such Ground Lease.

     If a particular restriction contained in a Ground Lease and not set forth on the applicable SLA prevents Tenant from the installation, operation or maintenance of or access to the Communications Facility, Tenant is entitled to terminate the applicable SLA.

     Upon the expiration or termination of any Ground Lease, with respect to a particular Site, the SLA relating to such Site and Premises automatically terminates without further liability of either party except as may have arisen prior to such termination. Tenant acknowledges and agrees that some of the Ground Leases may grant to the property owner the right to terminate such Ground Lease on the Site, and that in the event of such termination, the SLA with respect to such Site will terminate concurrently therewith.

     Landlord agrees that Landlord will not breach the terms or conditions of any Ground Lease in a manner that adversely affects Tenant's use of the Premises.

     Landlord will notify Tenant as soon as reasonably possible after Landlord learns of the termination of any Ground Lease.

                            22. AUTHORIZED LANDLORDS
                            ------------------------

     This Agreement is entered into by Landlord on its own behalf and at the written request of and for the benefit of:

           22.1 any entity in which Landlord directly or indirectly holds an equity or similar interest;

           22.2 any entity which directly or indirectly holds an equity or similar interest in Landlord; and

           22.3 any entity directly or indirectly under common control with Landlord.

     Landlord and each of the entities above is referred to herein as an "Authorized Landlord". No obligation is incurred or liability accepted by any Authorized Landlord until that Authorized Landlord enters into a SLA. Only the Authorized Landlord executing a SLA is responsible for the obligations and liabilities related thereto arising under that SLA and this Agreement. All communications and invoices relating to a SLA must be directed to the Authorized Landlord signing that SLA. A default by any Authorized Landlord will not constitute or serve as a basis for a default by any other Authorized Landlord.

                            23. GENERAL PROVISIONS
                             -----------------------

     23.1  Entire Agreement; Amendments. The provisions of this Agreement, the
           ----------------------------
Management Agreement and each SLA set forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this Agreement. There are no representations or understandings of any kind not set forth in this Agreement. Any amendments to this Agreement or any SLA must be in writing and executed by both parties.

     23.2  Severability. The parties intend every provision of this Agreement to
           ------------
be severable. If any provision of this Agreement or any SLA is held to be illegal, invalid or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement or replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

     23.3  Binding Effect. Except as otherwise provided in this Agreement, this
           --------------
Agreement and each SLA is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees and assignees.

     23.4  Headlines. The headings contained in this Agreement are for reference
           ---------
purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this Agreement.

     23.5  Waiver. The observance of any term of this Agreement may be waived
           ------
(whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of either party in exercising any power or right under this Agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

     23.6  Construction. This Agreement will be construed simply according to
           ------------
its fair meaning and not strictly for or against either party.

     23.7  Notice. Any notice, demand or communication required or permitted to
           ------
be given by any provision of this Agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), or delivered by overnight courier to the address of other parties set forth below:

     Landlord:        Sprint Spectrum L.P.
                      c/o Sprint Sites USA
                      9401 Indian Creek Parkway
                      Building 40, Suite 770
                      Overland Park, Kansas 66210

     With a copy to:  Sprint Spectrum L.P.
                      4900 Main Street, 11th Floor
                      Kansas City, Missouri 64112
                      Attention: Business Law Group

     Tenant:          Independent Wireless One Corporation
                      c/o J. K. Hage
                      Hage & Hobaica, LLP
                      610 Charlotte Street
                      P. 0. Box 1769
                      Utica, New York 13503-1769

     Any such notice is deemed received one (1) business day following deposit with an overnight courier or five (5) business days following deposit in the United States mail addressed as required above. Landlord or Tenant may from time to time designate any other address for this purpose by written notice to the other party delivered in the manner set forth above.

     23.8  Government Law. This Agreement and each SLA is governed by the laws
           --------------
of the state where the Site is located.

     23.9  No Liens. Each Communications Facility and related property located
           --------
upon any Premises by Tenant pursuant to the terms of this Agreement and the applicable SLAs will at all times be and remain the property of Tenant and will not be subject to any lien or encumbrance created or suffered by Landlord. Tenant has the right to make such public filings as it deems necessary or desirable to evidence Tenant's ownership of the Communications Facility. Landlord waives all Landlord's or landlord's lien on any property of Tenant (whether created by statute or otherwise).

     23.10  Conflict. Anything herein to the contrary notwithstanding, in the
            --------
event of a conflict between the provisions of this Agreement or any SLA and the provisions of the Management Agreement, the provisions of the Management Agreement shall control, except with respect to Section 17.12 thereof entitled Governing Law.

                            24. FEDERAL COMPLIANCE.
                            -----------------------

     During the term of this Sublease, Tenant agrees as follows:

     24.1 Tenant will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. Tenant will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin.

Such action will include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Tenant agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

     24.2 Tenant will, in all solicitations or advertisements for employees placed by or on behalf of Tenant, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

     24.3 Tenant will send to each labor union or representative of workers with which Tenant has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the labor union or workers' representatives of Tenant's commitments under this Section, and will post copies of the notice in conspicuous places available to employees and applicants for employment.

     24.4 Tenant will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     24.5 Tenant will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to Tenant's books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     24.6 In the event of Tenant's noncompliance with the nondiscrimination clauses of this Sublease or with any of the rules, regulations, or orders, this Sublease may be canceled, terminated, or suspended in whole or in part and Tenant may be declared ineligible for further Government contracts or federally assisted contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

     24.7 Tenant will include the portion of the sentence immediately preceding Section (1) and the provisions of Section (1) through this Section (7) in every subcontract, sublease or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor, subtenant or vendor. Tenant will take such action with respect to any subcontract, sublease or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event Tenant becomes involved in, or is threatened with, litigation with a subcontractor, subtenant or vendor as a result of such direction by the administering agency Tenant may request the United States to enter into such litigation to protect the interests of the United States.

     24.8 In consideration of this Sublease with Landlord, Tenant agrees to execute the Certificate of Compliance attached hereto as Exhibit "D" and further agrees that this certification will be part of this Sublease between Landlord and Tenant. Tenant will include Exhibit "D" in every subcontract, sublease, or purchase order, so that such provisions will be binding upon each subcontractor, subtenant or vendor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            INDEPENDENT WIRELESS ONE
                                            LEASED REALTY CORPORATION

ATTEST:                                     By:____________________________
By:___________________________              Name:__________________________
Name:_________________________              Title:_________________________
Title:________________________



SPRINT SPECTRUM L.P.                        SPRINT SPECTRUM REALTY
                                            COMPANY L.P.

By:___________________________              By:____________________________
Name:_________________________              Name:__________________________
Title:________________________              Title:_________________________

Attached Exhibits
-----------------
"A"  - Site Lease Acknowledgment
"B"  - Memorandum of Site Lease Acknowledgment (Sublease)
"C"  - Site Standards
"D"  - Certificate of Compliance with Federal Regulations

                                  ADDENDUM III
                                       TO
                        SPRINT PCS MANAGEMENT AGREEMENT

Manager:          Independent Wireless One Corporation

Service Area:
                    Albany-Schenectady, NY (BTA No. 7)
                    Binghamton, NY (BTA No. 43)
                    Boston, MA (BTA No. 51) - Only Strafford and Rockingham Counties
                    Burlington, VT (BTA 63)
                    Elmira-Corning-Hornell, NY (BTA No. 127)
                    Glens Falls, NY (BTA No. 164)
                    Ithaca, NY (BTA No. 208)
                    Keene, NH (BTA No. 227)
                    Lebanon-Claremont, NH (BTA No. 249)
                    Lewiston-Auburn, ME (BTA No. 251) - Only Coos County, NH
                    Manchester-Nashua-Concord, NH (BTA No. 274) - Excluding the
                         metropolitan area of Nashua, NH
                    New York, NY (BTA No. 321) - Only Orange and Sullivan Counties
                    Oneonta, NY (BTA No. 333)
                    Pittsfield, MA (BTA No. 351)
                    Plattsburgh, NY (BTA No. 352)
                    Poughkeepsie-Kingston, NY (BTA No. 361)
                    Rutland-Bennington, VT (BTA No. 388)
                    Syracuse, NY (BTA No. 438)
                    Utica-Rome, NY (BTA No. 453)
                    Watertown, NY (BTA NO. 463)



     This Addendum III (this "Addendum"), dated as of August 7, 2000, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of February 9, 1999, as amended by that certain Addendum I to Sprint PCS Management Agreement, dated February 9, 1999, and that certain Addendum II to Sprint PCS Management Agreement, dated December 17, 1999 (such agreement, as amended to date being the "Management Agreement").

     The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references in this Addendum are to Sections and Exhibits of the Management Agreement unless otherwise noted.

     1. Marketing Communications Guidelines. The first bulleted standard set forth in Section II.B. of Exhibit 5.2 to the Management Agreement is deleted in
                          -----------
its entirety and replaced with the following language:

     All uses of the Sprint marks must be in an manner generally consistent with overall Sprint brand positioning, as determined by Sprint from time to time. Sprint will review all advertising/communication strategy and make judgments on its consistency with the overall Sprint brand positioning within ten (10) days of receipt. If the strategy is judged to be inconsistent, it will not be used or will be changed to be consistent with Sprint brand positioning. Pre-production advertising/communications will be reviewed by Sprint for consistency with Sprint brand positioning and personality within ten (10) days of receipt. If the advertising/communications are judged to be inconsistent, it will not be used or will be changed to be consistent with the Sprint brand positioning and personality.

     2. Customer Service Program Requirements. Manager has selected Sprint PCS to provide customer service to subscribers in Manager's Service Area. Therefore, Exhibit 8.1, 8.1.1, 8.1.2, 8.1.3 and 8.1.4 are deleted in their entirety from the Management Agreement. If Manager selects the option to self-provide customer service, the Management Agreement will be amended to include the Customer Service Program Requirements then in effect for similarly situated Other Managers; provided that Manager's Customer Service Program Requirements will be at least as favorable to Manager as the Customer Service Program Requirements then in effect for any Other Manager.

     3. Counterparts. This Addendum may be signed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

                                 Independent Wireless One Corporation

                                 By: /s/ Solon L. Kandel
                                    _____________________________________
                                    Name: Solon L. Kandel
                                    Title: President & CEO

                                 WirelessCo, L.P.

                                 By: /s/ Thomas E. Mateer
                                    ______________________________________
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                 Sprint Spectrum L.P.

                                 By: /s/ Thomas E. Mateer
                                    ______________________________________
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                 Sprint Communications Company  L.P.

                                 By: /s/ Don A. Jensen
                                    ______________________________________
                                    Don A. Jensen
                                    Vice President - Law

                            Schedule of Definitions

    This Schedule of Definitions is the "Schedule of Definitions" referred to in and incorporated by reference under the Management Agreement, Services Agreement, and Trademark License Agreements (as such agreements are defined below). Whenever the phrase "this agreement" is used below, such phrase refers to the particular agreement under whose terms this Schedule of Definitions is being applied in that instance. If citations to sections or exhibits of different agreements are included in a definition, the citation to the particular agreement under whose terms this Schedule of Definitions is being applied controls to the exclusion of the citations to different agreements.

    The following words and phrases used in this agreement have the following meanings:

    "Addendum" means any addendum attached to this agreement that contains the amendments to this agreement; such Addendum is expressly incorporated as a part of this agreement.

    "Affiliation Agreement" means any and all of the agreements, known as Sprint PCS Affiliation Agreements, whereby an affiliate and Sprint PCS and/or one or more of Sprint PCS' Related Parties agree to the terms and conditions under which such affiliate will manage the Service Area Network identified in such agreement, using such Affiliates own PCS license issued by the FCC and any documents incorporated by reference in such agreement.

    "Agent" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

    "Arbiter" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

    "Available Services" means those categories of services listed on Exhibit
2.1.1 to the Services Agreement (as the same may be amended from time to time by Sprint Spectrum and made available to Manager under the terms of the Services Agreement).

    "Available Services and Fees Schedule" means that schedule set forth on
Exhibit 2.1.1 to the Services Agreement, which sets forth the Available Services offered from time to time and the fees charged for such Available Services.

    "Bankruptcy" means, for the purposes of the Trademark License Agreements, either a Voluntary Bankruptcy or an Involuntary Bankruptcy.

    "Brands" means the Sprint PCS Brands and the Sprint Brands.

    "BTA" means a Basic Trading Area for which a Basic Trading Area (BTA) license is issued by the FCC.

    "Build-out Plan" means the plan agreed upon by Manager and Sprint PCS, along with any modifications and updates to the plan, respecting the construction and design of the Service Area Network, a copy of which is attached as Exhibit 2.1 to the Management Agreement.

    "Business Day" means a day of the year that banks are not required or authorized to close in the State of New York.

    "Cancelled Service" has the meaning set forth in Section 3.2 of the Services Agreement.

    "CDMA" means code division multiple access.

    "Change of Control" has the meaning set forth in Section 17.15.3 of the Management Agreement.

    "Collected Revenues" has the meaning set forth in Section 10.4 of the Management Agreement.

    "Confidential Information" means all Program Requirements, guidelines, standards, and programs, the technical, marketing, financial, strategic and other information provided by each party under the Management Agreement, Services Agreement, and Trademark License Agreements, and any other information disclosed by one party to the other party pursuant to the Management Agreement, Services Agreement, and Trademark License Agreements that is not specifically excluded by Section 12.2 of the Management Agreement. In addition to the preceding sentence, "Confidential Information" has the meaning set forth in
Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

    "Controlled Related Party" means the Parent of any Person and each Subsidiary of such Parent. As used in Section 1.2 and Article 3 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 1.2 and Article 3 of the Sprint Trademark and Service Mark License Agreement, the term "Controlled Related Party" will also include any Related Party of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise.

    "Default Rate" means the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the Prime Rate (adjusted as and when changes in the Prime Rate occur) plus five percent (5%).

    "Disaggregated License" means that portion of the License that Manager may or is required to purchase under Section 11 of the Management Agreement from Sprint PCS under certain circumstances, after Sprint PCS' receipt of FCC approval of the necessary disaggregation and partition, which portion comprises no less than the amount of spectrum sufficient to operate one duplex CDMA carrier (including the required guard bands) within the PCS Spectrum, and no more than 10 MHz of the Spectrum (at Manager's designation) covering the Service Area, and which includes the frequencies then in use in the Service Area Network and, if applicable, adjacent frequencies, so long as such frequencies in the aggregate do not exceed 10 MHz.

    "Dispute Notice" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

    "Dispute Notice Date" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

    "Encumbrances" has the meaning set forth in Section 5.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 5.1(a) of the Sprint Trademark and Service Mark License Agreement.

    "Entire Business Value" has the meaning set forth in Section 11.7.3 of the Management Agreement.

    "Event of Termination" means any of the events described in Section 11.3 of the Management Agreement. For the purposes of the Sprint Spectrum Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement. For the purposes of the Sprint Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement.

    "FAA" means the Federal Aviation Administration.

    "FCC" means the Federal Communications Commission.

    "Financial Lender" means any and all of those commercial and financial institutions that provide material credit to Manager for the purpose of assisting Manager with the fulfillment of its obligations and duties under this agreement.

    "fixed wireless local loop" has the meaning set forth in Section 2.4 of the Management Agreement.

    "home service area" means the geographic area within which a customer can make a local call on the customer's PCS phone (i.e., the customer does not incur an extra charge).

    "Inbound Roaming" means calls placed by a non-Sprint PCS Network customer on the Sprint PCS Network.

    "Indemnitee" and "Indemnitor" have the meanings set forth in Section
13.3.1 of the Management Agreement or Section 6.3.1 of the Services Agreement.

    "Initial Term" has the meaning set forth in Section 11.1 of the Management Agreement.

    "Involuntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

    "Law" means all laws (statutory or otherwise), ordinances, rules, regulations, bylaws, Orders and codes of all governmental and regulatory authorities, whether United States Federal, state or local, which are applicable to the Sprint PCS Products and Services.

    "License" means the PCS license(s) issued by the FCC described on the Service Area Exhibit to the Management Agreement.

    "Licensed Marks" means the trademarks and service marks referred to in the Recitals section of the Trademark License Agreement under whose terms this definition is being applied, and such other marks as may be adopted and established under said agreement from time to time.

    "Licensee" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

    "Licensor" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

    "local calling area" means the geographic area within which a customer can make a local call on the customer's PCS handset without incurring a long distance charge.

    "Loss" means any and all damage, loss, liability, claim, out-of-pocket cost and expense, including reasonable expenses of investigation and reasonable attorneys' fees and expenses, but excluding consequential or special damages.

    "Management Agreement" means that certain Sprint PCS Management Agreement executed by Manager and Sprint PCS and any documents incorporated by reference in said agreement.

    "Manager" means the party to this agreement as indicated in the introductory paragraph of this agreement.

    "Manager Management Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

    "Manager's Products and Services" means all types and categories of wireless communications services and associated products that are offered by Manager in the Service Area under Section 3.2 of the Management Agreement.

    "Marketing Communications Guidelines" means the guidelines issued by Sprint or Sprint PCS in accordance with Section 5.2 of the Management Agreement with respect to the marketing, promotion, advertising, distribution, lease and sale of Sprint PCS Products and Services, as they may be amended from time to time by Sprint or Sprint PCS in accordance with the terms of the Trademark License Agreements.

    "Master Signature Page" means the document that the parties to the Management Agreement, Services Agreement and/or one or more of the Trademark License Agreements sign to evidence their agreement to execute, become a party to and be bound by each of the agreements, or parts thereof, listed above the particular party's signature on such Master Signature Page.

    "MFN price" or "Most Favored Nation price" means, with respect to resale, the best local market price offered to any third party for the purchase of air time on Manager's network including but not limited to any third party who may use the air time for its own wireless communications services or resell the air time, and, with respect to roaming, the lowest roaming charge of Manager to other wireless carriers when their customers roam on the Service Area Network.

    "MIN" means the 24-bit mobile identification number corresponding to the 7-digit telephone number assigned to the handset, used for both billing and receiving calls.

    "MTA" means a Major Trading Area for which a MTA license is issued by the FCC.

    "New Coverage" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

    "Notice Address Schedule" means the schedule attached to the Master Signature Page that provides the mailing and courier delivery addresses, and the facsimile number, for giving notices to each of the parties signing the Master Signature Page. The Notice Address Schedule may include supplemental addresses that serve as additional or alternate notice addresses for use by the parties in specifically prescribed situations.

    "NPA-NXX" means as follows: "NPA" means numbering plan area, which is the area code for a telephone number, "NXX" refers to the first three digits of a telephone number, which identify the specific telephone company central office that serves that number.

    "Offer" means an offer received by Manager to sell substantially all of the assets comprising or used in connection with the operation and management of the Service Area Network or any portion of the Service Area Network.

    "Offer Notice" means a written notice given by Manager to Sprint PCS that sets forth in detail the terms and conditions of an Offer and the name and address of the person or entity making the Offer.

    "Offered Interest" means the assets that Manager proposes to sell pursuant to an Offer.

    "Operating Assets" means the assets Manager or its Related Parties owns and uses in connection with the operation of the Service Area Network, at the time of termination, to provide the Sprint PCS Products and Services. Operating

Assets does not include items such as furniture, fixtures and buildings that Manager or its Related Parties use in connection with other businesses. Examples of Operating Assets include without limitation: switches, towers, cell sites, systems, records and retail stores.

    "Operational Level of Sprint PCS" means the average operational level of all the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate, as measured by Sprint PCS, unless the operational level, as measured by Sprint PCS, of all of the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate that are contiguous to the Service Area are below the national average, in which case "Operational Level of Sprint PCS" means the average operational level of those contiguous service area networks.

    "Order" means any order, writ, injunction, decree, judgment, award or determination of any court or governmental or regulatory authority.

    "Other Managers" means any person or entity with which Sprint PCS has entered into an agreement similar to this agreement or an Affiliation Agreement, including without limitation an affiliate under an Affiliation Agreement or a manager under another Management Agreement, under which the person or entity designs, constructs and manages a service area network and offers and promotes Sprint PCS Products or Services.

    "Outbound Roaming" means calls placed by a Sprint PCS Network customer on a non-Sprint PCS network.

    "Parent" means, with respect to any Person, the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder) of such Person; except that if such ultimate parent entity is an individual, the Parent will be the highest entity in the ownership chain from the ultimate parent entity to and including such Person that is not an individual.

    "parties" means, with respect to the Management Agreement, Sprint PCS and Manager. For the purpose of the services Agreement only, "parties" means Sprint Spectrum and Manager. Sprint is not a party to the Management Agreement, except to the limited extent described on the signature page executed on behalf of Sprint. For the purpose of the Trademark License Agreements only, "parties" means Licensor and Licensee.

    "PCS" means a radio communication system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

    "PCS Spectrum" means the range of frequencies that Sprint PCS is authorized to use under the License.

    "Permitted Assignee" means any assignee of the rights and obligations of Licensee pursuant to an assignment consented to in writing by Licensor, in its sole discretion, in accordance with Section 14.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 14.1 of the Sprint Trademark and Service Mark License Agreement, or any subsequent permitted assignee of any such permitted assignee.

    "Person" means any individual, partnership, limited partnership, limited liability company, corporation, trust, other business association or business entity, estate, or other entity.

    "pops" means the population covered by a license or group of licenses. Unless otherwise noted, as used in the Management Agreement, pops means the most recent Rand-McNally Population Survey estimate of the population of a geographic area.

    "Premium and Promotional Items" means all items, including clothing, memorabilia and novelties, used to display the Licensed Marks for the purpose of promoting the awareness, sale or image of the Sprint PCS Products and Services; provided, however, that Premium and Promotional Items does not include marketing and advertising materials prepared by Licensee that are subject to the Marketing Communications Guidelines (e.g. printed materials such as bill stuffers, brochures and similar materials).

    "Prime Rate" means the rate announced from time to time by The Chase Manhattan Bank, or its successor(s), as its prime rate.

    "Program Requirements" means the standards, guidelines, plans, policies and programs established by Sprint PCS from time to time regarding the operation and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network, including the Program Requirements set forth in Sections 4.1, 4.2, 4.3, 7.2 and 8.1 of the Management Agreement. Sprint PCS may also implement Program Requirements respecting a voluntary resale program, as defined in Section 3.5.2 of the Management Agreement.

    "Purchase Notice" has the meaning set forth in Section 1.2 of Exhibit 11.8 to the Management Agreement.

    "Quality Standards" has the meaning set forth in Section 2.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 2.1(a) of the Sprint Trademark and Service Mark License Agreement.

    "Rand-McNally Population Survey" means the most recent population survey published by Rand-McNally or, if Rand-McNally no longer publishes the surveys, then the most recent population survey published by any successor organization to Rand-McNally or, if no such organization exists, an organization selected by Sprint PCS that provides surveys similar to the Rand-McNally surveys.

    "Receiving Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

    "Related Equipment" means customer-controlled equipment for use in connection with the Sprint PCS Products and Services including telephones, wireless handsets and related accessories, PCMCIA cards, "smart" cards, PDA's, PBX's, set-top boxes and data terminals.

    "Related Party" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person. For purposes of the Management Agreement, Sprint Spectrum, SprintCom, American PCS Communications, LLC, PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. will be deemed to be Related Parties. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Restricted Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

    "Selected Services" means those Available Services selected by Manager to be provided by Sprint Spectrum under Section 2.1 of the Services Agreement. An Available Service will not be treated as a Selected Service until Sprint Spectrum begins providing that service.

    "Service Area" means the geographic area described on the Service Area Exhibit to the Management Agreement.

    "Service Area Network" means the network and business activities managed by Manager under the Management Agreement in the Service Area under the License.

    "Services Agreement" means that certain Sprint PCS Services Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement, whereby Manager may delegate the performance of certain services to Sprint PCS for fees that represent an adjustment of the fees paid by Sprint PCS to Manager under Section 10 of the Management Agreement.

    "Siting Regulations" means:

    (1) FCC regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 47 CFR ss.ss.
         17.1 through 17.58, and as may be amended;

    (2) FAA regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 14 CFR ss.ss.
         77.1 through 77.75, and as may be amended;

    (3) FCC land use regulations as set forth in 47 CFR ss.ss.1.1301 through 1.1319, and as may be amended; and

    (4) FCC radio frequency exposure regulations as set forth in 47 CFR ss.ss.1.1301 through 1.1319, and as may be amended.

    "spectrum" has the same meaning as PCS Spectrum.

    "Sprint" means Sprint Communications Company, L.P., a Delaware limited partnership.

    "Sprint Brands" means the "Licensed Marks" as that term is defined under the Sprint Trademark and Service Mark License Agreement.

    "Sprint PCS" means any or all of the following Related Parties who are License holders and signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and American PCS Communications, LLC, a Delaware limited liability company. Each entity listed above is a Related Party to each of the other listed entities.

    "Sprint PCS Affiliation Agreement" has the same meaning as Affiliation Agreement.

    "Sprint PCS Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

    "Sprint PCS Communications Policies" means the policies established in accordance with Section 6.4 of the Management Agreement with respect to public relations development, maintenance and management, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

    "Sprint PCS Customer Service Program Requirements" means the program and requirements established in accordance with Section 8.1 of the Management Agreement with respect to customer service development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

    "Sprint PCS Customer Service Standards" means those customer service standards developed by Sprint PCS with respect to customer service and maintenance as described in Section 8.1 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

    "Sprint PCS Insurance Requirements" means the insurance requirements developed by Sprint PCS as described in Section 12.3 of the Management Agreement, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

    "Sprint PCS Management Agreement" has the same meaning as Management Agreement.

    "Sprint PCS National Accounts Program Requirements" means the program and requirements established in accordance with Section 4.2 of the Management Agreement with respect to national accounts development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

    "Sprint PCS National or Regional Distribution Program Requirements" means any distribution program and requirements established in accordance with Section
4.1 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, and entered into by Sprint PCS or its Related Parties and a third-party distributor (for example, a national chain of retail electronics stores) from time to time, under which the third party will distribute, lease, or sell Sprint PCS Products and Services on a national or regional basis. The term "distributor" means a reseller of Sprint PCS Products and Services, or an agent of Sprint PCS authorized to sell Sprint PCS Products and Services on behalf of Sprint PCS, or a person engaged in any other means of wholesale or retail distribution of Sprint PCS Products and Services.

    "Sprint PCS Network" means the national wireless network and business activities to be developed by Sprint PCS, Manager and Other Managers in the United States and certain of its territories and possessions, which network includes the Service Area Network.

    "Sprint PCS Products and Services" means all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, Manager and all Other Managers as the products and services of the Sprint PCS Network for fixed and mobile voice, short message and other data services under the FCC's rules for broadband personal communications services, including all local area service plans. Sprint PCS Products and Services do not include wireline products or services, including local exchange service, wireline long distance service, and wireline based Internet access.

    "Sprint PCS Roaming and Inter Service Area Program Requirements" means:

    (i)  the roaming program and requirements established in accordance with
Section 4.3 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from a carrier not associated with the Sprint PCS Network to operate the customer's handset on the Sprint PCS Network and for customers from the Sprint PCS Network (whether customers of Sprint PCS, Manager or an Other Manager) to operate the customer's handset on a network of a carrier not associated with the Sprint PCS Network, and

    (ii) the program established in accordance with Section 4.3 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from one Service Area on the Sprint PCS Network, whether managed by Sprint PCS, Manager, or an Other Manager, to operate the customer's handsets and otherwise receive seamless service, regardless of whether the customer makes its call to or from the Sprint PCS Network and regardless of whether the customer is a customer of Sprint PCS, Manager or an Other Manager.

    "Sprint PCS Technical Program Requirements" means the operating and technical performance standards established by Sprint PCS, in accordance with
Section 7.2 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, for the Sprint PCS Network as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

    "Sprint Spectrum" means Sprint Spectrum L.P., a Delaware limited partnership.

    "Sprint Spectrum Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

    "Sprint Spectrum Trademark and Service Mark License Agreement" means that certain Sprint Spectrum Trademark and Service Mark License Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement.

    "Sprint Trademark and Service Mark License Agreement" means that certain Sprint Trademark and Service Mark License Agreement executed by Manager and Sprint and any documents incorporated by reference in said agreement.

    "SprintCom" means SprintCom, Inc., a Kansas corporation.

    "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

    "Successor Notice" has the meaning set forth in Section 17.15.2(e) of the Management Agreement.

    "Term" means during the term of the Management Agreement, including the Initial Term and any renewal terms.

    "Trademark and Service Mark Usage Guidelines" means the rules governing the depiction and presentation of the Licensed Marks then generally in use by Licensor, to be furnished by Licensor to Licensee, as the same may be amended and updated from time to time by Licensor.

    "Trademark License Agreements" means the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement.

    "Type II Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

    "Voluntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the

Management Agreement.

    "wireless mobility communications network" means a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

                             EXHIBIT 1.7 (AMENDED)

                    BUILD-OUT AND WORKING CAPITAL FINANCING

     Manager intends to finance the build-out of the Service Area Network and to provide the necessary working capital to operate the business through a combination of private equity, high-yield debt and bank debt. Manager estimates that it will raise in the range of $475 million to fund its ten-year business operations in the Service Area. Manager currently is funded through equity contributions and commitments from founders of Manager and a group of independent telephone companies.

     To fund the additional requirements, Manager intends to complete the private equity and high yield debt placements and to obtain a revolving and term credit facility with a lending institution. Manager anticipates financing its operations in the Service Area through the following sources and in the following amounts:


Private Equity                            Approximately $135 Million
High Yield Debt                           Approximately $100 Million
Revolving Bank Facility                   Approximately $ 70 Million
Senior Term Debt                          Approximately $170 Million

These projected funding amounts and the sources are subject to change due to the financial needs of the Manager and based on conditions in the financial markets.

     Manager will prioritize its financing efforts to meet the building out and operational requirements of the Service Area Network in accordance with the Build-Out Plan, Exhibit 2.1. Manager agrees to have financing in a sufficient amount to complete each phase of the Build-Out Plan.

                             EXHIBIT 1.7 (AMENDED)

                              IWO HOLDINGS, INC.
                              ------------------
                          PROPOSED CAPITAL STRUCTURE

                              Amount                                                   Amount
Debt                          ($MM)          Equity                                    ($MM)
----                          -----          ------                                    -----
Senior Debt:                                 Investcorp Investors (including             119
                                             Odyssey)

 Revolver                      70            Founders, Management and Other               16
                                             Investors

 Tranche A Term               120

 Tranche B Term                50

Committed Subordinated
 Bridge Debt                  100
                             -----                                                     -------
   Total                      340                  Total                                 135

                             Exhibit 2.1 (Amended)

                                Build Out Plan
                           Independent Wireless One

Phase 1 - 2000
--------------

BTA 7 Albany, NY (December 2000)

     [***]

BTA 51 New York, NY (Orange County, NY) (December 2000)

     [***]

Phase 1 - 2001

BTA 438 Syracuse, NY (September 2001, except for SR 481)

     [***]


*** Confidential portions omitted and filed with the Commission.

BTA 453 Utica-Rome, NY (September 2001)

     [***]

BTA 43 Binghamton, NY (October 2001)

     [***]

BTA 164 Glens Falls, NY (November 2001)


     [***]

BTA 361 Poughkeepsie, NY (November 2001, except for Taconic State Parkway)

     [***]

BTA 51 Boston, MA/NH (Rockingham County, NH) (December 2001)


BTA 51 Boston, MA/NH (Strafford County, NH) (December 2001)


BTA 63 Burlington, VT (December 2001)

     [***]

BTA 127 Elmira-Corning, NY (December 2001)

     [***]


*** Confidential portions omitted and filed with the Commission.

BTA 208 Ithaca, NY (December 2001)

     [***]

BTA 227 Keene, NH/VT (December 2001)

     [***]

BTA 249 Lebanon, NH/VT (December 2001)

     [***]

BTA 274 Manchester, NH (December 2001)

     [***]

BTA 321 New York, NY (Sullivan County, NY) (December 2001)

     [***]

BTA 351 Pittsfield, MA (December 2001)

     [***]


*** Confidential portions omitted and filed with the Commission.

BTA 352 Plattsburgh, NY (December 2001)

     [***]

BTA 388 Rutland, VT (December 2001)

     [***]

BTA 463 Watertown, NY (December 2001)

     [***]

Phase 2 - 2002

BTA 43 Binghamton, NY (December 2002)

     [***]

BTA 63 Burlington, VT (December 2002)

     [***]

BTA 333 Oneonta, NY (December 2002)

     [***]


*** Confidential portions omitted and filed with the Commission.

                                                            EXHIBIT 2.1

                                                        IWO Build-out Plan

                                     Service Area                                                         Build-out Plan
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Licensed
                                               BTA State    Total Area      Total 1999     Covered 1999 Pops    % Covered, 1999
    BTA#      BTA Name (or County Name)                       (Sq Mi)        BTA Pops                                 Pops
-----------------------------------------------------------------------------------------------------------------------------------
       7  Albany-Schenectady                      NY             6,907       1,050,949            790,823               75%
      43  Binghamton                              NY             2,963         346,122
          Phase I                                                                                 187,534               54%
          Phase II                                                                                 52,431               15%
      51  Boston (Rockingham Co., NH)             MA               730         271,260            135,224               50%
      51  Boston (Stafford Co., NH)               MA               380         106,001             42,438               40%
      63  Burlington                              VT             6,181         394,211
          Phase I                                                                                  46,214               12%
          Phase II                                                                                153,081               39%
     127  Elmira-Corning-Hornell                  NY             4,452         312,800            159,518               51%
     164  Glen Falls                              NY             1,799         124,570             53,960               43%
     208  Ithaca                                  NY               491          95,557             83,018               87%
     227  Keene                                   NH             1,548         113,930             71,237               63%
     249  Lebanon-Claremont                       NH             3,282         173,466            107,889               62%
     274  Manchester-Nashua-Concord (Less         NH             3,189         448,451            304,931               68%
          Nashua)
     321  New York (Orange Co.)                   NY               837         330,714            308,964               93%
     321  New York (Sullivan Co.)                 NY               995          69,032             49,546               72%
     333  Oneonta (Phase II)                      NY             2,485         106,896             42,993               40%
     351  Pittsfield                              MA               952         134,109             89,299               67%
     352  Plattsburgh                             NY             3,025         115,929             66,007               57%
     361  Poughkeepsie-Kingston                   NY             1,980         427,680            366,160               86%
          Taconic State Parkway
     388  Rutland-Bennington                      VT             1,584          98,681             56,141               57%
     438  Syracuse                                NY             3,717         790,964            628,879               80%
          SR481
     453  Utica-Rome                              NY             2,717         305,602            205,455               67%
     463  Watertown                               NY             7,187         303,652             70,138               23%

          TOTALS                                                57,401       6,120,576          4,071,880               67%

Completion      BTA License     License
   Date         Holder          Block
-----------------------------------------
 12/2000        Sprint PCS         B
                Sprint PCS         B
 10/2001        Sprint PCS         B
 12/2002        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
                Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2002        Sprint PCS         B
 12/2001        Sprint PCS         B
 11/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2001        Sprint PCS         B

 12/2000        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2002        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 11/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 09/2001        Sprint PCS         B
 12/2001        Sprint PCS         B
 09/2001        Sprint PCS         B
 12/2001        Sprint PCS         B

                                  Exhibit 2.1
                               Building Plan Map
                          Independent Wireless One LLC

[Map of northeastern United States showing network buildout plan. Map is color coded to show the portion of the build-out to be completed during Phase I of the build-out and the portion of the build-out to be completed during Phase II of the build-out. Map is also color coded to show basic trading area boundaries; Sprint PCS' current coverage; and the IWO licensed area.]

                                                         Exhibit A to Addendum I
                                             Exhibit 2.6 to Management Agreement





                           ASSET PURCHASE AGREEMENT


      This Asset Purchase Agreement (the "AGREEMENT") is made and entered into as of February 9, 1999, by SPRINT SPECTRUM L.P. and its wholly-owned subsidiaries SPRINT SPECTRUM EQUIPMENT COMPANY, L.P. and SPRINT SPECTRUM REALTY COMPANY, L.P., all of which are Delaware limited partnerships (together, "SELLER"), and Independent Wireless One Corporation, a Delaware Corporation ("BUYER").

                                   Recitals

      A. Seller or one of Seller's wholly owned subsidiaries owns or leases that certain property identified on the attached EXHIBIT A (the "ASSETS").

      B. Buyer and Seller have entered into that certain Sprint PCS Management Agreement dated February 9, 1999 (the "MANAGEMENT AGREEMENT"), to which this Agreement is made an exhibit upon its execution by the parties and that provides, among other things, that Buyer will purchase and Seller will sell the Assets, upon the terms and conditions set forth in this Agreement;

                                  AGREEMENTS

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

      1. TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in the Assets free and clear from all liens created by the Seller other than the Assumed Liabilities (as defined below). The consummation of this transaction (the "CLOSING") will occur, subject to the terms and conditions of this Agreement, on or before August 1, 1999 (the "CLOSING DATE").

      2. PURCHASE PRICE. The purchase price of the Assets (the "PURCHASE PRICE") will equal Eighty-Eight Million Four Hundred Fifty Thousand Dollars ($88,450,000).

             The parties agree that the allocation of the Purchase Price among the Assets set forth above is the result of arm's-length negotiations between the parties as to the price of each item or category of items of the Assets, and neither party will make any claim or treat any item on its tax returns in a manner that is inconsistent with such allocation.

             Sprint PCS shall have the right to retain ownership and control of any of the cell sites set forth in EXHIBIT A which are (i) owned in fee simple, (ii) for which Sprint PCS has a ground lease, or (iii) for which Sprint PCS has the right to co-locate any users of the site in addition to Sprint PCS, upon providing to Manager 10 days' written notice identifying each cell site to be retained by Sprint PCS. For each cell site retained by Sprint PCS, the Purchase Price shall be reduced in the applicable amount as set forth in EXHIBIT D. For each cell site retained by Sprint PCS, Sprint PCS shall provide to Manager the right to lease space at that cell site sufficient to maintain or implement operation of Manager's network. The retained sites shall be leased by Sprint PCS to Manager at market lease rates for sites of a similar nature located in the Service Area. The right of Sprint PCS hereunder to provide notice to retain certain cell sites shall terminate effective
             June 1, 1999.

      3. REVIEW PERIOD. For a period extending for thirty (30) days after this Agreement has been executed by both parties ("REVIEW PERIOD"), Buyer may review such documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical, mechanical, environmental, structural or other inspections of the Assets as Buyer deems appropriate. If, in Buyer's reasonable discretion, based upon the results of Buyer's inspections, Buyer determines that the Assets are unsatisfactory to Buyer, Buyer may by written notice to Seller within the Review Period, terminate this Agreement, and upon such termination, neither party will have any further rights or obligations under this Agreement. Any termination notice provided to Seller must contain a specific description of the condition on which Buyer bases such termination. If Buyer does not terminate this Agreement by such notice within the Review Period, this Agreement will remain in full force and effect in accordance with its terms. Buyer may not elect to purchase less than all of the Assets.

      4. ASSUMPTION OF LIABILITIES. Buyer agrees to assume all liabilities, debts, expenses and obligations now existing or hereafter arising in, to, under or pursuant to the Assets as of the Closing Date, including, without limitation, all liabilities, debts, expenses and obligations relating to all the Assets (the "ASSUMED LIABILITIES") and to pay and perform the Assumed Liabilities when due. Buyer's assumption of the Assumed Liabilities does not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities.

      5. CONDITION OF ASSETS. It is understood and agreed that Seller is not making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the Assets, including, but not limited to, warranties or representations as to matters of title (except that Seller represents and warrants that Seller or wholly owned subsidiary of Seller that is conveying or assigning an Asset to Seller has not previously conveyed or assigned that Asset to any other party), zoning, tax consequences, physical or environmental conditions, availability of access, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Assets including, without limitation: (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets; (ii) the manner or quality of the construction or materials incorporated into any of the Assets and (iii) the manner, quality, state of repair or lack of repair of the Assets. Buyer agrees that with respect to the Assets, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent of Seller other than as specifically set forth in this

             Agreement. Buyer represents that it is a knowledgeable purchaser and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer will conduct such inspections and investigations of the Assets, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and, upon closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon closing, Seller shall sell and convey to Buyer and Buyer shall accept the Assets "as is, where is" with all faults, and Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Assets by Seller, any agent of Seller or any third party. The terms and conditions of this paragraph shall expressly survive the closing.

      6. DAMAGE OR DESTRUCTION. If prior to the Closing Date, any of the Assets are destroyed or substantially damaged by fire, lightning or any other cause, or all or any part of the Assets is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller will immediately deliver to Buyer written notice of such event or condition, and Buyer will have the option of (a) enforcing this Agreement and retaining any insurance proceeds or proceeds of the taking by eminent domain, or (b) terminating this Agreement by written notice within twenty (20) days after receiving written notice from Seller of such destruction, damage or claim. If this Agreement is terminated, neither party will have any further obligation under this Agreement. The risk of loss will be borne by Seller until the Closing Date.

      7. CLOSING. If Buyer does not terminate the Agreement pursuant to Paragraph 3 or 6 of this Agreement, on the Closing Date:

                    (a) Seller (or the wholly owned entity owning any Asset if other than Seller) and Buyer shall execute and deliver to each other an Assignment of Leases and Bill of Sale in the form attached hereto as EXHIBIT B;

                    (b) Buyer shall pay the Purchase Price to Seller in immediately available funds;

                    (c) Buyer shall provide copies of all necessary consents, if any, for the conveyance or assignment of the Assets. Such consents to be in the form of Consent and Release attached hereto as EXHIBIT C.

                         For each cell site which is the subject of this Asset Purchase Agreement and for which a release of Sprint PCS' obligations cannot be obtained prior to the Closing Date, Sprint PCS, in its sole discretion, may continue to be obligated under any existing leases or purchase obligations for any such cell sites subject to
                         (1) receipt of a consent from the landlord or seller of the cell site consenting to the assumption of the leasehold or purchase obligation by Manager and (2) execution of an agreement setting forth the obligations of Manager with respect to each such cell site for which a release cannot be obtained and containing terms and conditions acceptable to Sprint PCS.

             Buyer is responsible for paying or causing to be paid all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the

             Assets or the assumption of the Assumed Liabilities.

             Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges against the real estate, personal property and intangible property that is sold, transferred, assigned or otherwise conveyed to Buyer pursuant to this agreement.

      8. FURTHER ASSURANCES. Seller will from time to time at the request of Buyer, do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, and transfer, in form and substance satisfactory to Seller, as Buyer may reasonably require for the more effective conveyance and transfer of any of the Assets.

      9. INDEMNIFICATION. Breaches of this Agreement by either Buyer or Seller will be a breach for which the non-breaching party is entitled to indemnification in accordance with the terms and conditions and utilizing the procedures set forth in the Management Agreement.

      10. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference) and the Management Agreement, including all addenda thereto, contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. All exhibits attached hereto are incorporated herein by this reference.

      11. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

      12. NO OTHER REPRESENTATIONS AND WARRANTIES. Seller makes no representation or warranty to Buyer with respect to the Assets, except as expressly set forth in this Agreement.

      13. WAIVERS AND NOTICES. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement.

      14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

      15. GOVERNING LAW. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


SELLER:                  SPRINT SPECTRUM L.P.


                         By
                            ____________________________________________________
                             Name:
                                   _____________________________________________
                             Title:
                                    ____________________________________________


                         SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.


                         By
                            ____________________________________________________
                             Name:
                                   _____________________________________________
                             Title:
                                    ____________________________________________

                         SPRINT SPECTRUM REALTY COMPANY, L.P.


                         By
                            ____________________________________________________
                             Name:
                                   _____________________________________________
                             Title:
                                    ____________________________________________

BUYER:
                         INDEPENDENT WIRELESS ONE CORPORATION


                         By
                            ____________________________________________________
                         Name:
                               _________________________________________________
                         Title:
                                ________________________________________________

                              First Amendment to
                           Asset Purchase Agreement

     This First Amendment (the "Amendment") to that certain Asset Purchase Agreement (the "Agreement") dated as of February 9, 1999, by SPRINT SPECTRUM L.P., SPRINT SPECTRUM EQUIPMENT COMPANY, L.P. and SPRINT SPECTRUM REALTY COMPANY, L.P., all of which are Delaware limited partnerships (together "Seller"), and INDEPENDENT WIRELESS ONE CORPORATION, a Delaware corporation ("Buyer") is effective as of December 17, 1999. Capitalized terms used herein and not otherwise defined have the meaning given them in the Agreement.

     1.   Modifications to Exhibit A. Exhibit A, a copy of which is attached
                           --------- ----------
          hereto and incorporated into the Agreement by this reference, is modified by separating the Assets into two categories: Retail-Related Assets and Network-Related Assets. Seller hereby represents and warrants that the Assets constitute all of the assets (other than the Excluded Assets) used in or necessary for the delivery of the Sprint PCS Products and Services (as defined in the Management Agreement) being delivered in the Service Area as of the date of the Phase I Closing (as defined below).

     2. Closing Date. Section 1 of the Agreement is deleted in its entirety and replaced with the following:

          1. Transfer of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right title and interest in the Assets free and clear from all liens created or suffered by Seller other than the Assumed Liabilities (as defined below). The closing of the transactions contemplated hereby shall occur in four phases. The first phase of the Closing shall occur on December 17, 1999 (the "Phase I Closing"). At the Phase I Closing, Seller shall transfer to Buyer the Headquarters and the Headquarters FFE (as such terms are defined in Exhibit
               A). The second phase of the Closing shall occur on January 5, 2000 (the "Phase II Closing") At the Phase II Closing, Seller shall transfer to Buyer the Accounts Receivable (as such term is defined in Exhibit A) and the Subscribers (as such term is defined in Addendum II to the Management Agreement). The third phase of the Closing shall occur on February 1, 2000 (the "Phase III Closing"). At the Phase III Closing, Seller shall transfer to Buyer the Retail Related Assets. The fourth phase of the Closing shall occur on March 31, 2000 (the "Phase IV Closing") (the Phase I Closing, the Phase II Closing, the Phase III

               Closing and the Phase IV Closing are collectively referred to herein as the "Closing" and the date on which a phase of the Closing takes place is referred to herein as a "Closing Date"). At the Phase IV Closing, Seller shall transfer to Buyer the Network Related Assets and any other Assets that have not been previously transferred to Buyer. Buyer acknowledges that Sprint PCS plans to terminate employees related to the Retail Related Assets immediately prior to the Phase III Closing (other than engineers, which will be terminated effective January 1, 2000) and employees related to the Network Related Assets immediately prior to the Phase IV Closing. Each phase of the Closing hereunder shall take place at 10:00 a.m., New York City time, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166.


     3. Purchase Price. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2. Purchase Price. The Purchase Price of the Assets is $84,882,037 plus the amount of the Accounts Receivable. The Purchase Price is allocated as follows: (a) {***} of the Purchase Price is allocated to the Retail Related Assets (the "Phase III Purchase Price"), and (b) {***} of the Purchase Price is allocated to the Network Related Assets (the "Phase IV Purchase Price") and
               (c) the balance of the Purchase Price is allocated to the Accounts Receivable (the "Phase II Purchase Price"). Seller and Buyer hereby acknowledge and agree that the allocation of the Purchase Price set forth in the preceding sentence was determined as a result of arms-length negotiations between Seller and Buyer as to each item or category of items of Assets, and neither Seller nor Buyer shall make any claim or treat any item on its tax returns in a manner that is inconsistent with such allocation.

               At the Phase II Closing, Buyer shall deliver to Seller, against receipt of the Accounts Receivable, the Phase II Purchase Price. At the Phase III Closing, Buyer shall deliver to Seller, against receipt of the Retail Related Assets, the Phase III Purchase Price. At the Phase IV Closing, Buyer shall deliver to Seller, against receipt of the Network Related Assets and other Assets, the Phase IV Purchase Price.

     4. Review Period. The parties acknowledge that the Review period has expired; provided, that Seller shall use commercially reasonable and diligent efforts to provide Buyer the materials set forth on Exhibit B
                                                                       ---------
          attached hereto.


*** Confidential portions omitted and filed separately with the Commission.

     5. Assumption of Liabilities. Section 4 of the Agreement is deleted in its entirety and replaced with the following language.

               At the Phase I Closing, Buyer shall assume all liabilities, debts, expenses and obligations arising and accruing after the Phase I Closing Date due to any action or failure to act occurring after such time in, to, under or pursuant to the Headquarters and the Headquarters FFE. At the Phase III Closing, Buyer shall assume all liabilities, debts, expenses and obligations arising and accruing after the Phase III Closing Date due to any action or failure to act occurring after such time in, to, under or pursuant to Retail Related Assets delivered to Buyer. At the Phase IV Closing, Buyer shall assume all liabilities, debts, expenses and obligations arising and accruing after the Phase IV Closing Date due to any action or failure to act occurring after such time in, to, under or pursuant to the Network Related Assets, and other Assets delivered to Buyer (the liabilities assumed at the Closings are collectively referred to herein as the "Assumed Liabilities"). Buyer will pay and perform the Assumed Liabilities when due. Buyer's assumption of the Assumed Liabilities does not enlarge any rights of third parties under any contracts or arrangements with Buyer or Seller. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities.

     6. Closing. Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following:


          7. Closing. If Buyer does not terminate the Agreement pursuant to Paragraph 3 or 6 of this Agreement, on the applicable Closing Date for each phase of the Closing:

               (a) Seller (or the wholly owned entity owning any Asset if other than Seller) and Buyer shall execute and deliver to each other an Assignment of Leases and Bill of Sale in the form attached as Exhibit B for the Assets to be delivered to Buyer on such Closing Date;

               (b) Buyer shall pay the portion of the Purchase Price due on such Closing Date to Seller in immediately available funds; and

               (c) Seller shall provide copies of all necessary consents, if any, for the conveyance or assignment of the Assets to be delivered to Buyer on such Closing Date.

               Seller and Buyer acknowledge that Seller does not have a consent for the assignment of approximately three cell sites. Seller shall use commercially reasonable efforts to secure such consents prior to the Phase III Closing Date. If Seller is unable to secure such consents, and the underlying leases do not restrict Seller from using an agent to manage the subject sites, Seller shall provide to Buyer the full benefits of such cell sites at no cost to Buyer and shall appoint Buyer as its manager of such sites. If the Seller is unable to secure such consents, and the underlying leases restrict Seller from using an agent to manage the subject sites, Seller may manage the sites for the benefit of Buyer and Buyer will pay Seller's actual out of pocket costs to manage such sites. In any case, Buyer shall reimburse Seller on a monthly basis for the actual out-of-pocket rental payments made by Seller under the lease for each such cell site.

               Buyer is responsible for paying or causing to be paid when due all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the Assets or the assumption of the Assumed Liabilities.

               Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges that are Assumed Liabilities against the real estate, personal property and intangible property that are Assets sold, transferred, assigned or otherwise conveyed and delivered to Buyer pursuant to this Agreement.

     7. Indemnification. Section 9 of the Agreement is hereby amended to add the following two sentences to the beginning of such section:

               Buyer shall indemnify Seller in accordance with and pursuant to the terms and conditions of Section 13 of the Management Agreement for any failure of Buyer to discharge any Assumed Liabilities. Seller shall indemnify Buyer in accordance with and pursuant to the terms and conditions of Section 13 of the Management Agreement for any claims relating to liabilities of Seller that are not Assumed Liabilities.

     8. Continuing Effect. Except as expressly modified by the Amendment, the Agreement continues unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


         SELLER:                   SPRINT SPECTRUM L.P.


                                   By:______________________________________
                                      Name:  Bernard A. Bianchino
                                      Title:  Chief Business Development Officer


                                   SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.


                                   By:______________________________________
                                      Name:  Bernard A. Bianchino
                                      Title:  Chief Business Development Officer


                                   SPRINT SPECTRUM REALTY COMPANY, L.P.


                                   By:______________________________________
                                      Name:  Bernard A. Bianchino
                                      Title:  Chief Business Development Officer


         BUYER:                   INDEPENDENT WIRELESS ONE CORPORATION


                                   By:______________________________________
                                      Name:_________________________________
                                      Title:__________________________________

                                  EXHIBIT 3.1
                       SPRINT PCS PRODUCTS AND SERVICES

Products and Services and a brief description of each Sprint PCS Product or Service. A detailed service and technical description of the Sprint PCS


--------------------------------------------------------------------------------
   FEATURE/PRODUCT/SERVICE                           DESCRIPTION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
GENERAL:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   First incoming Minute Free            No airtime charges for the first minute
                                         of an incoming call.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   On-Network Traveling                  Sprint PCS customer (with NPA-NXX
                                         outside Service Area) usage on the
                                         Sprint PCS Network outside the
                                         customer's home service area.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Off-Network Traveling                 Usage by Sprint PCS customers whose
                                         NPA-NXX is outside the Service Area on
                                         Manager's network.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Off-Network Local Service             Local service on Manager's network.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Off-Network Roaming                   Automatic and manual roaming on analog
                                         networks with dual-band handset, and on
                                         1900 CDMA networks with all handsets.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Over-The-Air-Activation Capability:
--------------------------------------------------------------------------------
     Activations                         Customer self-activation over the air.
--------------------------------------------------------------------------------
     MIN (or MSISDN) Change              Over-the-air changes to MIN.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Paging to External Pagers:
--------------------------------------------------------------------------------
     To Sprint-Branded Pagers            Send a page to a subscriber's Sprint-
                                         branded pager via their SPCS MIN and
                                         voicemail.
--------------------------------------------------------------------------------
     To Third-Party Pagers               Send a page to a subscriber's third
                                         party branded pager via their SPCS MIN
                                         and voicemail.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   PIC Choice                            Must use Sprint LD. Estimated to be
                                         available by July 1998, will use Sprint
                                         LD, AT&T.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Home Rate USA                         Pay local airtime rate and applicable
                                         long distance anywhere on the Sprint
                                         PCS Network. Flat monthly charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Toll Free USA                         Calls in the U.S., Puerto Rico, and
                                         Virgin Islands from the Sprint PCS
                                         Network are free of long distance
                                         charges up to 1,000 minutes per month.
                                         Flat monthly charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Summary Bill                          Summarized billing without the call
                                         detail.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   PCS to PCS Promotions                 Ability to offer promotions for calls
                                         originating from and terminating to
                                         SPCS handsets.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Business Mgmt Reporting               CD ROM based billing format and detail
                                         provided to business customers.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Electronic Payment                    Automatic bill payment via EFT or
                                         credit card.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Account Hierarchy Aggregate Discount  Ability to offer discounts within a liable account.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Membership Plan                       Annual membership plan.  Lump sum paid
                                         upfront for bundled minutes.  No MRC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Roadside Assistance                   Nationwide roadside assistance.  Flat
                                         monthly charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Automation of Account Information     Via IVRU and Internet website, allow
                                         subscriber to access used minutes,
                                         account balance, etc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIAL PLAN:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Toll Dialing                          NPA+NXX+XXXX or 1+NPA+NXX-XXXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   International Dialing                 01+CC+XXX+XXXX  (Operator assisted)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Customer Care                         *2, 611, *611, #611
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Directory Assistance                  411, *411, #411
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Operator Services                     0, 00, 0+NPA+NXX+XXXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Emergency                             911, *911, #911, 0+911, 1+911
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Three Way Calling                     Standard feature included in monthly
                                         recurring charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   FEATURE/PRODUCT/SERVICE                          DESCRIPTION
--------------------------------------------------------------------------------
   Three Way Calling.  Deactivation       *310
--------------------------------------------------------------------------------
   Three Way Calling, Activation          *31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Forward Unconditional
     Activation                           *72+ <DN>
--------------------------------------------------------------------------------
   Call Forward Unconditional             *720
     Deactivation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Forward No Answer Activation      *73+ <DN>
--------------------------------------------------------------------------------
   Call Forward No Answer Deactivation    *730
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Forward Busy Activation           *74+ <DN>
--------------------------------------------------------------------------------
   Call Forward Busy Deactivation         *740
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Waiting                           Standard feature included in monthly
                                          recurring charge.
--------------------------------------------------------------------------------
   Cancel Call Waiting                    *70+ <DN>
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Caller ID                              Standard feature included in monthly
                                          recurring charge.
--------------------------------------------------------------------------------
   Caller ID Call Blocking                Performed by Customer Care.
--------------------------------------------------------------------------------
   Caller ID Per Call Blocking            *67+ <DN>
--------------------------------------------------------------------------------
   Caller ID Per Call Re-activation       *68+ <DN>
--------------------------------------------------------------------------------
   Caller ID Per Call CNIR Restriction    *82+ <DN>
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Delivery Deactivation             *180
--------------------------------------------------------------------------------
   Call Delivery Re-activation            *18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Call Restriction:
--------------------------------------------------------------------------------
   Long Distance                          Prevent originating long distance
                                          calls when required, or subscriber
                                          desired.
--------------------------------------------------------------------------------
   International Calls                    Prevent originating international
                                          calls when required, or subscriber
                                          desired.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Hotlining                              Call intercept and delivery to
                                          Customer Care.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Voice Mail:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Platform                               Comverse
--------------------------------------------------------------------------------
   One Touch Access                       Voicemail one button access on
                                          handset.
--------------------------------------------------------------------------------
   Message Waiting Notification           Tone and display notification of
                                          messages.
--------------------------------------------------------------------------------
   Hands-free Listening                   Automatic hands free reviewing of
                                          voice messages upon accessing the
                                          mailbox.
--------------------------------------------------------------------------------
   Pager Notification (SPCS/Sprint        Notification of voice messaging and
     pager)                               numeric paging.
--------------------------------------------------------------------------------
   Voicemail Callback/Place Call          One touch call return of a voice
                                          message without leaving the mailbox.
--------------------------------------------------------------------------------
   Urgent Message Notification            Outside callers can designate message
                                          as urgent.
--------------------------------------------------------------------------------
   Mailbox-to-Mailbox Messaging           Available later in 1998. The function
                                          of recording or forwarding a message
                                          from one mailbox to one or many.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Short Message Service:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Numeric Messaging                      Available Sept 1, 98
--------------------------------------------------------------------------------
   Text Messaging                         Available Sept 1, 98
--------------------------------------------------------------------------------
     Terminating                          Yes
--------------------------------------------------------------------------------
     Originating                          {***}
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Number of Characters
--------------------------------------------------------------------------------
     Before 10/98                         100
--------------------------------------------------------------------------------
     After 10/98                          TBD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Ways to Send a Message:

*** Confidential portions omitted and filed separately with the Commission.

--------------------------------------------------------------------------------
     SPCS Web Site Message Center         Via SPCS Website.
--------------------------------------------------------------------------------
     E-mail                               Via E-mail, using subscriber's MIN as
                                          the address.
--------------------------------------------------------------------------------
     Messaging Software                   TAP based messaging software.
--------------------------------------------------------------------------------
     Operator Dispatch                    TBD
--------------------------------------------------------------------------------
     Mobile Originated                    {***}
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Handsets Capable                       All
--------------------------------------------------------------------------------


***Confidential portions omitted and filed separately with the Commission.

--------------------------------------------------------------------------------
   FEATURE/PRODUCT/SERVICE                          DESCRIPTION
--------------------------------------------------------------------------------
   Pricing:
--------------------------------------------------------------------------------
     Numeric Messaging                    Free
--------------------------------------------------------------------------------
     Text Messaging                       No charge before 10/98.  MRC
                                          thereafter.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   Prepaid:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Platform                             Brite
--------------------------------------------------------------------------------
     Methods of Remittance
--------------------------------------------------------------------------------
       Prepaid Calling Card
--------------------------------------------------------------------------------
       Prepaid Replenishment Card         $30, $50, $100 increments.
--------------------------------------------------------------------------------
         SPCS Prepaid Wireless Phone
           Card                           $25 denominations.
--------------------------------------------------------------------------------
       Major Credit Card                  Dial *PAY from handset.
--------------------------------------------------------------------------------
       ACE (America's Cash Express)       Account credited within 2 hours.
--------------------------------------------------------------------------------
     Credit Check                         No
--------------------------------------------------------------------------------
     Deposit                              No
--------------------------------------------------------------------------------
     Pricing Plans                        PLAN 1: No MRC, $0.69/min, $0.25 extra
                                          for LD. PLAN 2: $19.95 MRC, 20 incl.
                                          min., $0.59/min, $0.25 extra for LD.
--------------------------------------------------------------------------------
     Customer Care Access                 24x7 dedicated.
--------------------------------------------------------------------------------
     Reconnection/Reactivation Fee        45 days and 90 days.
--------------------------------------------------------------------------------
     Roaming/Traveling Availability       Traveling only, manual roaming only.
--------------------------------------------------------------------------------
     Calling Features:
--------------------------------------------------------------------------------
       Voicemail
--------------------------------------------------------------------------------
       Caller ID
--------------------------------------------------------------------------------
       Call Waiting
--------------------------------------------------------------------------------
       Call Forwarding
--------------------------------------------------------------------------------
       First Incoming Minute Free
--------------------------------------------------------------------------------
       Current Balance Notification
--------------------------------------------------------------------------------
       Low Balance Warnings
--------------------------------------------------------------------------------
       MRC Deduction Warnings
--------------------------------------------------------------------------------

       International Calling Capability
--------------------------------------------------------------------------------
       911 Access
--------------------------------------------------------------------------------
       Directory Assistance Availability
--------------------------------------------------------------------------------
       Operator Services Availability
--------------------------------------------------------------------------------
       Local Numeric Paging
--------------------------------------------------------------------------------
       Local Alpha Paging
--------------------------------------------------------------------------------
       Equipment Replacement
--------------------------------------------------------------------------------
       Monthly Usage Statement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Handset Replacement Insurance           Optional.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Direct Fulfillment                      Overnight delivery of handset.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  EXHIBIT 4.4

          SPRINT PCS PRICING PLANS FOR REGIONAL OR NATIONAL OFFERING


1.       CONSUMER SEGMENT


         1.1      REQUIRED SPRINT PCS SERVICE PLANS

As of May 1998, national consumer service plans that Sprint PCS markets are required to offer customers include:

---------------------------------------------------------------------------------------------------------------
MONTHLY SERVICE CHARGE                     $16.99          $29.99          $49.99          $69.99        $99.99
---------------------------------------------------------------------------------------------------------------
Included monthly minutes you can use
anytime day or night(1)                    10-30          100-180         250-350         500-600         1,000
---------------------------------------------------------------------------------------------------------------
Additional Minutes(2)                 $0.25-0.50       $0.25-0.40      $0.20-0.40      $0.15-0.35    $0.15-0.30
---------------------------------------------------------------------------------------------------------------
STANDARD FEATURES
---------------------------------------------------------------------------------------------------------------
Caller ID
Call Waiting
Three-Way Calling                                                        Included
---------------------------------------------------------------------------------------------------------------
Voicemail                                 $4.99                          Included
---------------------------------------------------------------------------------------------------------------
First incoming minute free                  N/A                          Included
---------------------------------------------------------------------------------------------------------------
OPTIONAL FEATURES
---------------------------------------------------------------------------------------------------------------
Off-Peak Option                             N/A                             $4.99
---------------------------------------------------------------------------------------------------------------
Sprint PCS Home Rate USA-SM-                N/A                             $4.99                      Included
---------------------------------------------------------------------------------------------------------------
Sprint PCS Toll-Free USA-SM-                N/A                            $19.99                         $9.99
---------------------------------------------------------------------------------------------------------------
Roadside Rescue offered by Sprint PCS                                       $2.99
---------------------------------------------------------------------------------------------------------------

Notes: Business customers may subscribe to consumer price plans. (1)Included monthly minutes vary by market, and primarily follow the ranges set forth above. (2)Flat rate pricing for additional minutes varies by market, and primarily follow the ranges set forth above.

         1.2      OPTIONAL SERVICE PLAN (OFF SHEET - NOT PLACED ON COLLATERAL)

As of May 1998, national consumer service plans that Sprint PCS markets have the option of offering customers include:

---------------------------------------------------------------------
MONTHLY SERVICE CHARGE                                   $149.99
---------------------------------------------------------------------

Included monthly minutes you can use anytime day
or night                                                  1,500
---------------------------------------------------------------------
Additional minutes(3)                                $0.15-0.20
---------------------------------------------------------------------
STANDARD FEATURES
---------------------------------------------------------------------
Caller ID
Call Waiting
Three-Way Calling                                       Included
---------------------------------------------------------------------
Voicemail                                               Included
---------------------------------------------------------------------

First incoming minute free                              Included
---------------------------------------------------------------------
OPTIONAL FEATURES
---------------------------------------------------------------------
Off-Peak Option                                            $4.99
---------------------------------------------------------------------
Sprint PCS Home Rate USA-SM-                            Included
---------------------------------------------------------------------
Sprint PCS Toll-Free USA-SM-                               $9.99
---------------------------------------------------------------------
Roadside Rescue offered by Sprint PCS                      $2.99
---------------------------------------------------------------------

Notes: Business customers may subscribe to consumer price plans. (3)Flat rate for additional minutes varies by market.

         1.3      PREPAID SERVICE PLANS

Two service plans are currently available for Prepaid calling. They are:

---------------------------------------------------------------------------------------------------------------
SPRINT PCS PREPAID CALLING                                       PLAN #1                          PLAN #2
---------------------------------------------------------------------------------------------------------------
Monthly Service Charge (MRC)                                       n/a                            $19.95
---------------------------------------------------------------------------------------------------------------
Included monthly minutes you can use anytime day
or night                                                           n/a                              20
---------------------------------------------------------------------------------------------------------------
Home Rate                                                         $0.69                            $0.59
---------------------------------------------------------------------------------------------------------------
Travel Rate                                                       $0.69                            $0.52
---------------------------------------------------------------------------------------------------------------
Long Distance                                                     $0.25                            $0.25
---------------------------------------------------------------------------------------------------------------
STANDARD FEATURES
---------------------------------------------------------------------------------------------------------------
Caller ID
Call Waiting
Three-Way Calling
Call Forwarding (to any number that is not a
prepaid number)
Up-to-the-minute Balance Notification
Low Balance Warning                                             Included                         Included
---------------------------------------------------------------------------------------------------------------
Voicemail                                                       Included                         Included
---------------------------------------------------------------------------------------------------------------
First incoming minute free                                      Included                         Included
---------------------------------------------------------------------------------------------------------------
OPTIONAL FEATURES
---------------------------------------------------------------------------------------------------------------
Off-Peak Option                                                    n/a                              n/a
---------------------------------------------------------------------------------------------------------------
Sprint PCS Home Rate USA-SM-                                       n/a                              n/a
---------------------------------------------------------------------------------------------------------------
Sprint PCS Toll-Free USA-SM-                                       n/a                              n/a
---------------------------------------------------------------------------------------------------------------
Roadside Rescue offered by Sprint PCS                             $2.99                            $2.99
---------------------------------------------------------------------------------------------------------------

Notes: Prepaid customers are not allowed access to automatic roaming.

PLAN DESCRIPTION: The Sprint PCS Prepaid Plan allows customers who are credit challenged, budget conscious or culturally cash based a channel for receiving Sprint PCS service by allowing them to prepay for service. This plan may also be used for customers that refuse to authorize a credit check and for those wanting to give free wireless calling as a gift. Customers who are not credit challenged may voluntarily select the Prepaid Plan.

Prepaid customer can remit using the following methods of payment:

-    ACE - America's Cash Express
     To deposit cash into the prepaid account, visit the nearest ACE location and pay with cash. The customer's account is automatically credited within two hours. ACE has over 700 locations across the country (over 240 within the Sprint PCS network). For the nearest ACE location, customers can dial *PAY from their handset and press 0 for an operator. Customers must have a special cash replenishment ID number which can be obtained by calling *PAY and pressing 0.

-    Prepaid Calling Card
     Sprint PCS offers two types of prepaid calling cards.
     - Prepaid Replenishment Cards: To add money to a prepaid account, replenishment prepaid cards can be purchased in $30, $50 and $100 increments.
     - Sprint PCS Prepaid Wireless Phone Cards: available in $25 denominations, are typically purchased as gifts for those who have a Sprint PCS phone, but who may not have a prepaid account.
       Replenishment and Gift cards can be purchased at Sprint PCS Centers, Radio Shack stores and other participating third party locations (who have signed a prepaid addendum to the sale contract). Prepaid cards may be purchased using whatever payment methods the store permits. Prepaid cards are non-refundable / non-transferable.

-    Major Credit Card
     To use a major credit card, caller presses *PAY from the Sprint PCS handset, selects Option 3 and follows the instructions for replenishing with a major credit card. This method can only be used if a credit check was run when the account was activated and minimum credit requirements were met. A $30 minimum and $100 maximum transaction per replenishment event, is applicable.

In addition, prepaid customers are charged the following fees for reconnection or reactivation:

- Reconnection Fee: $25 for Plan 1 accounts carrying a $0 balance for 45 days. Amount is added to prepaid account, customer must replenish enough to cover this amount before using the service again.

- Reactivation Fee: $50 for all Prepaid Plans that carry a $0 balance for 90 days. After 90 days, the account is deactivated and the MIN is recycled. Reactivations cannot guarantee the same number will be returned.

The Prepaid rate includes taxes which are blended into the price per minute. The amount is deducted from the prepaid balance. The 3% Federal Excise Tax, which by government regulations is not blended into the price per minute, is charged at the point-of-sale.

No Minimum initial payment and no minimum replenishment amount required. The MRC is deducted from the prepaid balance the first day of each month. Warning messages alert the customer up to 3 days in advance before the MRC is deducted.

For automatically checking a prepaid balance, replenishment or contacting customer care, customers dial *PAY (*729) from their prepaid handset (*PAGA (*7242) for Spanish speaking customers). Prepaid does not have an age limit and does not require a credit check or deposit.

         1.4      FEATURE DEFINITIONS

- OFF-PEAK OPTION - Add up to 500 Off-peak minutes per month for one low rate. Off-peak times are M-Th 8pm-6am, F 7pm-M 7am. (Cannot be combined with Sprint PCS Toll-Free USA.)

- SPRINT PCS HOME RATE USA-SM- - All calls made from anywhere on the Sprint PCS Network are free of roaming and travel charges. Pay only your local airtime rate and applicable long-distance.

-    SPRINT PCS TOLL-FREE USA-SM- - Your calls to anywhere in the U.S., Puerto

     Rico and US Virgin Islands from anywhere on the Sprint PCS Network are free of long-distance charges up to 1,000 minutes per month. Normal airtime charges apply.

- SPRINT PCS LONG DISTANCE - Calls to domestic locations outside your Sprint PCS Local Calling Area (LCA) are charge long-distance rates in addition to airtime - 15 cents per minute.

- CALL FORWARDING - Have calls to your Sprint PCS Phone forwarded to another number - 10 cents per minute.

- TRAVELING - Make and receive calls in any city in the Sprint PCS Network outside your Home Service Area (includes domestic long-distance) - 50 cents per minute.

- ROAMING - Make and receive calls while off the Sprint PCS Network - 69 cents per minute, plus applicable long-distance charges. (Most areas require a dual-band Sprint PCS Phone.)

- DIRECTORY ASSISTANCE - Provides fast access to telephone numbers, will even connect your call for you - 75 cents per call plus applicable airtime and long distance, up to four number requests per call.

- OPERATOR SERVICES - Dial 0 and a Sprint PCS operator will help you place calls or arrange alternate billing. Normal airtime charges and an operator services surcharge apply.

- EMERGENCY SERVICES - Report emergencies to 911 at no charge from any Sprint PCS Service Area.

- EQUIPMENT INSURANCE - Protect your Sprint PCS Phone and related accessories from loss, theft and damage -- $3.25 per month.

- ROADSIDE ASSISTANCE - Roadside Rescue is a new service Sprint PCS is offering to all customers. This service provides 24 hour, 7 days a week emergency road service anywhere in the U.S. (Including Alaska and Hawaii) and Canada. The MRC (monthly charge) is $2.99.

     Promotional offer of 3 months free for customers enrolling between 4/27/-7/31. Customers receive Roadside Rescue Services by Dialing #ROAD from their Sprint PCS phone when on the Sprint PCS network, dialing 888-878-5825 from any working phone when outside the Sprint PCS network, or while roaming on a Sprint PCS roaming partner network the customer may dial 888-878-5825 from their Sprint PCS dual band phone.

         1.5      CONSUMER PROMOTIONS

                                                                                        COMBINING WITH OTHER
          PROMOTION                   OFFER SPECIFICS                OFFER DATES             PROMOTIONS
---------------------------------------------------------------------------------------------------------------
SUMMER PROMOTION FREE NIGHTS  Customers will receive 500       4/27/98-8/30/98        HOME RATE USA: $4.99 for
& WEEKENDS                    free nights and weekends                                plans $29.99, $49.99 and
                              non-carry over minutes if                               $69.99.
                              they activate on a $49.99,                              Included in the $99.99
                              $69.99, $99,99 plans.                                   plan.
                                                                                      TOLL-FREE USA: Can not be
                                                                                      combined with Free Nights
                                                                                      & Weekends.
                                                                                      WEEKEND/OFF-PEAK: Market
                                                                                      specific weekend/off peak
                                                                                      minutes can also be
                                                                                      purchased.
                                                                                      Can be offered with:
                                                                                      -    Add-a-Phone (for
                                                                                           $69.99 and $99.99
                                                                                           plans)
                                                                                      -    $50 Nationwide Grand

                                                                                           Opening Promotion
                                                                                      -    Business pricing
                                                                                           (Month to Month and
                                                                                           1-2 year Individual
                                                                                           Term Service
                                                                                           Agreements)
---------------------------------------------------------------------------------------------------------------
$50 SPRINT SAVINGS CHECKS   $50 in Sprint PCS Gift       This promotion will be       Can be offered with:
PROMOTION                   Checks (a booklet of five    offered from May 18th        -   Free Nights and
                            $10 checks made out to       through June 14th.               Weekends
                            Sprint PCS) will be given
                            to any customer who          MARKETS:  All markets        -   Business Pricing on a
                                                         except the                       reactive basis.
                            activates any SONY*          New York market.  Cox markets will
                            handset in a Sprint PCS      also participate, but will
                            Retail center or through     run it from June 8th, 1998
                            Telesales.  These checks     through July 15th, 1998.
                            can be used by the           Washington DC/Baltimore
                            customer to purchase a       will also participate in
                            second handset or            this promotion, but will
                            accessories in the store     run it from June 1st
                            or as payment towards        through June 28th.
                            their service.
                            *RECONDITIONED SONY PHONES   CHANNELS:
                            ARE NOT ELIGIBLE FOR THIS    -    Sprint PCS Stores
                            PROMOTION.                   -    Telesales
                                                         -    Business to
                                                              Business on a
                                                              reactive basis
                                                              only.
---------------------------------------------------------------------------------------------------------------

         1.6      BILLING Q&A

Answers to frequently asked billing questions apply to both consumer and business customers.
-        There are no activation or separate interconnect fees.
-        Unused plan minutes are not carried forward to the next month.
- Calls are billed from the time you press the TALK key until you press the END key. You are not charged for unanswered calls or busy signals.
-        Calls are billed in 60-second increments with a one minute minimum.
-        You are not charged when callers leave a voicemail message.
- Normal airtime charges apply when you call Sprint PCS Voicemail from your Sprint PCS phone.

2.       BUSINESS SEGMENT

         2.1      REQUIRED SPRINT PCS FLEXIBLE BUSINESS PLANS

As of May 1998, national business service plans that Sprint PCS markets are required to offer customers include:

---------------------------------------------------------------------------------------------------------------
MONTHLY SERVICE CHARGE                     $13.99          $29.99          $49.99          $69.99        $99.99
---------------------------------------------------------------------------------------------------------------
Included monthly minutes you can use        -0-           100-195         250-380         500-660         1,060
anytime day or night(4)
---------------------------------------------------------------------------------------------------------------
Additional Minutes(5)                    $0.25-0.50      $0.25-0.40      $0.20-0.40      $0.15-0.35  $0.10-0.30
---------------------------------------------------------------------------------------------------------------
STANDARD FEATURES
---------------------------------------------------------------------------------------------------------------
Caller ID                                                                 Included
Call Waiting
Three-Way Calling
Voicemail
First incoming minute free
---------------------------------------------------------------------------------------------------------------
OPTIONAL FEATURES
---------------------------------------------------------------------------------------------------------------
Off-Peak Option                                                            $4.99
---------------------------------------------------------------------------------------------------------------
Sprint PCS Home Rate USA-SM-                                               $4.99(6)
---------------------------------------------------------------------------------------------------------------
Sprint PCS Toll-Free USA-SM-                                               $9.99
---------------------------------------------------------------------------------------------------------------
Roadside Rescue offered by Sprint PCS                                      $2.99

--------------------------------------------------------------------------------
Notes: (4)Included monthly minutes vary by market, and primarily follow the ranges set forth above. (5)Flat rate pricing for additional minutes varies by market, and primarily follow the ranges set forth above. (6)Current business collateral shows Home Rate USA as a feature that may be added for an additional $4.99, however, Sprint PCS is currently running a promotion that bundles this feature with all Sprint PCS Flexible Business Plans at no additional cost over the stated MRC.

         2.2      OPTIONAL OFF SHEET SERVICE PLAN (NOT PLACED ON COLLATERAL)

As of May 1998, national business service plans that Sprint PCS markets have the option of offering customers include:

--------------------------------------------------------------------
MONTHLY SERVICE CHARGE                                   $149.99
--------------------------------------------------------------------
Included monthly minutes you can use anytime day
or night                                                  1,560
--------------------------------------------------------------------
Additional Minutes                                     $0.15-0.20
--------------------------------------------------------------------
STANDARD FEATURES
--------------------------------------------------------------------
Caller ID
Call Waiting
Three-Way Calling
Voicemail
First incoming minute free                              Included
--------------------------------------------------------------------
OPTIONAL FEATURES
--------------------------------------------------------------------
Off-Peak Option                                           $4.99
--------------------------------------------------------------------
Sprint PCS Home Rate USA-SM-                            Included
--------------------------------------------------------------------
Sprint PCS Toll-Free USA-SM-                              $9.99
--------------------------------------------------------------------
Roadside Rescue offered by Sprint PCS                     $2.99
--------------------------------------------------------------------

Notes:  Business customers may subscribe to consumer price plans.

         2.3      FEATURE DEFINITIONS

- OFF-PEAK OPTION - Add up to 500 Off-peak minutes per month for one low rate. Off-peak times are M-Th 8pm-7am, F 7pm-M 7am.

- SPRINT PCS HOME RATE USA-SM- - All calls made from anywhere on the Sprint PCS Network are free of roaming and travel charges. Pay only your local airtime rate and applicable long-distance.

- SPRINT PCS TOLL-FREE USA-SM- - Your calls to anywhere in the U.S., Puerto Rico and US Virgin Islands from anywhere on the Sprint PCS Network are free of long-distance charges up to 1,000 minutes per month. Normal airtime charges apply. (Long distance calls made using Off-Peak Option minutes will be charged $0.10 per minute.)

- SPRINT PCS LONG DISTANCE - Calls to domestic locations outside your Sprint PCS Local Calling Area (LCA) are charge long-distance rates in addition to airtime - 15 cents per minute.

- CALL FORWARDING - Have calls to your Sprint PCS Phone forwarded to another number - 10 cents per minute.
- TRAVELING - Make and receive calls in any city in the Sprint PCS Network outside your Home Service Area (includes domestic long-distance) - 50 cents per minute.

- ROAMING - Make and receive calls while off the Sprint PCS Network - 69 cents per minute, plus applicable long-distance charges. (Most areas require a dual-band Sprint PCS Phone.)

- DIRECTORY ASSISTANCE - Provides fast access to telephone numbers, will even connect your call for you - 75 cents per call plus applicable airtime and long distance, up to four number requests per call.

- OPERATOR SERVICES - Dial 0 and a Sprint PCS operator will help you place calls or arrange alternate billing. Normal airtime charges and an operator services surcharge apply.

- EMERGENCY SERVICES - Report emergencies to 911 at no charge from any Sprint PCS Service Area.

- EQUIPMENT INSURANCE - Protect your Sprint PCS Phone and related accessories from loss, theft and damage -- $3.25 per month.

         2.4      BUSINESS TO BUSINESS PROMOTIONS

PROMOTIONS      DETAILS                                                                       OFFER BEGINS/ENDS
---------------------------------------------------------------------------------------------------------------
Association     Offer 5% discount on selected price plans for targeted Associations.
Pricing         Starts June 1 for selling and June 8 for activating.                           6/1/98-ONGOING
---------------------------------------------------------------------------------------------------------------
12/24 Month     Zero interest on 12 or 24 month financing depending upon one or two year
Financing       contract term.                                                                 6/3/98-ONGOING
---------------------------------------------------------------------------------------------------------------
Grand Opening   $50.00 Sprint PCS gift checks.  Requires purchase and activation of Sony
Promotion       phone through Sprint PCS Centers.                                              5/18/98-6/14/98
---------------------------------------------------------------------------------------------------------------
1Q98 Business   Home Rate USA for no charge, Toll-Free USA for $9.99 with any Flexible            Extended -
Promotion       Business service plan                                                              7/14/98
---------------------------------------------------------------------------------------------------------------
Samsung                                  $50 mail-in phone rebate                                 Extended -
Phone           MAY BE NOT COMBINED WITH TERM SERVICE AGREEMENT PHONE DISCOUNT FOR                 7/19/98
Rebate          MULTIPLE HANDSETS (2 OR MORE) PURCHASED AT THE TIME OF SALE.
---------------------------------------------------------------------------------------------------------------
Enhanced Cell   Customers may trade in their working cellular phone for a $50.00 Service           5/22/98
Phone Trade In  Credit.  Available only on the three high end bundled plans.                       Ongoing
---------------------------------------------------------------------------------------------------------------
Employee        Re-launched EAP to include equipment discounts for signing a                       4/1/98
Advantage       1 or 2 year individual term service agreement. Other changes                       Ongoing
Plan            include removing the zero minute MRC option. Please see
                sales guide for details.
                Credit classes A, B, C, D, E, and G are eligible for this plan.
                30-day return policy will apply to subscribers that activate service on EAP.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
PHONE
DISCOUNTS       DETAILS                                                                       OFFER BEGINS/ENDS
---------------------------------------------------------------------------------------------------------------
$50 phone       Sign a one-year Flexible Business Plan term service                                1/12/98
discount        agreement and receive a $50 phone discount (equipment credit                       Ongoing
                applied on invoice against cost of phone)
---------------------------------------------------------------------------------------------------------------
$100 phone      Sign a two-year Flexible Business Plan term service                                1/12/98
discount        agreement and receive a $100 phone discount (equipment credit applied              Ongoing
                on invoice against cost of phone)
---------------------------------------------------------------------------------------------------------------

                3. Sprint PCS Phone Pricing Information.

            SONY CM-    SONY CM-    SAMSUNG     SAMSUNG     SONY CM-                      SONY CM-     QUALCOMM
PHONES      S1101SPR     D600S      SCH-1000    SCH-1900     Z100         Q PHONE         B1201SPR     QCP-2700
---------------------------------------------------------------------------------------------------------------
RETAIL PRICE   $149        $199         $149        $179       $199      $499/$549 Exec.      $199         $199
---------------------------------------------------------------------------------------------------------------
                                                    SAMSUNG                                          N
REBATES                                           $50 REBATE

---------------------------------------------------------------------------------------------------------------
                                                1/1/98 - 7/19/98
REBATE OFFER DATES                                     N
---------------------------------------------------------------------------------------------------------------
REBATE                       -    Rebate vendor will send amount to customers approximately 8-10 weeks
INFORMATION                       after activation.
                             -    CUSTOMERS MUST MAIL THE FOLLOWING THREE ITEMS IN ORDER TO RECEIVE THE
                                  REBATE:
                                      -  Rebate form
                                      -  Original receipt
                                      -  Entire UPC/ESN bar code from the Sprint PCS phone box.
                             RECONDITIONED PHONES ARE NOT ELIGIBLE FOR REBATES|||
---------------------------------------------------------------------------------------------------------------
PHONE PRICE
INCLUDING      $149        $199         $99         $129       $199      $499/$549 EXEC.      $199         $199
REBATE
---------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 6.4

                      SPRINT PCS COMMUNICATIONS POLICIES

When the news media calls or a crisis occurs, swift, proactive and accurate communications with affected audiences - the news media, customers, communities, the financial community, law enforcement officials and public safety officials - is critical. The messages we send to key stakeholders must be clear, concise and consistent. Therefore, communication is centralized in Public Relations.

Since Sprint PCS Managers will operate under the Sprint PCS brand, their actions and communications will appear to stakeholders to be those of Sprint PCS. As a result, it is critical that the Sprint PCS Communications Policies are followed by all Sprint PCS and Manager employees to insure that the Sprint PCS message is consistently reported and information distribution is fully coordinated among all affected internal and external parties.

NEWS MEDIA INQUIRIES

Sprint PCS's media relations program plays a key role in the public positioning of Sprint PCS. The news media shape public perception and are also an avenue for educating our customers and key stakeholders. Sprint PCS Corporate PR will serve as the coordinating point for media relations activities and will provide support materials, training and documents to Managers and other entities.

Sprint PCS Managers must coordinate all media relations activities with Sprint PCS Corporate Public Relations. Corporate PR will provide Managers with template news releases, key messages and Q&A documents, media kits and other materials to assist in handling media inquiries and proactive media positioning. Corporate PR will also provide coordinated media relations programs that will be implemented by all Sprint PCS entities on a local, regional and national level. Manager PR managers should report all media contacts of consequence to the business as a whole to Corporate PR.

All news media calls and questions regardless of the situation should be forwarded to the Sprint PCS Public Relations manager or the Sprint PCS Corporate Public Relations team in Kansas City. No Sprint PCS or Manager employee should ever answer questions from the media unless directed to do so by the Manager PR or Sprint PCS Corporate PR.

CRISIS COMMUNICATIONS

Sprint PCS and its Managers must be prepared for any potential crisis situation company-wide. While it is difficult to predict/anticipate every possible scenario, below is a short list of possible situations that may affect Sprint PCS and its Managers:

-    FIELD/TOWER/E&O/NOCC ISSUES:
      - any local network or system failure, earthquake, hurricane, tornado, lightning, flood, terrorist activity, fire, crime/burglary, union/labor relations, Sprint PCS and non-Sprint PCS employee accident/injury.
- SPRINT PCS CENTER/SPRINT PCS CUSTOMER CARE CENTER/RETAIL PARTNER ISSUES:
      -    crime/robbery, fire, racial discrimination, harassment, Sprint
           PCS and non-Sprint PCS employee accident/injury.
- SPRINT PCS CORPORATE/SPRINT PCS PARTNER/SPRINT PCS MANAGER/SPRINT PCS VENDOR
ISSUES:
      - any national network or system failure, poor financial performance, departure of key executive, legal action against Sprint PCS, union/labor relations, use of Sprint PCS equipment/service for illegal activity, escalation of any of the issues from the lists above.

Any and all crisis situations at a Manager must immediately be reported to the Sprint PCS Corporate Public Relations department. The Corporate Public Relations staff will be available by phone or pager to respond to a crisis 24 hours a day, seven days a week, 365 days a year.

Conversely, when a crisis occurs in another Sprint PCS operation, the Corporate Public Relations staff will immediately notify the Manager organization to coordinate response and action.

Corporate and Manager Public Relations will work together to prepare an official response - alert, news, release, Q&A, etc. - and distribute externally and internally as needed. Depending on the type of crisis, Corporate or Manager PR will be identified to act as the spokesperson on the issue unless a senior officer is needed to participate. The designated spokesperson will be a senior official the company. Corporate or Manager Public Relations will answer all media calls.

   SPRINT PCS CORPORATE PUBLIC RELATIONS DEPARTMENT:
   (listed in order of who to contact first)
   -    TOM MURPHY, DIRECTOR OF MEDIA RELATIONS AND ANALYST
        COMMUNICATIONS: phone, 816/559-6703; pager, 888/347-1660; PCS,
        913/226-0242; home, 913/685-9869
   - ED MATTIX, CHIEF PUBLIC RELATIONS OFFICER: phone, 816/559-6700; pager, 800/495-6918; PCS, 816/210-6700; home, 913/962-5675
   - ASHLEY PINDELL, MANAGER, MEDIA AND ANALYST RELATIONS: phone, 816/559-6702; pager, 888/661-4589; PCS, 816/210-5789; home,
        913/262-4587

INTERNAL COMMUNICATIONS

If desired by the Manager, Sprint PCS Corporate PR will provide counsel and assistance in developing and managing an internal communications program. This assistance will include: print newsletter templates, design specifications for approximately displaying the Sprint PCS brand, fundamentals of selecting newsletter content, tips for moving the newsletter through the production and approval process, and an overview of legal considerations.

Corporate PR also can provide counsel on establishing internal electronic communications programs, including developing an intranet to offer electronic communications capabilities to your staff, as well as providing guidelines on using e-mail for internal communications.

                                  EXHIBIT 7.2

                   SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS


     The development of a seamless national wireless service network constructed in conformance with the standards and requirements of Sprint PCS ("Technical Standards") is a fundamental business objective of Sprint PCS. Accordingly, Manager will construct and operate a network that will provide seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings. The Spring PCS Technical Standards are defined and detailed in certain design, construction and operational standards, specifications and requirements adopted by Sprint PCS (the "Standards Documents") as set forth in the following documents:

          1. Sprint Telecommunications Venture Nationwide PCS Network CDMA RF Design Specifications. (Hereinafter referred to as "Rev 8")

          2. Sprint Spectrum Engineering & Operations standards. (Hereinafter referred to as "SSEO")

          3. LATA Switching System Generic Requirements (from Bellcore). (Hereinafter referred to as "LSSGR")

          4. Sprint PCS Standard Construction Documents for Cell Sites-Books 1 to 4 (dated June, 1997). (Hereinafter referred to as "Cell Site Construction Documents")

          5. Switch Building-Switch Center Facilities Guidelines (Dated December 31, 1996). (Hereinafter referred to as "Switch Site Construction Documents")

          6.   Approved Infrastructure Equipment and Vendor List

          7.   Approved Subscriber Equipment and Vendor List

In addition to complying with the Technical Standards for design, construction and operation of the network, including but not limited to transport, intelligent network, switching hardware/software, operational support systems and signaling protocols, Sprint PCS and Manager agree to comply with industry, and regulatory standards and requirements for design, operation and performance of the network, the approval and use of subscriber equipment and microwave relocation. Furthermore, Manager must coordinate with Sprint PCS on all activities related to FCC and FAA requirements and compliance, including but not limited to items such as tower height, tower lighting, and tower monitoring. Manager must comply with procedures and processes established by Sprint PCS with respect to FCC and FAA requirements and compliance.

                                  EXHIBIT 7.2

                   SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

--------------------------------------------------------------------------------------------------------------
                   STANDARD/                             DEFINITION/             INITIAL         RECURRING
              MINIMUM REQUIREMENT                      SOURCE DOCUMENT        CERTIFICATION    VERIFICATION
--------------------------------------------------------------------------------------------------------------
                                                                                (Note #1)       (Note #1)
RF-ENGINEERING:

1    Area Availability - {***}%                        Rev. 8 (Note #2)              X               X

2    Grade of Service/Sector                                Rev. 8                   X               X
     Blocking rate {***}% bh

     (Using the Grade of Service traffic
     model, the ratio of blocked call
     attempts to total call attempts
     during a typical Busy Hour (BH) on
     a per sector basis shall be less
     than {***}% (Erlang B or approved
     alternate model)) Note #4

3    FER LESS THAN{***}% (within area of {***}%             Rev. 8                   X               X
     availability)

4    Dropped Call LESS THAN{***}%                           Rev. 8                   X               X

     (The percentage of Dropped Calls
     will be {***}% or less initially
     measured through call sampling during
     Optimization and post-launch as
     measured through Service Measurement
     captured statistics. In the initial
     Drive Test Optimization process, the
     minimum number of effective calls
     shall be {***} or greater.) Note #4

5    Total Call Origination/Termination                     Rev. 8                   X               X
     Failures LESS THAN{***

     (Call origination and termination
     attempts are defined as being successful when a "probe Acknowledgement" message is received by the subscriber unit as logged on the RF Data Collection Unit.
     Call Origination/Termination failures are generated when the Probe sequence fails to reach the BTS or when a "Probe Acknowledgement" message is received by the subscriber unit as logged on the RF Data Collection Unit.)
     Note #4

6    Loading/Pole Pt.                                       Rev. 8                   X               X
     Objective Range - {***}%

7    Coverage per morphology                                Rev. 8                   X               X
     (Bldg. penetration loss)
     - Dense Urban
     - Urban
     - Rural
     - Highway

8    Alternative In-Building Solutions                  SSEO 3.015.13.004,           X               X
                                                       SSEO 3.014.06.001 &
                                                        SSEO 3.003.06.004

9    Additional RF Solutions                           SSEO 2.003.06.002 &
     - Second Carrier Design/Implementation             SSEO 3.003.13.007

     - Six Sector Deployment                           SSEO 3.003.13.007 &
                                                        SSEO 3.003.13.005

10   Interference                                      SSEO 3.003.06.003             X               X

11   BTS/CBSC Maintenance Procedures                   SSEO 2.003.03.004 &           X               X
     BTS/CBSC Uptime - {***}%                          SSEO 2.003.03.005


  *** Confidential portions omitted and filed separately with the Commission.

--------------------------------------------------------------------------------------------------------------------
                 STANDARD/                                DEFINITION/                  INITIAL         RECURRING
            MINIMUM REQUIREMENT                         SOURCE DOCUMENT             CERTIFICATION    VERIFICATION
--------------------------------------------------------------------------------------------------------------------
                                                                                      (Note #1)       (Note #1)
SWITCH-ENGINEERING:
-------------------

1        Switch Uptime - {***}%                       Bellcore's LATA                 X               X
                                                         Switching System
                                                            Generic Req.
                                                              (LSSGR)

2        Planned / unplanned Down-time                     LSSGR (Note #3)                X               X

         Planned downtime for entire switching
         system is unacceptable. New software
         loads or system reconfigurations should
         be completed without complete
         interruption of service.

3        Tandem traffic = P.005 GOS                    Neal Wilkinson/Erlang B            X               X
         End Office = P.01 GOS                            tables and LSSGR

4        Switch maintenance Procedures                                                                    X
         - Lucent                                         SSEO 2.002.03.008
         - Nortel                                         SSEO 2.002.03.007
         - Network Operations                             SSEO 2.000.03.001
         - Motorola                                    Per SSEO when available

5        Back UP Procedures:                                                                              X
         - SPCS Nortel MSC                                SSEO 2.002.03.009
         - SPCS Lucent MCS                                SSEO 2.002.03.0010
         - SPCS Motorola MCS                           Per SSEO when available
         - SPCS Office Lucent MSC                         SSEO 2.002.09.002
         - SPCS Office Nortel MSC                         SSEO 2.002.09.003
         - SPCS Office Motorola MCS                    Per SSEO when available

6        Recommended Spares                                SPCS Guidelines                X               X

7        Emergency Procedures:                                                            X               X
         - Contact List                                Updated when implemented
         - General Disaster Recovery                      SSEO 2.000.04.015
         - Emerg. Recovery Procd. Nortel                  SSEO 2.002.04.002
         - Emerg. Recovery Procd. Lucent                  SSEO 2.002.04.003
         - Emerg. Recovery Procd. Motorola             Per SSEO when available
         - OSSC: Outage/Event Notify.                     SSEO 2.000.04.006

8        Alarms:                                                                          X               X
         - NOCC - Lucent Alarms                           SSEO 2.000.10.001
         - NOCC - Nortel Alarms                           SSEO 2.000.10.003
         - NOCC - Motorola alarms                      Per SSEO when available

9        Security:                                                                        X               X
         - Elec. Surveillance                             SSEO 2.000.05.003
         - Enhanced 911                                   SSEO 3.000.09.001
         - Network Security                               SSEO 2.000.05.004

10       Translations:                                                                    X               X
         - Lucent Standards                               SSEO 0.002.09.001
         - Nortel Standards                               SSEO 0.002.09.002
         - Switch recorded Announcement                   SSEO 0.002.09.003
         - Motorola                                    Per SSEO when available

11       Local Number Portability                         SSEO 1.027.07.007               X               X

NOTE: Sprint PCS may establish a two switch supplier operating system and reserves the right to require the change-out of any current or future switch supplier (ie Motorola) at expense of affiliate for affiliates' markets.

*** Confidential portions omitted and filed separately with the Commission.

------------------------------------------------------------------------------------------------------------
         STANDARD/                                       DEFINITION/              INITIAL        RECURRING
     MINIMUM REQUIREMENT                               SOURCE DOCUMENT         CERTIFICATION   VERIFICATION
------------------------------------------------------------------------------------------------------------
                                                                                 (Note #1)       (Note #1)
TRANSPORT-ENGINEERING:
----------------------
1  Transmission:                                      SSEO 3.000.12.001              X               X
   - Loss= {***}                                               -
   - ERL= {***}                                                -
   - Backhaul Delay= {***}                                     -
   - Differential delay= {***}                                 -
   - Line Coding= B8ZS                                         -

2  Microwave:                                         SSEO 3.012.09.001              X               X
   - Availability= 99.999%/link
   - Protection (hot stand-by) for links of
     5 or more cell sites

3  ATM Requirements                                   SSEO 2.016.06.001              X               X

4  Digital Synchronization:                           SSEO 3.015.09.001              X               X
   - Each switch site will have GPS/BITS
     system installed

ELECTRICAL ENGINEERING:
-----------------------
1        Backup Power:
         - Cell Sites                                                                X               X
           - fixed generator-aviation lights          SSEO 2.004.03.001
         - 4 hrs minimum battery                      SSEO 3.004.12.001
           - Mobile generators                        SSEO 3.004.12.001
         - Switch Sites
           - fixed generator for total MSC load
           - 2 hrs minimum battery

2        Switch DC Power Plant                        SSEO 3.004.06.002              X               X

3        Grounding                                                                   X               X
         - Cell Sites                                 SSEO 3.018.02.001 &
                                                      SSEO 3.018.02.002
         - Switch Sites                               SSEO 3.018.02.003

4        Surge Protection (TVSS)                                                     X               X
         - Cell Sites                                 SSEO 2.003.003.001
         - Switch Sites                               SSEO 2.002.03.005

5        Preventive Maintenance                                                      X               X
         - Cell Sites                                 SSEO 2.004.03.002 &
                                                      SSEO 2.018.03.002
         - Switch Sites                               SSEO 2.004.03.003 &
                                                      SSEO 2.018.03.001

INTELLIGENT NETWORK (IN) - ENGINEERING:
--------------------------------------
1        SS7 Interconnection                                                         X               X
         - Switch Sites                               SSEO 3.008.06.001
                                                      SSEO 3.008.10.001
                                                      SSEO 3.008.10.002
         - Translations                               SSEO 0.008.09.001

2        IN Deployment                                SSEO 3.000.06.006              X               X

3        Performance for SS-7 and IN                  Standards Committee            X               X
         Platforms (SCP, SSP, SN)                    T1-Telecommunications

4        Performance for AIN, Voice Mail, IWF,     Network Operations Forum          X               X
         Short message Service, Data                  SSEO 3.017.12.007,
                                                      SSEO 3.030.12.009,
                                                      SSEO 3.030.12.001,
                                                      SSEO 3.030.12.005,
                                                      SSEO 3.030.12.007 &
                                                      SSEO 3.030.12.010


***Confidential portions omitted and filed separately with the Commission.

----------------------------------------------------------------------------------------------------------------------
         STANDARD/                                            DEFINITION/                    INITIAL        RECURRING
     MINIMUM REQUIREMENT                                    SOURCE DOCUMENT               CERTIFICATION   VERIFICATION
----------------------------------------------------------------------------------------------------------------------
                                                                                             (Note #1)       (Note #1)
OPERATIONAL SUPPORT SYSTEMS:
----------------------------

1        Operator Services Performances                     Same as Sprint PCS                 X               X
         - Answer time, etc.                                Internal Standards

2        Directory Assistance                               Same as Sprint PCS                 X               X
         - Answer time, etc.                                Internal Standards

SUBSCRIBER EQUIPMENT:
---------------------

1        Meet or exceed tests and
         specifications:
         - Handsets                                    - FCC Certification
                                                       - CMDA Dev. Group Cert. (CDG)
                                                       - Vendor Design Verify (DVT)
                                                       - Sprint PCS Design Verify Test
                                                       - CDG Stage 2
                                                       - CDG Stage 3
                                                       - Vendor Qual. Verify Test
                                                       - Vendor Manuf. Test
                                                       - Vendor Accessory Test
                                                       - Sprint PCS Accessory test
                                                       - Sprint PCS User interface test
                                                       - Feature Testing Sprint PCS
                                                       - Vendor Software Assurance
                                                       - Sprint PCS field testing - CPE
                                                       tech. Planning and Dev. Group

MICROWAVE RELOCATION:
---------------------

1        Ensure protection for 2 GHz                         CFR47, Part 24.237;               X               X
         Microwave Services by Prior coordination          TIA Bulletin 10-F; and
         Notification process (PCN)                          CFR47, Part 101.69
                                                            Through Part 101.81

2        No potential interference levels of               TIA Technical Systems               X               X
         PCS base or mobile stations into 2 GHz                Bulletin 10-F
         microwave incumbent user system

3        Predicted PCS-to-microwave                         CFR47, Part 101.69                 X               X
         interference into GHz incumbent systems            through Part 101.81
         may require relocation of the incumbent to
         new bands if no spectrum sharing potential
         exists

4        Definitive microwave relocation                    SSEO 2.003.06.002                  X               X
         agreements 30-60 days in advance of                SSEO 2.012.10.001
         Network Ready Dates

CONSTRUCTION STANDARDS:
-----------------------

- Cell Sites                                            SSLP Standard Construction             X               X
                                                          Documents - Book 1-4
                                                            (dated June, 1997)

- Switch Building                                         Building-Switch Center               X               X
                                                           Guidelines-Ground UP
                                                          Construction of Precast
                                                         Concrete Buildings (dated
                                                             December 31, 1996)

------------------------------------------------------------------------------------------------------------
       STANDARD/                                           DEFINITION/             INITIAL        RECURRING
    MINIMUM REQUIREMENT                                  SOURCE DOCUMENT        CERTIFICATION   VERIFICATION
------------------------------------------------------------------------------------------------------------
                                                                                 (Note #1)       (Note #1)
NATIONAL OPERATIONS CONTROL CENTER (NOCC):
------------------------------------------

1        24x7 Fault Management Surveillance of         Same as Sprint PCS            X               X
         network elements, trunks, & Services.         Internal Standards
         Includes Switches, cells, AIN platforms,
         SS7, IXC, LEC, OS, DA, 911 &
         environmental conditions

2        24x7 Trouble Management for customer          Same as Sprint PCS            X               X
         delivered service troubles                    Internal Standards

3        FAA Compliance                                Same as Sprint PCS            X               X
                                                       Internal Standards

ROAMING:
--------

1        Network datafill procedures, Sprint           SSEO 2.029.03.001,            X               X
         PCS IS-41 implementation, manual roaming       SSEO 3.029.12.001,
         plan, inbound/outbound trouble reporting      SSEO 2.029.04.002, &
         procedures, etc.                               SSEO 2.029.04.001

Note #1:

  - Initial Certification - A two-phase procedure performed by Sprint PCS to ensure the system is Network Ready

    1. Review and Verify that system design and construction meets Sprint PCS's technical standards and requirements

    2.  Successfully completes the Operational Acceptance Checklist (OPAC)

  - Recurring Verification - A Sprint PCS OPAC checklist shall be completed under methods and procedures adopted by Sprint PCS a minimum of every 6 months after Network Ready Date.

Note #2:

  - Revision 8 - National PCS Network CDMA RF Design Specifications (Rev. 8).


Note #3:

  - Lata Switching System Generic Requirements (BellCore).


Note #4:

  - Standard definitions are more current and take precedence over definitions in Rev. 8.

                                  EXHIBIT 4.1


       SPRINT PCS NATIONAL OR REGIONAL DISTRIBUTION PROGRAM REQUIREMENTS


Sprint PCS recognizes that distribution of Sprint PCS Products and/or Services may be made in the Service Area of Manager or markets of Sprint PCS through the national and regional distribution programs of Sprint PCS ("National Programs") as well as local distribution programs of Sprint PCS (each a "Local Distribution Program"). (The National Distribution Programs and the Local Distribution Programs are collectively referred to as the "Distribution Programs"). In addition, Sprint PCS recognizes that it is in the interest of Sprint PCS and Manager to establish a uniform approach to and treatment of the distribution of the Sprint PCS Products and Services with the objective that each party shall pay its applicable share of the costs incurred in connection with the Distribution Programs.

Manager will be required to adhere to Sprint PCS's retail store guidelines. These guidelines contain standards for determining retail store location, floor plan, fixtures, etc.

A.   MANAGER PARTICIPATION IN SPRINT PCS DISTRIBUTION PROGRAMS:

During the term of the Agreement, Manager must participate in each applicable Sprint PCS Distribution Program as it may exist or be in effect from time to time, including any amendment thereto. Manager will be entitled to compensation and be obligated for any payments, commissions and costs of distribution in accordance with the terms and conditions of each Distribution Program.

Each Distribution Program will: (a) be implemented only after Manager has been given 15 days advance notice of its implementation and the terms and conditions of such Distribution Program, (b) not discriminate, with respect to compensation or otherwise, between Manager, Sprint PCS or any other entity that participates in the Distribution Program and, (c) offer and promote products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network in a uniform and consistent manner to the maximum extent allowable under applicable law.

Manager agrees to refer each additional prospective distribution arrangement or partner that may come to the attention of Manager to Sprint PCS for consideration by Sprint PCS. Sprint PCS agrees to review, evaluate and attempt to execute, using commercial reasonable standards, each additional prospective distribution arrangement or partner referred to it by Manager.

B.   COST SHARING AND AUDITING IN CONNECTION WITH THE DISTRIBUTION PROGRAMS

     1. RECEIPT OF REVENUES AND PAYMENT OF COST OF SALE EXPENSES IN CONNECTION WITH THE DISTRIBUTION PROGRAMS


For each handset activated on the Sprint PCS Network, the party on whose network the subscriber activates the handset shall be obligated to pay or reimburse the cost of sale expenses incurred or to be paid in connection with the distribution and/or sale of that handset and its related equipment less any revenues realized by the other party in connection with the sale of the handset. This obligation shall include but not be limited to, the following:

               1.   The amount of any handset subsidy.


               2. The amount of any commission or cooperative marketing obligations payable in connection with the distribution and/or sale of the handset.

               3. The carrying costs of the handset prior to sale including but not limited to financing costs, inventory maintenance and economic or other obsolescence costs of the handset as determined by Sprint PCS.

               4. Such other reasonable costs and expenses incurred in connection with or pursuant to the distribution and/or sale of the handset and related equipment and service.

     2. ACCOUNTING AND SETTLEMENT OF REVENUES AND COST OF SALE CHARGES AND EXPENSES

The revenues and costs of distribution and/or sale realized by one party with respect to handsets distributed or sold by that party shall be reconciled against the similar charges incurred by the other party no less frequently than quarterly. The accounting and reporting of this reconciliation shall be under the control of Sprint PCS. Sprint PCS may, in addition, adopt and implement generally applicable formulas or processes for allocating on the basis of handset activations, the applicable costs and subsidies through a periodic reconciliation process.

C.   HANDSET LOGISTICS AND DISTRIBUTION

Handsets will be distributed and received through the Sprint PCS handset logistics and distribution system. The specific services and Manager requirements of the handset logistics and distribution department are in the process of being finalized. These services and Manager requirements will be provided to Manager as soon as practical.

      THE RETAIL STORE GUIDELINES EXHIBIT IS CURRENTLY UNDER DEVELOPMENT.

          THE HANDSET LOGISTICS AND DISTRIBUTION REQUIREMENTS EXHIBIT
                        IS CURRENTLY UNDER DEVELOPMENT.

                                  EXHIBIT 4.2


               SPRINT PCS NATIONAL ACCOUNTS PROGRAM REQUIREMENTS


Sprint PCS recognizes that sales to National Accounts may result in the fulfillment of those sales in the Service Area of a Manager or market of Sprint PCS. Sprint PCS further recognizes and acknowledges that it is in the interest of Sprint PCS and Manager to establish a uniform approach to and treatment of sales made to the accounts of Sprint PCS and its Managers with the objective of implementing a well coordinated and productive program that will produce subscribers within the large business market.

TARGET MARKET:

Sprint PCS has defined a separate National Account target market and program (the "Sprint PCS National Accounts Program") for its existing markets and Manager has agreed to participate in the Sprint PCS National Accounts Program. The Federal government and its agencies are included within the Sprint PCS National Accounts Program as are the controlled subsidiaries of parent National Account target companies.

The National Account territory and program includes local sales (sold and fulfilled in Manager Service Areas), export sales (sold in Manager Service Areas and fulfilled in Sprint PCS markets), and import sales (sold in Sprint PCS markets and fulfilled in Manager Service Areas).

An initial list of large national accounts based upon size, geographic scope and decision making process has been generated by Sprint PCS for the entire US. This list will be dynamic in nature allowing for accounts that do not meet all of the criteria to be removed, and accounts that do meet the criteria to be added. Sprint PCS will update and deliver the Sprint PCS National Accounts Program target list to Manager initially and as changes occur on an ongoing basis.

MANPOWER AND RESPONSIBILITIES:

Sprint PCS will assess individual market area potential and will determine the appropriate number of Sprint PCS National Account Managers (NAM) for the country (including Sprint PCS markets and Manager Service Areas). NAMs will be assigned sales territories by Sprint PCS, and are primarily responsible for calling on potential customers at the national headquarters level. Sprint PCS will also deploy National Account Executives (NAE) that will be responsible for national account sales at a local level in Sprint PCS markets. In Manager Service Areas, a Sprint PCS NAM will maintain headquarters, as well as nationwide sales responsibilities for national accounts that are headquartered in the local Manager Service Area. In addition, Manager will deploy NAEs responsible for sales into the local operations of both national accounts headquartered in the Manager Service Area and remote locations of accounts that are based in other Sprint PCS markets or Manager Service Areas.

The Manager NAE will coordinate and report sales activities with the Sprint PCS NAM that has headquarters account responsibilities. The Manager local sales representatives and its NAEs will also follow the direction and strategy of the Sprint PCS NAM with respect to sales efforts into the local locations of national accounts.

Sprint PCS NAMs are also responsible for implementing employee plans with the respective national account decision-makers for the NAMs' assigned accounts. Fulfillment and ordering will be completed through low cost acquisition sales channels (i.e., telemarketing, company retail stores, etc.) for both Manager Service Areas and Sprint PCS markets. A means of identifying and associating these subscribers with the national account and channel in Manager Service Areas will be developed by Sprint PCS for implementation in the Manager Service Area.

To the extent that project management and field-based sales and support is required it will be co-located with the assigned Sprint PCS NAMs.

QUOTAS:

The Sprint PCS NAM(s) will be assigned an annual quota. A ramp-up period will be provided during position start-up. The Sprint PCS NAM will be directly responsible for direct corporate liability sales (direct company billing), reimbursed employee sales, and employee sales programs. The option to utilize telesales channels and Sprint PCS/Manager retail channels to sell and fulfill orders will be available to the Sprint PCS NAM and the Manager NAE.

In Manager Service Areas, Manager will develop a national account quota for Manager NAEs on an annual basis to be jointly reviewed and agreed upon by Sprint PCS and Manager.

RATE PLANS:

Rate plan qualification for national account customers in any single Sprint PCS market or Manager Service Area will be based on the {***} throughout all Manager Service Areas and Sprint PCS markets combined (or such other pricing arrangements as may be negotiated) subject to {***}

REVENUE FLOWS/CREDIT:

Revenue and unit credit will be attributed to the Sprint PCS market or Manager Service Area {***}. Manager will report results to Sprint PCS on a monthly basis in a form required by Sprint PCS. Sprint PCS will establish the form and frequency of reports for the tracking and reporting of local export and import sales.

The costs and allocations under this program shall be reconciled no less frequently than quarterly. The accounting and reporting of this reconciliation shall be under the control of Sprint PCS.

MODIFICATION:

Sprint PCS may amend or modify the Sprint PCS National Accounts Program in any manner upon 30 days advance notice to Manager.


*** Confidential portions omitted and filed separately with the Commission.

ORDERING AND FULFILLMENT PROCESS:

Sprint PCS will use the Activation Process and Fulfillment Process described below to take an order from a national account customer and divide (internally) the Sprint PCS and Manager components of the order and fulfill accordingly (i.e., unbundle the order to separate the equipment shipments and respective billing). {***}

ACTIVATION PROCESS:

- EXPORT: Activation process to be accomplished by transmission of orders into Sprint PCS call center in Ft. Worth or Sprint PCS retail stores. In this situation, a NAM in the Manager's Service Area would send a customer's order for service in a Sprint PCS market to Sprint PCS's Call Center for activation.

- IMPORT: Activation per local process which could include local Manager stores and/or the Sprint PCS call center in Ft. Worth. In this situation, a NAM in a Sprint PCS market would forward orders for service in the Manager's Service Area to the Manager's activation group.

- LOCAL: Activation per local process which could include local Manager stores and/or through the Sprint PCS call centers.

FULFILLMENT PROCESS:

- EXPORT: Fulfillment of orders for service in Sprint PCS's markets would be processed through Sprint PCS Worldwide Logistics.


- IMPORT/LOCAL: Fulfillment of orders for service in the Manager's Service Areas would be handled out of local inventory or through national or regional distribution centers.

Sprint PCS will provide for the national account representatives to have access to either fulfillment process based on the specific needs related to the order.

INTEGRATION/TEAMWORK:

- National account sales and support staff will be located in the Manager's offices and should participate in local training, staff meetings, and other corporate-sponsored functions.

- NAMs or their representatives may participate in trade shows (when applicable), emergency response teams, charitable programs, and other community involvement activities.

*** Confidential portions omitted and filed separately with the Commission.

- Manager's engineering (network planning) group will review and evaluate input and requests from national account staff for network related opportunities such as data application support, campus or in-building systems, wireless PBX, cell site locations on account facilities, etc.

- Manager will communicate pertinent information to the Sprint PCS national account group (new rate plans, network improvements, new features, etc.) by including the respective individuals on appropriate distribution lists.

- National Accounts Program management has the option to approve or decline Manager and Sprint PCS national account personnel's participation in local sales incentives or contests. Similarly, Sprint PCS will be able to include Manager and Sprint PCS national account personnel in any Sprint PCS sponsored contest/incentive program that it chooses to implement throughout the Sprint PCS national account organization.

FINANCE:

If either Party desires, the Parties shall establish a separate national account cost center attributable to Manager's Service Areas.

OTHER:

- Subscriber documents and forms approved and implemented by Sprint PCS for the National Accounts Program will be the standard authorized documents and forms used by Manager (e.g., Sprint PCS National Account Term Agreement). The national pricing terms and conditions of the National Accounts Program shall, subject to applicable law, be as determined by Sprint PCS in its sole discretion.

- The Manager will accept and activate orders sold in other Sprint PCS markets without unnecessary duplication of administrative requirements {***}.

- Sprint PCS will develop methods and procedures to provide transfer of service between Manager Service Areas and Sprint PCS markets {***}. This process has not yet been developed but will be addressed at a future time. The methods and procedures, once created, may be modified or amended to address number portability or other regulatory requirements.

-    Equipment returns shall be processed {***}.

- Customer's proposals (including RFP responses) will be supported by Sprint PCS National Accounts Program with modifications based on Manager's local requirements and offerings.

- Manager will accept credit policies and approvals of Sprint PCS. The N credit class (pre-approved credit with special dunning treatment) which is implemented in Sprint PCS markets will be implemented in Manager


*** Confidential portions omitted and filed separately with the Commission.

     Service Areas.

                          Exhibit 4.2 - Attachment 1
                   Segmentation and Roles & Responsibilities

--------------------------------------------------------------------------
                                    National Sales          Area Sales
--------------------------------------------------------------------------

Customer Spend Level                      {***}                {***}
--------------------------------------------------------------------------
Geographic Coverage Requirements          {***}                {***}
--------------------------------------------------------------------------
Partner Requests                          {***}                {***}
--------------------------------------------------------------------------
Customer Decision Making Process          {***}                {***}
--------------------------------------------------------------------------


*** Confidential portions omitted and filed separately with the Commission.

                    Exhibit 4.2 - Segmentation and Roles &
                               Responsibilities

--------------------------------------------------------------------------------------------
 Customer Decision Making Scenario              National Sales
                                             (named account list)   Area Sales  Compensation
--------------------------------------------------------------------------------------------
1.   Nat'l negotiations, sold/buy                     {***}          {***}         {***}
     centrally
--------------------------------------------------------------------------------------------
2.   Nat'l negotiations, sold/buy in                  {***}          {***}         {***}
     Areas
--------------------------------------------------------------------------------------------
3.   Nat'l interest/oppty, sold to/buy                {***}          {***}         {***}
     in Areas
--------------------------------------------------------------------------------------------
4.   Local negotiations sold/buy in Areas             {***}          {***}         {***}
--------------------------------------------------------------------------------------------


*** Confidential portions omitted and filed separately with the Commission.

               THE METHODS AND PROCEDURES TO PROVIDE TRANSFER OF
                SERVICE EXHIBIT IS CURRENTLY UNDER DEVELOPMENT.

SPRINT PCS-SM-

                           MANAGER SALES ACTIVATION/DEACTIVATION RECORD

----------------------------------------------------------------------------------------------------------------------------------
MANAGER INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
Manager Name:
-----------------------------------------------------------------------------------------------------------------------------------
Sales Associate Name:        First Name:                                    MI:                     Last Name:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CUSTOMER INFORMATION (ALL INFORMATION MUST BE INCLUDED)
/ / Activation Record                                    / /   Consumer Account      MIN: (        )                        -
/ / Deactivation Record      Date: _____/_____/_____     / /   Business Account      ESN (hex):
-----------------------------------------------------------------------------------------------------------------------------------
First Name:                                                                 MI:                     Last Name:
-----------------------------------------------------------------------------------------------------------------------------------
Company Name (if applicable):

-----------------------------------------------------------------------------------------------------------------------------------
Street Address:
-----------------------------------------------------------------------------------------------------------------------------------
City:                               County:                     State:                        Zip Code:
-----------------------------------------------------------------------------------------------------------------------------------
Home Phone: (        )                  -
WORK Phone: (        )                  -  EXT:                  DO NOT Use Cellular Phone or Pager Numbers for Work Phone
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
BILLING ADDRESS INFORMATION (IF DIFFERENT FROM ABOVE)
-----------------------------------------------------------------------------------------------------------------------------------
Alternate Name:
-----------------------------------------------------------------------------------------------------------------------------------
Address Line 1:
-----------------------------------------------------------------------------------------------------------------------------------
Address Line 2:
-----------------------------------------------------------------------------------------------------------------------------------
City:                               County:                     State:                        Zip Code:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
SERVICE OPTIONS (CHECK ALL THAT APPLY)
-----------------------------------------------------------------------------------------------------------------------------------
/ / Bundled Rate Plan (select one):                / / Contract Bundled Rate                        Local Promotion
 / /  $16.99 Monthly Rate (________ minutes)       / /   $28.99 Monthly Rate (________ minutes)     / / Local Promotion
 / /  $29.99 Monthly Rate (________ minutes)       / /   $47.99 Monthly Rate (________ minutes)         $__________________
/ / Contract Graduate Rate Plan:                   / /   $66.99 Monthly Rate (________ minutes)    Included Mins.: _______
Monthly Rate ($__________)                         / /   $95.99 Monthly Rate (________ minutes)    -----------------------
0-59 minutes used:           $_____/min            / /   $149.99 Monthly Rate (________ minutes)   Contract Term:
60-299 minutes used:         $_____/min            / /   $190.99 Monthly Rate (________ minutes)   / / 1 year  / / 2 years
300+ minutes used:           $_____/min
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
LONG DISTANCE PACKAGES (CHECK ONE)                                          SPRINT PCS FEATURES (CHECK ALL DESIRED) *INCLUDED
-----------------------------------------------------------------------------------------------------------------------------------
/ / Flat Rate    / /  Peak/Off-Peak    / / Block Long        / /  Caller ID*        / /  Caller ID Block*            / / Weekend or
    $0.15/min.                             Distance Calls   / /   Call Waiting*    / /   Insurance Plan                  Off-Peak
                                                           / /    Call Forward*   / /    Sprint PCS Home Rate USA-SM-*   Package
                                                          / /     Voicemail*     / /     Sprint PCS Toll Free USA-SM     (IF
                                                                                                                         AVAILABLE)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD PAYMENT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
/ / AMERICAN EXPRESS            Cardholder Signature:
                                ----------------------------------------------------------------------------------------------------
/ / VISA                        Cardholder Name:
                                ----------------------------------------------------------------------------------------------------
/ / MASTERCARD                  Card Number:
                                ----------------------------------------------------------------------------------------------------
/ / DISCOVER                    Expiration Date             Using Card For:    / / Purchase   / / Monthly Payment   / / Both
------------------------------------------------------------------------------------------------------------------------------------

NOTE: This sample form is intended for illustrative purposes only. It is representative of the type of information that the Manager would need to provide Sprint PCS for monthly sales reporting purposes. The final form required of any Manager will vary based on the details of the contract negotiated between Sprint PCS and the Manager. It will be subject to the rules and limitations of CPNI laws based upon the customer's relationship to Sprint PCS. Sprint PCS reserves the right to revise this form during the contract negotiation phase.

                          SPRINT PCS NATIONAL ACCOUNT
                            TERM SERVICE AGREEMENT
                                (VERSION 3/98)

                                                                                                                      SPRINT PCS-SM-
------------------------------------------------------------------------------------------------------------------------------------
CUSTOMER ACCOUNT INFORMATION                                                      Term Agreement Number: ------------------
------------------------------------------------------------------------------------------------------------------------------------
Primary Customer's Legal Name                      Customer Doing Business As Name                            Main Telephone Number
------------------------------------------------------------------------------------------------------------------------------------
Street Address                                        City                   State                                         Zip Code
------------------------------------------------------------------------------------------------------------------------------------
Primary Contact                                                                                    Primary Contact Telephone Number
------------------------------------------------------------------------------------------------------------------------------------
Street Address                                        City                   State                                         Zip Code

Check one:  / /      Corporation    / /      Partnership    / /             Limited Liability Company/Partnership
------------------------------------------------------------------------------------------------------------------------------------

On behalf of Primary Customer and the Customer Affiliates, if any, listed on the attached Customer Affiliates Schedule ("Customer"),
I, the undersigned: (1) Represent that I am authorized to execute this Agreement; (2) Confirm that the information about Customer in this Agreement is accurate; (3) Accept the terms and conditions of this Agreement; (4) Authorize Sprint PCS to do any credit verification about Customer as Sprint PCS deems necessary; and (5) Agree that Primary Customer will be responsible, in accordance with the terms and conditions of this Agreement, for the payment of all charges associated with the provision of Sprint Personal
Communication Services(SM) by Sprint PCS ("Services").
------------------------------------------------------------------------------------------------------------------------------------
Primary Customer's Legal Name                          By (Authorized Signature)                                               Date
------------------------------------------------------------------------------------------------------------------------------------
Name of Person Signing                             Title                                          Federal Tax Identification Number
------------------------------------------------------------------------------------------------------------------------------------
TERM:    Check one:          / / 2-year  _________ to _________ or  / / 3-year  _________ to _________
                                         (MM/DD/YY)   (MM/DD/YY)                (MM/DD/YY)   (MM/DD/YY)

If no term is checked, the term is 2 years.

MINIMUM SUBSCRIBER LEVEL:    / / 100 MINs           / / 250 MINs         / / 500 MINs       / / 1,000 MINs

If no minimum subscriber level is checked, the level is 100 MINs. Each mobile identification number ("MIN") is a Sprint PCS phone number assigned by Sprint PCS to a phone activated under this Agreement.

PRICING AND FEATURES:  The pricing and features for the Services are set out on the attached pricing schedule(s).
------------------------------------------------------------------------------------------------------------------------------------
AGREEMENT: This Sprint PCS National Account Term Service Agreement ("Agreement") consists of the foregoing Customer Account
Information, the attached Sprint PCS National Account Plan Terms and Conditions of Service, applicable federal and state law, and in certain states, the applicable tariff on file ("applicable laws") and the following Addenda:

/ / Sprint PCS National Account Pricing Tier _____                  / / Customer Affiliates Schedule

/ / National Account Employee Advantage Pricing                     / / ---------------------

If there is any inconsistency between applicable laws and this Agreement, applicable laws will prevail.
------------------------------------------------------------------------------------------------------------------------------------
Sprint Spectrum L.P., on behalf of itself and as agent for its affiliates:
By:    _______________________________________________________________________
Name:  ________________________________________________________________________
Title: Regional Vice President

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      SPRINT PCS-SM-

             -C-1998 Sprint Spectrum L.P. All rights reserved. No reproduction in whole or in part without prior written approval. Sprint and the diamond logo are registered service marks of Sprint Communications Company L.P. Sprint PCS and Sprint Personal Communication Services are service marks of Sprint Communications Company L.P., used under license. Mar 98

[LOGO] SPRINT.         SPRINT PCS NATIONAL ACCOUNT PLAN         SPRINT PCS-SM-


                        TERMS AND CONDITIONS OF SERVICE


Sprint Spectrum L.P., doing business as Sprint PCS ("Sprint PCS"), on behalf of itself and its affiliates, will provide Services to Customer as stated in this Agreement.
-------------------------------------------------------------------------------


1. PROVISION OF SERVICES. Subject to this Agreement, Sprint PCS must provide Services to Customer and Customer must pay for the Services. Customer must meet and maintain satisfactory credit with Sprint PCS in order to receive and to continue to receive Services and products under this Agreement. If Customer meets and maintains certain credit criteria established by Sprint PCS, Sprint PCS will place Customer, with respect to Customer MINs (as defined below) and MINs under the Employee Reimbursed ("ER). Corporate Sponsorship Program, in a preferential credit class. Sprint PCS must provide and sell Services under this Agreement only (1) to Customer for its end user use, and (2) to Employees (as defined below) for their end user use (under the applicable Employee program specified in this Agreement).

The term "Employee" means a person in the service of Customer and from whose gross pay Customer withholds FICA (Federal Insurance Contributions Act) contributions. Each Employee may activate only 1 MIN under either the Employee Advantage Program ("EAP") or one of the Employee Reimbursed ("ER") Programs. The term "Customer MINs" means MINs activated by Customer for its end user use.

2. USE OF SERVICES; AVAILABILITY. Customer may not use Services and products for any unlawful, fraudulent or abusive purpose, or in any unlawful, fraudulent or abusive manner. Services are available within the operating range of the Sprint PCS Network. Due to its proprietary nature, the phone will not accept service of any wireless service provider other than Sprint PCS. Coverage and quality of Services can be affected by atmospheric, geographic, topographic or other conditions beyond Sprint PCS' control.

3. MINS. Sprint PCS must assign a MIN to each phone acquired by Customer for use on the Sprint PCS Network. Customer does not own any MIN and Sprint PCS can change any MIN by giving Customer prior notice. Customer may not, without Sprint PCS' written consent, assign any MIN to any other person or to any product other than that authorized by Sprint PCS. Customer may not modify the MIN programmed by Sprint PCS into any phone or other product.

4. MINIMUM SUBSCRIBER LEVEL/THRESHOLD FEE. Customer must achieve the Minimum Subscriber Level set forth in this Agreement within six (6) months after Customer enters into this Agreement and maintain that level during the term of this Agreement. If the Minimum Subscriber Level is 100 MINs, Sprint PCS will determine whether Customer achieves and maintains the Minimum Subscriber Level by counting (1) Customer MINs under the National Account Pricing, and (2) Employees on the ER Programs under the National Account Pricing. If the Minimum Subscriber Level is 250 MINs, 500 MINs or 1,000 MINs, Sprint PCS will determine whether Customer achieves and maintains the Minimum Subscriber Level by counting
(1) Customer MINs under the National Account Pricing or on market-specific promotions, and (2) Employees on the ER Programs or the EAP or market-specific promotions.

If Customer does not achieve the Minimum Subscriber Level within 6 months after Customer enters into this Agreement or does not maintain the Minimum Subscriber Level at any time during the term of this Agreement, Sprint PCS may move Customer MINs and Employees under the ER - Corporate Sponsorship Program to a rate plan with a lower minimum subscriber level and Customer will be subject to the requirements of that rate plan and invoiced based on that rate plan starting with the immediately following invoicing cycle. If Customer does not achieve the Minimum Subscriber Level within 6 months after Customer enters into this Agreement, Sprint PCS may also charge Customer a threshold fee of $100 for each MIN below the Minimum Subscriber Level.

5. EMPLOYEE ADVANTAGE PROGRAM. The EAP is a program and pricing plan only for Employees. If Customer elects to participate in the EAP, (1) Customer and Sprint PCS must agree in writing to a mutually satisfactory authorization process for Employees to participate in this option, and (2) Customer must provide opportunities for Sprint PCS to distribute marketing materials, demonstrate Services and make products and Services available for purchase by Employees. Employees under the EAP must meet and maintain satisfactory credit with Sprint PCS in order to receive and to continue to receive Services and products. An Employee under the EAP receives the rates set forth in the attached National Account Employee Advantage Pricing and is subject to Sprint PCS' standard consumer Terms and Conditions of Service. Customer is not liable for any products or Services furnished to Employees under the EAP. The EAP is available in all markets, except as otherwise noted in the National Account Employee Advantage Pricing.

6. EMPLOYEE REIMBURSED. CORPORATE SPONSORSHIP PROGRAM. The ER - Corporate Sponsorship Program is a program only for Employees. If Customer elects to participate in the ER - Corporate Sponsorship Program, Customer and Sprint PCS must agree in writing to a mutually satisfactory authorization process for Employees to participate in this option. Following that agreement, Sprint PCS must provide Services to each Employee that Customer authorizes to participate in this option. An Employee under the ER Corporate Sponsorship Program (1) receives either (A) market-specific promotions, if the Minimum Subscriber Level is above 100 MINs, or (B) the rates set forth in the National Account Pricing, and (2) is subject to this Agreement (and not Sprint PCS' standard consumer Terms and Conditions of Service). Sprint PCS may rely on any authorization obtained pursuant to the agreed upon process and Customer is responsible for any fraud or misrepresentation by an Employee concerning any authorization. If an Employee under the ER - Corporate Sponsorship Program does not pay by the due date for the products and Services provided to the Employee and Sprint PCS notifies Customer in writing of the Employee's payment failure, Customer will pay for the products and Services provided to the Employee within 30 days after the date of Sprint PCS' written notice to Customer. The ER - Corporate Sponsorship Program is available in all markets, except as otherwise noted in the National Account Pricing.

7. EMPLOYEE REIMBURSED - INDIVIDUAL LIABILITY PROGRAM. If Customer elects to participate in the ER - Individual Liability Program, (1) Customer and Sprint PCS must agree in writing to a mutually satisfactory authorization process for Employees to participate in this option and (2) Customer must provide opportunities for Sprint PCS to distribute marketing materials, demonstrate Services and make products and Services available for purchase by Employees. Employees under the ER - Individual Liability Program must meet and maintain satisfactory credit with Sprint PCS in order to receive and to continue to receive Services and products. An Employee under the ER -Individual Liability Program Employees (1) receives either (A) market-specific promotions, if the Minimum Subscriber Level is above 100 MINs, or (B) the rates set forth in the National Account Pricing if Employees sign an Employee

Individual Liability Term Service Agreement, and (2) is subject to Sprint PCS' standard consumer Terms and Conditions of Service. Customer is not liable for any products or Services furnished to Employees under the ER - Individual Liability Program. The ER -Individual Liability program is available in all markets, except as otherwise noted in the National Account Pricing.

8. RELATIONSHIP BETWEEN MARKET-SPECIFIC PROMOTIONS AND NATIONAL ACCOUNT PRICING. If a market-specific promotion is in effect when Customer or an Employees requests Services under this Agreement, Customer or the Employee, as applicable, may choose between the applicable market-specific promotion and the National Account Pricing. If the promotion is chosen, the National Account Pricing will become effective (1) automatically after the expiration of the promotion for Customer MINs and for MINs activated under the ER - Corporate Sponsorship Program, and (2) upon execution of the Employee Individual Liability Term Service Agreement for MINs activated under the ER- Individual Liability Program.

9. CUSTOMER RESPONSIBILITY FOR CHARGES. Customer must pay all charges for Services and products, including, without limitation, recurring monthly charges, airtime charges, applicable local or toll charges, connection charges, roaming charges, traveling airtime charges, and all applicable taxes and governmental surcharges associated with each Customer MIN and each MIN under the ER - Corporate Sponsorship Program (as specified in the applicable paragraph), regardless of the identity of the person that actually uses or has possession of the phone when Sprint PCS provides Services.

10. INVOICING AND PAYMENT. Sprint PCS invoices (1) recurring monthly charges 1 month in advance, and (2) airtime charges retroactively to the first minute at the appropriate rate level on Customer's rate plan according to the total monthly usage. Sprint PCS rounds airtime charges up to one minute increments. Sprint PCS invoices Customer for calls (1) from MINs from the time the TALK (or similar key) is pressed until Sprint PCS records the call as terminated and (2) to MINs from the time the call is answered until Sprint PCS records the call as terminated. Sprint PCS invoices charges for Services as soon as possible after the Services are provided; but Sprint PCS may invoice Customer for usage that occurred prior to the close of an invoicing cycle if the usage was not previously invoiced to Customer. Invoicing cycles are approximately 30 days in length. Invoicing cycle and dates may change from time to time. If Sprint PCS must take action beyond invoicing Customer for charges in order to receive payment, Customer will pay Sprint PCS' reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses, the fees of any collection agency and court costs. Customer must promptly notify Sprint PCS in writing of any change in Customer's pricing address. Sprint PCS considers payments past due if it does not receive the payment by the due date shown on each ice. Upon termination of this Agreement, recurring monthly charges covering the then current invoicing cycle will not be prorated.

11. LATE CHARGES. Any payment not made by the due date will accrue late charges until paid at the rate of 1.5% per month (or, if less, at the maximum rate allowed by applicable laws). Late charges will be prorated daily for each day that payment is overdue, but will not be compounded monthly. Sprint PCS' acceptance of late or partial payments (even if marked "paid in full") does not waive Sprint PCS' rights to recover unpaid amounts. Sprint PCS may charge an additional amount for any check or other negotiable instrument endorsed by Customer and returned unpaid by a financial institution for any reason.

12. DISPUTED CHARGES. Customer must raise any dispute that it has regarding any charge invoiced to it within 90 days of the date of the invoice.

Otherwise, Customer is considered to have accepted the invoice. Customer must notify Customer's Sprint PCS National Account Representatives in writing of the specific nature and amount of the dispute. Customer's oral or written communications to Sprint PCS Customer Care, Sprint PCS Retail Stores or Sprint PCS' general sales or business offices do not constitute notice of a dispute. Customer does not have to pay any properly disputed charges while Sprint PCS investigates them, but Customer must pay amounts not in dispute by the due date. All claims between the parties related to this Agreement will be litigated individually and the parties will not consolidate or seek class treatment for any claim, unless previously agreed to in writing by the parties.

13. TAXES AND OTHER GOVERNMENTAL CHARGES. Customer must pay all taxes and other charges levied on Services or products by federal, state or local authorities or foreign governments or pursuant to these authorities' and governments' orders (except for taxes based on Sprint PCS' net income) if Sprint PCS pays these taxes and other charges directly. Otherwise, Customer must pay these taxes and other charges directly to the relevant entity. If Customer claims any tax exemption, Customer must provide a proper original of the appropriate document(s) establishing Customer's tax exemption. Any tax exemption applies only from the date Sprint PCS receives the document(s) for available exemption(s).

14. CALLER ID. If Customer or an Employee (each referred to as a "User") does not want persons called by the User to receive the MIN assigned to the User's phone, the User must contact Sprint PCS Customer Care for automatic call ID blocking information.

15. ROAMING. "Roaming" occurs when a call is made or received on a wireless network that is not a part of the Sprint PCS Network. Roaming capabilities and charges are different from capabilities and charges on the Sprint PCS Network. When roaming, the User will be subject to the limitation of liability provisions and other applicable rules imposed by the other carrier on its own subscribers.

16. TRAVELING. "Traveling" occurs when Customer makes or receives a call on the Sprint PCS Network in a market other than the Home Service Area associated with the phone. A call will be "traveling" even if the User is outside the Home Service Area associated with the phone for only a part of such call. Traveling is eliminated for phones that are covered under Home Rate USA.

17. HOME RATE USA. Home Rate USA is available in all markets, except as otherwise noted in the National Account Pricing. Under Home Rate USA, calls placed or received anywhere on the Sprint PCS Network are charged at the standard home airtime rates associated with the phone. Long distance charges apply to long-distance calls. In order to remain eligible for Home Rate USA, more than 10% of peak calls must be received or made inside the Home Service Area to which each activated phone is assigned. Sprint PCS will measure that percentage over any three consecutive invoice cycles. If, during that period, the activated phone fails to meet that percentage, Sprint PCS, in order to limit the abusive use of Home Rate USA, will terminate the subscriber of record's eligibility for Home Rate USA with the immediate following invoice cycle.

18. TOLL FREE USA. Toll Free USA is available in all markets, except as otherwise noted in the National Account Pricing. Under Toll Free USA, calls made to anywhere in the United States, Puerto Rico and the U.S. Virgin Islands will be charged at the standard airtime rates associated with the phone only with no additional long-distance charges. For each phone, Toll Free USA includes up to 1000 domestic long distance minutes per month. These minutes may not be used during the Weekend Option (see National Account Pricing) or the Off-Peak Option (see National Account Pricing) time periods. For MINs on Toll Free USA, Sprint PCS bills domestic long distance minutes in excess of 1,000 minutes per month or during the Weekend Option or Off-Peak Option time periods at $0.10 per minute.

19. INTERRUPTION OF SERVICES. Sprint PCS may give credit for a continuous interruption of Services for more than 24 hours on a case-by-case basis. No credit will be made for interruptions caused by negligence or willful action or omission of Customer or by failure of products or services not provided by Sprint PCS. Sprint PCS may provide Customer with an airtime credit of 1 minute for a call that is disconnected due to transmission limitations caused by atmospheric, geographic or topographic conditions and that Customer redials within 1 minute of disconnection. Customer must notify Sprint PCS Customer Care within 24 hours of the disconnection to request credit for the call.

20. LOST OR STOLEN PHONES. If one of Customer's phones is lost or stolen, Customer must immediately notify Sprint PCS toll free at 1-888-788-0788 (or other number provided by Sprint PCS to Customer in writing from time to time). Customer is responsible for all charges for Services provided to Customer before Customer notifies Sprint PCS of the loss or theft. Sprint PCS will deactivate Services to the MIN upon notification. Sprint PCS may require that Customer provide evidence of the loss or theft (e.g., a police report or affidavit). If the phone is later found, Sprint PCS may require Customer to exchange the phone for another phone prior to reactivating Services.

21.   LIMITATION OF LIABILITY.

     1) Except as otherwise provided in subparagraph (2) of this paragraph 21, Sprint PCS' sole liability for any loss or damage arising out of providing or failing to provide Services to Customer, including, without limitation, mistakes, omissions, interruptions, delays, errors, or defects does not exceed (A) in cases related to a specific phone, Sprint PCS' prorated monthly recurring charge ("MRC" as specified on the National Account Pricing) to Customer for Services to the affected phone during the affected period, or (B) in cases not related to a specific phone, Sprint PCS' prorated MRC to Customer for Services during the affected period.

     2) Sprint PCS is not liable for any damage arising out of or in connection with:

          a)   any act or omission of any provider other than Sprint PCS;

          b)   any directory listing;

          c)   any dropped calls;

          d) any interruption of Services, including interruptions caused by equipment or facilities failure or shortages, transmission limitations or system capacity limitations;


          e) an interruption or failure of 911 or E911 emergency services or identification of the MIN, address or name associated with any person accessing or attempting to access emergency services from User's phone;

          f) the installation or repair of any products or equipment by parties that are not Sprint PCS' authorized employees or agents;

          g) events due to factors beyond Sprint PCS' control, including, without limitation, acts of God (including, without limitation, weather-related phenomena, fire or earthquake), war, riot, strike, order of governmental authority;

          h)   any use of a phone not authorized by Customer; or

          i) any negligent or intentional act or omission of Customer or an Employee.

     3) UNDER NO CIRCUMSTANCES IS SPRINT PCS LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH PROVIDING OR FAILING TO PROVIDE SERVICES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF BUSINESS, COST OF REPLACEMENT PRODUCTS AND SERVICES.

This paragraph 21 "Limitation of Liability" survives the expiration or termination of this Agreement.

22. INDEMNIFICATION. Customer will indemnify and defend Sprint PCS, its directors, offices, employees and agents from and against any claim, action, damage, liability and expense, including reasonable attorneys' fees, arising out of or in connection with: (1) any act or omission of Customer or an Employee that Customer is responsible for and that occurred in connection with the use of the Services or products or equipment used in connection with the Services, or
(2) any communications made or received by Customer or an employee over the Sprint PCS Network. This paragraph 22 "Indemnification" survives the expiration or termination of this Agreement.

23. NO WARRANTIES. SPRINT PCS MAKES NO EXPRESS REPRESENTATIONS OR WARRANTIES REGARDING THE SERVICES OR ANY PRODUCTS AND DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SPRINT PCS DOES NOT AUTHORIZE ANYONE TO MAKE A WARRANTY OF ANY KIND ON SPRINT PCS' BEHALF AND CUSTOMER SHOULD NOT RELY ON ANY SUCH STATEMENT. SPRINT PCS IS NOT THE MANUFACTURER OF ANY PRODUCTS OR EQUIPMENT AND STATEMENTS REGARDING ANY PRODUCTS OR EQUIPMENT SHOULD NOT BE INTERPRETED AS A WARRANTY. THIS PARAGRAPH 23 "NO WARRANTIES" SURVIVES EXPIRATION OR TERMINATION OF THIS AGREEMENT.

24. WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ALL CLAIMS OR CAUSES OF ACTION (INCLUDING COUNTERCLAIMS) RELATED TO OR ARISING OUT OF THIS AGREEMENT BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS OF OR MODIFICATIONS TO THIS AGREEMENT.

25. EARLY TERMINATION AND EARLY TERMINATION FEE. Customer may terminate this Agreement or any Customer MIN or MIN under the Employee Reimbursed Program - Corporate Sponsorship prior to the end of the term of this Agreement with or without notice to Sprint PCS. Upon termination, Customer must pay the termination fee set forth in the National Account Pricing (in addition to Customer's other payment responsibilities for each terminated MIN). Customer is not obligated to pay the termination fee (1) if Customer gives Sprint PCS prior written notice of termination and replaces each terminated MIN with a new MIN at the time Customer notice to terminate is given, or (2) if the terminated MINs have remained activated by Customer for the original two or three year term of this Agreement.

26. EARLY TERMINATION AS A RESULT OF CHANGE IN CONTROL OF PRIMARY CUSTOMER. Sprint PCS may, at its option, upon written prior notice to Customer, terminate this Agreement, if Primary Customer (1) consolidates with, (2) merges into, or
(3i) conveys, transfers or leases all or substantially all of its assets to, any entity that: (A) has, in the past, materially breached prior agreements with Sprint PCS, (B) is a direct competitor of Sprint PCS or its affiliates in the wireless telecommunications business, (C) does not meet Sprint PCS' reasonable credit criteria, (D) fails to execute a reasonable non-disclosure agreement, or
(E) refuses to assume the obligations of Primary Customer under this Agreement.

27. EARLY TERMINATION AS A RESULT OF CHANGE IN CONTROL OF A CUSTOMER AFFILIATE. If, during the term of this Agreement, a Customer Affiliate no longer complies with the definition of the term "Customer Affiliate", Sprint PCS may, at its option, upon prior written notice to Primary Customer and the applicable Customer Affiliate, terminate this Agreement with respect to the Customer Affiliate.

28. TERMINATION FOR CAUSE. Except as otherwise provided in this Agreement (such as failure to achieve or maintain the Minimum Subscriber Level), a party may terminate this Agreement with 5 business days' prior written notice to the other party, if a party:

      1) fails to perform or violates any material representation, warranty or covenant of this Agreement, (A) if the default continues for more than 30 days after the nondefaulting party provided written notice of the default to the defaulting party, or (B) if the default continues for more than 30 days after the nondefaulting party provided written notice of the default to the defaulting party, but the default is of a nature to require more than 30 days to cure and continues beyond the time reasonably necessary to cure and the defaulting party has not undertaken measures to cure the default within the 30 days after the nondefaulting party's notice;

      2) (A) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 30 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (B) has a receiver appointed for the party which appointment is not dismissed, vacated or stayed within 30 days, (C) executes a general assignment for the benefit of creditors, or (D) ceases to do business as a going concern; or (E) the party is unable or admits its inability to pay its debts as they become due;

      3) in the case of Customer, fails to pay any invoiced amount that is not the subject of a bona fide dispute by the due date, if the failure continues for more than 30 days after Sprint PCS provided written notice of payment default to Customer; or

      4) in case of Customer, fails to pay, as specified in the ER - Corporate Sponsorship Program, any invoiced amount that is not the subject of a bona tide dispute of an authorized employee under that program.

29. EFFECTS OF TERMINATION. Termination of this Agreement for cause is without prejudice to any other rights or remedies of the parties at law or in equity and under this Agreement. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Upon early termination of this Agreement as a result of Customer's default, Sprint PCS may move all Customer MINs and ER - Corporate Sponsorship Program MINs to a rate plan with a lower minimum subscriber level and Customer will be subject to the requirements of that rate plan and invoiced based on that rate plan starting with the immediately following invoicing cycle. Upon expiration of the term of this Agreement, Sprint PCS will continue Services under the terms, conditions and rates prevailing at that time on a month-to-month basis, with no rate guarantee, and on a rate plan applicable to the number of subscribers Customer then has, unless Customer chooses a new fixed term rate plan available at that time.

30. PHONES AND OTHER PRODUCTS. Sprint PCS may sell Sprint PCS Phones and other products to Customer and Employees in connection with the Services provided under this Agreement. Customer agrees that its purchase of phones and other products (1) is for its end user use only, and (2) is governed by (A) the materials accompanying the phones or other products, such as limited warranties,
(B) a products purchase addendum, if any, and (C) a security agreement addendum for equipment financing, if any.

31. SUBSCRIBER INFORMATION. In the normal course of providing Services to Customer, Sprint PCS develops information that relates to the quantity, technical configuration, type, destination and amount of Customer's and Employees' use of Services, together with the development of billing information ("Subscriber Information"). As part of mutually agreed to management reporting, Sprint PCS may disclose to Customer the Subscriber Information in aggregated form without reference to individual Users or their individual Subscriber Information.

In addition, Sprint PCS may disclose to Customer the Subscriber Information with reference to individual Users or their individual Subscriber Information. Customer represents and warrants that each Employee agreed to or will agree to that disclosure ("Employee Approval"). Customer agrees to retain all Employee Approvals in a safe location at Customer's principal place of business during the term of this Agreement, and to allow Sprint PCS, upon reasonable prior written notice and during reasonable business hours, to review and copy (at Sprint PCS' cost) the Approvals. Without limiting the generality of Customer's other indemnification obligations under this Agreement, Customer will indemnify and defend Sprint PCS, its directors, offices, employees and agents from and against any claim, action, damage, liability and expense, including reasonable attorneys' fees, arising out of or in connection with (1) Sprint PCS' disclosure to Customer of Subscriber Information with reference to individual Users or their individual Subscriber Information, and (2) Customer's handling, retention, and other administration of the Approvals, including, without limitation, a failure to obtain an Approval from an Employee.

Sprint PCS will limit its use of the Subscriber Information to the marketing of Services related to Sprint PCS' total service offering to Customer and, absent Customer's prior consent, Sprint PCS will not use the Subscriber Information to market and sell to Customer telecommunications services not related to Sprint PCS' total service offering to Customer.

32. CHANGES TO THE AGREEMENT. Sprint PCS may not change fixed charges during the term of this Agreement; but Sprint PCS may change charges that are not fixed for the term of this Agreement if Sprint PCS provides Customer 30 days prior written notice. Fixed charges are set forth on the National Account Pricing. Certain MRC options under the National Account Pricing include bundled minutes. Except as provided in the preceding sentence, this Agreement may only be amended in a writing signed by both parties or by changes to applicable laws. Changes to applicable laws will be effective as provided in the applicable laws.

33. OTHER TERMS AND CONDITIONS. Notices under this Agreement must be in writing and may be given either (1) by overnight courier or in person, or (2) addressed and deposited in the U.S. Mail, return receipt requested, postage prepaid. Customer's notice address is set out in the Customer Account Information and to Sprint PCS at the following address: Sprint PCS, 4900 Main, Kansas City, MO 64112, Attention: Director National Sales Operations. Notice addresses may be changed by giving notice in accordance with this paragraph. If mailed according to this paragraph, notice will be presumed given 3 days after deposit in the U.S. Mail. If sent by overnight courier, notice will be presumed given 1 day after deposit with the courier. If given in person, notice will be presumed given when personally delivered to (or refused by) the person.

This Agreement makes up the entire agreement between Customer and Sprint PCS and supersedes all prior written and verbal agreements, representations, promises or understandings between the parties. Customer may not assign this Agreement without Sprint PCS' prior written consent. Any assignment in violation of this prohibition will be null and void. This Agreement will be binding upon the successors and assigns of the parties, and will be interpreted in accordance with the laws of the State of Missouri. Each of the parties submits itself to the personal jurisdiction of the courts of the State of Missouri. If any part of this Agreement is held to be invalid or unenforceable, the remainder of the Agreement will remain in full force and effect. If either party fails to enforce any right or remedy available to it under this Agreement, that failure will not be construed as a waiver of the right or remedy with respect to any other breach or failure by the other party.

NATIONAL ACCOUNT PRICING

Instructions to the Regional Director, National Account Manager and National Account Executive.

Prior to presenting this Agreement to the Customer, please replace this sheet of paper with the official and authorized Sprint PCS National Account Pricing sheet that is appropriate for this Customer. There are 3 official and authorized National Account Pricing sheets that are available on the National Account Operations Server. Please pull the price sheet off the server every single time you present this Agreement to the Customer. DO NOT CHANGE THE PRICE SHEET in any way without prior written approval of the National Sales Operations.

Failure to follow these instructions may result in corrective action, including, without limitation, delay in payment of commissions otherwise due on contract signing pending correction of this Agreement.

                  NATIONAL ACCOUNT EMPLOYEE ADVANTAGE PRICING


Instructions to the Regional Director, National Account Manager and National Account Executive.

Prior to presenting this Agreement to the Customer, please replace this sheet of paper with the official and authorized Sprint PCS National Account Employee Advantage Pricing sheet. There is 1 official and authorized National Account Employee Advantage Pricing sheet that is available on the National Account Operations Server. Please pull the price sheet off the server every single time you present this Agreement to the Customer. DO NOT CHANGE THE PRICE SHEET in any way without prior written approval of National Sales Operations.

Failure to follow these instructions may result in corrective action, including, without limitation, delay in payment of commissions otherwise due on contract signing pending correction of this Agreement.

                                  EXHIBIT 4.3

        SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS

The provisioning and maintenance of seamless national roaming and inter service area services is in the fundamental business interest of Sprint PCS. This Exhibit accordingly sets forth the minimum standards and requirements for Manager to comply with the provisioning and maintenance of roaming and inter service area services in support of a seamless national roaming services network for Sprint PCS and each of its Managers. The provisioning and maintenance of seamless national roaming and inter service area services is contingent upon the development of a seamless national wireless service network between Sprint PCS and Manager as defined by Sprint PCS.

NATIONAL ROAMING SERVICES

Manager will establish and maintain roaming services for its subscribers of the same quality and at the same standard of service as those provided to the subscribers of Sprint PCS. These services will include, but not be limited to, the implementation of the same preferred roamer list and system acquisition protocol as it may be developed, modified and amended from time to time by Sprint PCS.

MANAGER REQUIREMENTS AND RESPONSIBILITIES

In order to become and maintain its status as a Sprint PCS Manager, Manager shall meet the following requirements and responsibilities in connection with the development, maintenance and marketing of roaming services.

- Manager shall establish and maintain an integrated network between Sprint PCS and each market and territory serviced by Manager sufficient to identify and measure the traffic of each roamer on Manager's network.

- Manager agrees to participate in all of Sprint PCS's roaming agreements where the Manager is included within the scope of that agreement.

- Manager agrees to refer each additional prospective roaming arrangement or partner that may come to the attention of Manager to Sprint PCS for consideration and/or implementation by Sprint PCS.

- Manager agrees to abide by and comply with the business processes of Sprint PCS pertaining to roaming products and services including but not limited to the following:

      -        Net settlements
      -        Clearinghouse services
      -        SS7 gateway services
      -        Fraud products (i.e. CDR visibility)
      -        Trouble reporting management

                                  EXHIBIT 4.3

      -        Customer Care policies and procedures
      -        Billing standards


- Manager may, if it so desires, deliver enhanced roaming products and services that exceed the Sprint PCS minimum standards provided such enhanced roaming products and services do not impose additional requirements or risks on the network of Sprint PCS and Sprint PCS gives its prior written approval for the offering of such product and service enhancements. The approval of Sprint PCS hereunder shall not be unreasonably withheld.

- Manager agrees that Sprint PCS shall be the centralized coordinating contact point for operational issues and processes for companies which have a roaming agreement with Sprint PCS or Manager. These operational issues and processes include, but are not limited to, the following:

      -        Line range updates
      -        Line number administration
      -        Trouble resolution
      -        Clearing reconciliation
      -        Message processing
      -        Roaming rates

- Manager shall establish a single point of contact for all roaming related issues and concerns.

- Manager shall be responsible for all direct costs related to establishing and maintaining seamless national roaming services between its subscribers and Sprint PCS's roaming partners.

SPRINT PCS SUPPORT SERVICES

Sprint PCS agrees to use commercially reasonable efforts to include Manager markets in all roaming agreements negotiated by Sprint PCS and its other Managers.

- Sprint PCS agrees to incorporate Manager into Sprint PCS internal methods and procedures to the extent necessary to support the provisioning and maintenance of roaming services in conformity with and pursuant to implementation of the Agreement and other standards and programs adopted between the Parties.

- Sprint PCS agrees to review, evaluate and attempt to execute using commercial reasonable standards each additional prospective roaming arrangement or partner referred to it by Manager.

                                  EXHIBIT 4.3


- Sprint PCS agrees to notify Manager of material operational issues raised by Sprint PCS or by companies which have a roaming agreement with Sprint PCS or Manager.

- Sprint PCS shall establish a single point of contact for all roaming related issues and concerns.

INTER SERVICE AREA REQUIREMENTS

The reciprocal fee per minute for Inter Service Area usage will be ${***}.

If Manager elects to provide customer care and billing services rather than purchase the services from Sprint PCS, Manager and Sprint PCS will use commercially reasonable efforts to put in place the required systems interfaces to allow accurate identification of Inter Service Area settlement information. In the event a near term interface solution is not achievable in a reasonable time frame, Manager and Sprint PCS will use the processes and interfaces used to support traditional roaming agreements as an interim solution to allow for the capture and settlement of Inter Service Area Usage. Sprint PCS and Manager agree to put in place a traditional interface to allow for Inter Service Area usage settlement as soon as practically possible.

*** Confidential portions omitted and filed separately with the Commission.

                             EXHIBIT 5.2 (AMENDED)

                      MARKETING COMMUNICATIONS GUIDELINES

                  FOR USE OF THE SPRINT BRAND AND TRADEMARKS

                                FEBRUARY, 1998

I.   BRANDING

     A) Any use of the Sprint name in conjunction with the Diamond logo ("Sprint Brand") or any other Sprint trademark or service mark ("Trademark"), is permitted only pursuant to a signed License Agreement ("License") with Sprint Communications Company L.P. ("Sprint"). The Sprint Brand and Trademarks are collectively referred to as "Sprint Marks."

     B) In addition to compliance with the License, all uses of the Sprint Marks must adhere to both these Marketing Communications Guidelines and to the Sprint Brand Identity Standards, a copy of which is attached to the License, which include standards for use and application relating to:

     -    Corporate Branding
     -    Product Branding
     -    Service Branding
     -    Co-Branding
     -    Retail Applications (point-of-sale)
     -    Packaging

     C) All communications that use the Sprint Brand or Trademarks must be presented to Sprint fourteen (14) days prior to use for review and approval.

II.  USAGE GUIDELINES

     A) Any public use of the Sprint Marks ("Use") must be follow Sprint's guidelines. Use of the Marks includes the following:

     -    Broadcast (TV and Radio)
     -    Print
     -    Direct Mail
     -    New Media (on-line, CD ROM, Internet, etc.)
     -    Collateral Materials
     -    Endorsements/Sponsorships
     -    Use of Celebrities and/or Public Figures
     -    Retail Packaging/Use with Third Parties

     B)   The following standards apply to all Uses of the Sprint Marks.

     - All uses of the Sprint marks must be in a manner generally consistent with overall Sprint brand positioning statement, as determined by Sprint from time to time. Sprint will review all advertising/communication strategy and make judgments on its consistency with the overall Sprint brand positioning within ten (10) days of receipt. If the strategy is judged to be inconsistent, it will not be used or will be changed to be consistent with Sprint brand positioning. Pre-production advertising/communications will be reviewed by Sprint for consistency with Sprint brand positioning and personality within ten (10) days of receipt. If the advertising/communications are judged to be inconsistent, it will not be used or will be changed to be consistent with the Sprint brand positioning and personality.

     - Sponsorship or endorsements using the Sprint Brand are not allowed without the prior written consent of Sprint. The criteria that will be used by Sprint in determining whether to allow the proposed sponsorship or endorsement are attached as Exhibit 2. All new sponsorships or endorsements must be consistent with Sprint Brand positioning and should not compete in any way with any of Sprint's existing sponsorships or endorsements. Sprint will review any new sponsorships that are being recommended and will made judgments on consistency with the overall Sprint sponsorship strategy within thirty
          (30) days of receipt.

     - All Uses of the Sprint Marks must be consistent with the Sprint Guidelines/Standards (attached as Exhibit 3). Use of the Sprint Marks on packaging and with third parties must also meet the Sprint Guidelines/Standards.

                                   EXHIBIT 2

                          SPONSORSHIP AND ENDORSEMENT
                      SELECTION GUIDELINES AND STANDARDS

I.   SPONSORSHIPS

The following guidelines are used when determining whether or not Sprint will invest in a particular sponsorship property.

- The sponsorship must be consistent with the overall positioning of the Sprint brand, and must be consistent with Sprint's sponsorship marketing objectives of brand building, business building, and positive employee impact.

- The sponsorship must reflect or enhance Sprint's position or image in the marketplace. There must be a natural telecommunication link with the property, preferably as the/a provider.

-     The sponsorship should be a legitimate forum for Sprint's participation.

- The sponsorship should offer a dominant position among sponsors of the property/event and/or should provide category exclusivity. This brand visibility for Sprint should occur through on-site signage, the event name and media visibility, as examples.

- The sponsorship should provide an opportunity for a consistent, long-term relationship with the property.

- If the sponsorship is a barter deal, the media/merchandising value of the sponsorship should reflect a 2.5x or greater return for Sprint vis-a-vis the barter amount.

- The sponsorship must provide opportunities for measurement such that both brand impact and business impact can be quantified.

II.   ENDORSEMENTS

- Endorsements of the Sprint brand should be used in a manner consistent with Sprint's brand positioning and personality. New endorsements should in no way compete with existing programs.

- Sprint will review any new endorsements that are being recommended and will make judgments on consistency and conflict within fourteen (14) days of receipt.

USE OF CELEBRITY AND/OR PUBLIC FIGURES

- The use of a celebrity/public figure must be consistent with Sprint's brand positioning and enhance Sprint's brand personality.

- Use of new celebrities/public figure should not be in conflict with current celebrity programs, and should not be considered if such use would serve to confuse customers. Sprint currently has a primary celebrity spokesperson, Candice Bergen. Any additional celebrities must complement - not serve as a substitute for - Candice Bergen as spokesperson.

- The celebrity should offer telecommunications category (worldwide) and cable MSO exclusive rights to Sprint.

- Celebrities/public figures who have now, or in the past, a controversial role (as determined by Sprint) should not be considered.

- Measurement data should be provided to confirm the celebrities broad-based appeal.

                                   EXHIBIT 3

                          SPRINT GUIDELINES/STANDARDS

STANDARDS AND MONITOR PROCESS

The Sprint brand is critical to the short-term and long-term success of Sprint. As such, it is extremely important that we protect the brand by displaying it in a manner that is appropriate for family viewing. As a marketer and advertiser our objective is to communicate the value of the products and services we offer to consumers. Unless negotiated as part of a sponsorship contract, we do not consider Sprint a "sponsor" of any program in which we advertise or product on which the Sprint Marks appear. The program, Internet site or product is simply a vehicle for communication to our targeted consumers.

GENERAL GUIDELINES

1. Use the Marks only in a manner that will continue to build positive consumer perceptions toward the Sprint brand.

2. Although we can not dictate positioning on television or Internet advertising during specific editorial, news related advertising should not be positioned near "Special Reports" due to tragic events or disasters (i.e. Oklahoma City bombings, O.J. Simpson trial, etc.)

3. Do not advertise on television or Internet sites that are overly controversial, significantly biased, or presented in a manner that would be considered offensive to the general public.

4. Use of the Sprint Marks with third parties or on retail packaging is prohibited unless authorized by the License Agreement. If the Sprint Marks are used with a third party's marks or on retail packaging pursuant to the License, the Use of the Sprint Marks must not be offensive, must not make any false or unethical claims and must not imply a relationship between Sprint and a telecommunications company not affiliated with Sprint.

CONTENT TO AVOID ON TELEVISION OR INTERNET OR IN THIRD PARTY USE

1. Excessive vulgar language, violence, or sexual conduct that is explicit and would not be considered appropriate for family viewing.

2. Discriminating or inflammatory representation or editorial content which is specific to a particular individual, group, religious or political affiliation, ethic background, or gender.

3. News programming that represents or expresses a bias relative to controversial political or social issues.

4. Content, editorial, or investigative reporting that creates a negative perception of the telecommunications industry.

GENERAL DEFINITIONS

The issue of determining appropriate content is very subjective and will vary from individual to individual. The following definitions will provide direction for key content issues.

VIOLENCE - Gratuitous, on-screen, violent acts that have significant re-occurrence during an episode or movie are not appropriate for Sprint advertising.

NUDITY - Programming or Internet sites that contain strong sexual content and/or nudity is not acceptable for Sprint programming. However, if the scene is important to the plot and is not the primary theme of the episode or movie, it is acceptable only with advertising positioning away from the scene in question.

LANGUAGE - The excessive use of vulgar language is not appropriate.

NEWS PROGRAMMING - News specific programs or Internet sites are acceptable when the journalism is handled in a professional and unbiased manner. (i.e. early or late local news, network news, CNN Headline News, CNN.com, etc.)

News magazines are considered an appropriate advertising vehicle. However, individual episodes in which Sprint advertises must be prescreened to determine sensitivity to the particular topics being addressed. Any segment which contains a highly controversial topic that may negatively impact consumer perceptions of Sprint must be avoided.

TELEVISION PROGRAM MONITORING PROCESS

All prime-time television programming that is scheduled to include Sprint advertising is pre-screened to determine if the content is appropriate for Sprint. The following is the procedure for content monitoring to ensure that the guidelines are met and the Sprint brand is protected:

- Provide the content screening company with Sprint's schedule of prime-time programming including up to the minute changes.

- All Sprint programming is screened to determine if the content is appropriate for Sprint (per our guidelines).

- Agency network buying group is notified immediately of any content concerns.

- Agency contacts Sprint Brand Investment Group Media staff regarding the content in question. Sprint will make final decision regarding the acceptability of the programming.

                                 Exhibit 11.8

                         CLOSING TERMS AND CONDITIONS

1      CLOSING TERMS AND CONDITIONS

1.1 DEFINITIONS AND INTERPRETATIVE RULES FOR THIS EXHIBIT. FOR PURPOSES OF THIS EXHIBIT:

1.1.1 The following capitalized words and phrases used in this exhibit have the following meanings:

             "BUYER" means Sprint PCS or a Related Party designated by Sprint PCS, if Sprint PCS is purchasing the Operating Assets, or Manager or a Related Party designated by Manager, if Manager is purchasing the Disaggregated License.

             "CLOSING" means the consummation of the transactions contemplated by this exhibit.

             "CLOSING DATE" means the date scheduled for the Closing under the terms of the applicable Section of the Management Agreement, except as otherwise mutually agreed by Buyer and Seller or as extended as otherwise provided in this exhibit or the Management Agreement.

             "MANAGEMENT AGREEMENT" means that certain Sprint PCS Management Agreement to which this exhibit is attached, as amended from time to time.

             "OPERATING ASSETS" means Manager's assets, property, rights, contracts and privileges set forth in Section 11.7.2, which constitute all of the operating assets used or usable in, and that are necessary for, the operation of Manager's business in the Service Area as conducted prior to the Closing Date.

             "OPTION RIGHTS" means any right to purchase or right to sell the Operating Assets or a Disaggregated License granted to Manager or Sprint PCS, as the case may be, that may be exercised under the terms of the Management Agreement in accordance with the terms of this exhibit.

             "PROPERTY" means all of the Operating Assets, when they are the subject of the purchase, or the Disaggregated License, when it is the subject of the purchase.

             "SELLER" means Sprint PCS, if Sprint PCS is selling the Disaggregated License, or Manager, if Manager is selling the Operating Assets.

1.1.2 Capitalized words and phrases used but not defined in this exhibit have the meanings ascribed to them in the Management Agreement.

1.1.3 References in this exhibit to a "Section" mean that Section of the Management Agreement unless otherwise noted. Any reference to purchase or sale rights pursuant to a put or call option in the Management Agreement will be upon the terms and conditions of this exhibit, regardless of whether the operative Section is specified in this exhibit.

1.2 EXERCISE OF OPTION RIGHTS. Buyer and Seller will exercise their Option Rights by delivering a written statement (the "Purchase Notice") to the other as follows:

1.2.1 Manager will exercise its Option Rights by delivering to Sprint PCS a Purchase Notice setting forth that the Manager is exercising either Manager's put right for the Operating Assets or Manager's purchase right for the Disaggregated License.

1.2.2 Sprint PCS will exercise its Option Rights by delivering to Manager a Purchase Notice setting forth that Sprint PCS is exercising either Sprint PCS's purchase right for the Operating Assets or Sprint PCS's put right for the Disaggregated License.

1.2.3 Manager will provide to Sprint PCS as complete a list as is practicable of the Operating Assets, including a list of cell sites, (i) with the Purchase Notice if given by Manager in exercising its put right, or
         (ii) within 30 days after receiving a Purchase Notice if given by Sprint PCS in exercising its purchase right.

1.2.4 Sprint PCS will provide to Manager a detailed statement describing the geographic coverage area and spectrum of the proposed Disaggregated License with the Purchase Notice if given by Sprint PCS in exercising its put right. Manager will provide to Sprint PCS a detailed statement describing the geographic coverage area and spectrum of the proposed Disaggregated License with the Purchase Notice if given by Manager in exercising its purchase right. In either case, the geographic area and spectrum of the proposed Disaggregated License will not be less or more, as applicable, than that provided for under the operative Section. In any event, Manager must purchase spectrum sufficient to operate one duplex CDMA carrier, including required guard bands, within the Sprint PCS Spectrum. Sprint PCS makes no warranty or representation with respect to use of spectrum under a Disaggregated License for any purpose other than that contemplated by the Management Agreement.

1.3 PROPERTY TAXES. Seller will pay all taxes, general and special, and all assessments, that are a lien on the Property and can be paid on or before the Closing Date unless otherwise agreed by the parties, except that all general state, county, school and municipal taxes (exclusive of rebates, penalties or interest) for the year of sale will be prorated between Seller and Buyer, on the basis of the current year assessments as of the Closing Date. If the amount of any tax to be prorated cannot be ascertained, proration will be computed on the amount of such tax for the preceding year, and when the actual amount of the tax becomes available, Buyer or Seller, as the case may be, will pay the other the amount by which the obligation for taxes is greater than the amount obtained by basing prorations on the previous year.

1.4 SALES AND TRANSFER TAXES. Seller will be liable for and will hold Buyer harmless against all sales and use taxes, transfer taxes, documentary stamps and similar taxes arising from the operation of the Property prior to the Closing or the sale of the Property to Buyer pursuant to this exhibit, except that:

1.4.1 Manager is liable for all sales taxes attributable to the services provided to end users of the Sprint PCS Products and Services, and

1.4.2 Manager is liable for all sales taxes for handsets and accessories and other tangible personal property sold by Manager to end users of the Sprint PCS Products and Services.

            Seller agrees to deliver a letter from the states in which the Property is located acknowledging that all sales taxes imposed in connection with the operation of the Property have been paid in full. Manager will deliver to Sprint PCS a letter from each state in which the Service Area is located acknowledging that all sales taxes imposed in connection with the activities in
1.4.1 and 1.4.2 above and due prior to the Closing Date have been paid in full.

1.5 UTILITIES. Seller and Buyer will exercise their best efforts to cause all providers of utility services to the Property to bill Seller for all costs incurred up to the Closing Date and to bill Buyer for all costs incurred after the Closing Date. To the extent necessary, utility charges will be prorated as of the Closing Date.

1.6 OTHER EXPENSES. Escrow or Closing charges by the Title Company (as defined below) will be shared equally by Seller and Buyer. All expenses not otherwise provided for in this exhibit or the Management Agreement will be paid by the party incurring the expense.

1.7 TITLE INSURANCE. This paragraph 1.7 will apply if the Property includes any real property (including leasehold interests) ("Real Property").

1.7.1 Seller will, at the shared cost and expense of Seller and Buyer, furnish Buyer an American Land Title Association Owner's Title Insurance Policy Form B-1970 (Amended 10-17-1970) insuring Buyer's title to any Real Property as of the Closing Date. Such insurance must be in the amount of the purchase price allocable to such Real Property and from a title company authorized to issue title insurance in the state in which the Real Property is located (the "Title Company"). The policy will not contain any "standard" or "printed" exceptions, and Seller will provide and attach such endorsements and reinsurance agreements as Buyer may require.

1.7.2 Within 10 days after the date of a Purchase Notice that includes Real Property, Seller will deliver to Buyer a commitment for the policy (the "Commitment"), together with legible copies of all documents referenced in the schedules to the Commitment. If the Commitment discloses defects or other matters that are objectionable to Buyer, Buyer will advise Seller of Buyer's objections within 20 days after Buyer receives the Commitment, copies of the documents referenced in the schedules to the Commitment and the survey required by paragraph 1.8. Seller will remedy any matters to which Buyer objects and will on or before the Closing Date deliver to Buyer and to Buyer's counsel a revised Commitment reflecting that the remedy has been or will be effected. Seller will have the option of establishing and utilizing an escrow account to finance the remedy of any non-material defects or matters to which Buyer has objected and that Seller is unable to remedy prior to the Closing Date.

1.7.3 If Seller is unable to deliver the policy of title insurance at Closing as required by paragraph 1.7.1, Buyer may:

1.7.3.1 accept the most conforming policy of title insurance as Seller is able to deliver, including the commitment of Seller to establish and utilize an escrow account to remedy non-material defects or matters after the Closing Date, or

1.7.3.2 eliminate from the purchase that portion of the Real Property that is subject to an incurable defect or other objectionable matter and reduce the purchase price by the amount allocated to such Real Property. If the Real Property has a cell site or switch or other critical network element on the Real Property and Buyer elects this approach, then the Closing Date will be delayed a reasonable amount of time to permit Buyer to find an alternative Site for the cell site, switch or critical network element, or

1.7.3.3 if the Real Property involves a network element so critical to the operation of the Service Area Network that loss of the network element renders the use of the Service Area Network impossible or economically unacceptable (e.g., loss of a switch site) and alternative arrangements cannot be reasonably made (e.g., sublease of site) then Buyer may elect to terminate its purchase obligation. Upon such termination, each party will have any other rights it may have under the Management Agreement.

1.8 SURVEY. This paragraph 1.8 will apply if the Property includes any Real Property.

1.8.1 Within 20 days after the Purchase Notice, Seller will, at the shared expense of Seller and Buyer, deliver to Buyer a current "as-built" survey of the Real Property certified to Buyer and the Title Company, prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, amended 1988 ("Minimum Standards"), meeting the accuracy requirements of a Class A Survey as defined in Tables 1 and 2 of the Minimum Standards, showing items numbered 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 15 of the Additional Survey Requirements to the Minimum Standards, and containing such other matters and certifications as are required by the Title Company to issue its policy of title insurance as required by paragraph 1.7 or as is required by Buyer or Buyer's counsel.

1.8.2 If the survey discloses matters that are objectionable to Buyer, Buyer will advise Seller of Buyer's objections to the survey by written notice to Seller within 7 days after Buyer and Buyer's counsel receive copies of the survey, the Commitment and the documents referenced in the schedules to the Commitment. Seller will remedy any matters to which Buyer objects and will, on or before the Closing Date, deliver to Buyer and to Buyer's counsel a revised survey reflecting that the remedy has been effected.

1.8.3 If Seller is unable to deliver the survey as required by this paragraph 1.8, Buyer may:

1.8.3.1 accept the most conforming survey that Seller is able to deliver, including the commitment of Seller to establish and utilize an escrow account to remedy non-material defects or matters after the Closing Date, or

1.8.3.2 eliminate from the purchase that portion of the Real Property that is subject to an incurable defect or other objectionable matter and reduce the purchase price by the' amount allocated to such Real Property. If the Real Property has a cell site or switch or other critical network element on the Real Property and Buyer elects this approach, then the Closing Date will be delayed a reasonable amount of time to permit Buyer to find an alternative site for the cell site, switch or critical network element, or

1.8.3.3 if the Real Property involves a network element so critical to the operation of the Service Area Network that loss of the network element renders the use of the Service Area Network impossible or economically unacceptable (e.g., loss of a switch site) and alternative arrangements can not be reasonably made (e.g., sublease of Site) then Buyer may elect to terminate its purchase obligation. Upon such termination, each party will have any other rights it may have under the Management Agreement.

1.9 SELLER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS. At the Closing, Seller will be deemed to represent, warrant and agree to Buyer as follows:

1.9.1 ENTITY AUTHORITY. Seller is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Seller has fill power and authority to execute and deliver all documents, agreements and instruments contemplated by this exhibit (the "Transaction Documents") and to perform its obligations thereunder. All necessary corporate action and other proceedings required to be taken by or on behalf of Seller or its shareholders, members or partners (as the case may be) to authorize Seller to enter into the Transaction Documents and consummate the transactions contemplated thereby in accordance with the terms thereof have been duly and properly taken.

1.9.2 ENFORCEABILITY; NO CONFLICT. The Transaction Documents are the legal, valid and binding obligation of Seller, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions therein contemplated will violate or result in a breach of or constitute a default under any covenant or agreement to which Seller is a party or by which Seller is bound, or under any judgment, order, decree, rule or regulation to which Seller is subject, or under Seller's organizational documents.

1.9.3 CONTRACTS. There are no leases, contracts, agreements or commitments affecting the Property, or conveying or transferring any interest in the Property, or affecting the use of the Property that extend beyond the Closing Date, except for the items that have been identified as included in the Property (e.g., cell site leases, colocation agreements) (the "Assumed Contracts"). Except for the Assumed Contracts, Buyer will not be responsible for any contracts, agreements or commitments of Seller. All of the Assumed Contracts are valid and in full force and effect, and constitute the legal, valid and binding obligations of Seller and are enforceable against the other parties thereto. There are no defaults by any party to the Assumed Contracts or actions or omissions that could constitute such default. From the date of the Purchase Notice to and including the Closing Date, Seller will not, without the prior written consent of Buyer in each instance, enter into any contracts, agreements or commitments with respect to the Property that will survive the Closing.

1.9.4 COMPLIANCE WITH LAWS. Seller presently has all licenses, permits, and other authorizations from federal, state, and local authorities necessary to conduct the business presently conducted by Seller using the Property, and Seller has not received any notice to the contrary. Seller has no knowledge of any violation by Seller or the Property of any law, order, regulation, restriction or requirement relating to the Property or its occupancy or operation except as disclosed in writing to Buyer.

1.9.5 LITIGATION. Seller is not engaged in or party to, or threatened with or affected by, any legal action or other proceeding before any court or administrative agency, and there are no outstanding orders, judgments, consent decrees, stipulations or similar obligations by or with any court or administrative agency, affecting the Property or Seller's ability to perform the Transaction Documents, except as disclosed in writing to Buyer.

1.9.6 TITLE AND CONDITION OF PROPERTY. Seller has good and merchantable ownership, right, title and interest in and to all of the Property, and at the Closing Seller will transfer the Property to Buyer free and clear of all liens and encumbrances, except incumbent microwave paths. All inventory included within the Property purchased by Buyer hereunder will have been paid for in full by Seller prior to the Closing, and there will be no amounts in dispute with regard to such payments. Seller will deliver the Property, including the improvements and personalty located on the Property, to Buyer at Closing in the same condition and repair as on the date of the Purchase Notice, subject only to normal wear and tear.

1.9.7 OPERATION OF PROPERTY PENDING CLOSING. From the date of the Purchase Notice through the Closing, Seller will conduct Seller's business operations using the Property diligently in substantially the same manner as theretofore conducted and in accordance with the Management Agreement. From the date of the Purchase Notice through the Closing, Seller will not do or permit the occurrence of, any act with respect to the Property that, if done or permitted to occur on or prior to the date of the Purchase Notice, would constitute a breach of the representations, warranties and agreements made by Seller in this exhibit, or sell, transfer, donate, pledge or otherwise dispose of or encumber any of the Property other than inventory to be sold or used in the ordinary course of Seller's business and consistent with Seller's past practices.

1.9.8 HAZARDOUS MATERIALS. There is no condition of the Property or of any substance located on, in, under or near the Property (including but not limited to any asbestos or any hazardous substance) that could lead to liability of the owner of the Property for damages or clean-up costs under any federal, state or local statute or common law except as disclosed in writing to Buyer.

1.9.9 FIRPTA COMPLIANCE. Seller is not a foreign investor and is not subject to the Foreign Investors and Real Property Tax Act. Seller will execute a statement or affidavit to that effect tendered at Closing.

1.9.10 UTILITIES. All utilities relevant to the then current use of any part of the Property (including for a switch site water, gas, sewer, electricity, trash removal, and telephone service, and including for a cell site electricity and telephone service) are available to such Property in sufficient quantities to adequately service such Property's needs.

1.9.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in the Transaction Documents will survive the Closing and will continue in effect for a period five (5) years. A waiver of any misrepresentation or breach of any warranty will not constitute a waiver of any other misrepresentation or breach of any other warranty under the Transaction Documents.

1.10 INDEMNIFICATION. The indemnification obligations of Sprint PCS and Manager contained in the Management Agreement will apply to breaches of the Transaction Documents.

1.11 PRE-CLOSING DELIVERIES. Seller will, within 30 days after the date of the Purchase Notice, deliver to Buyer the following:

1.11.1 A list of all leases, colocation agreements, service contracts, warranties, and other contracts, agreements, warranties, and other contracts, agreements and commitments affecting the Property or its ownership, management or operation.

1.11.2 True and complete copies of all certificates of occupancy, licenses, and permits required by law and issued by all governmental authorities having jurisdiction of the Property or its operation.

1.11.3 True and complete copies of any plans, specifications, surveys, architectural drawings or renderings, physical condition, environmental or other reports pertaining to the Property that are in Seller's possession or control.

1.12 REVIEW PERIOD. For a period extending from the date of the Purchase Notice through the Closing Date ("Review Period"), Buyer will have the right to conduct a full due diligence review of the Property, including the following:

1.12.1 Review the documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical inspections of the Property and of all books and records regarding the Property that are in Seller's possession or within Seller's control.

1.12.2 Conduct such environmental audits of and with respect to the Property as Buyer deems appropriate. Seller agrees that Buyer, Buyer's employees, agents and contractors will have access to the Property at reasonable times for purposes of conducting the audits, and will have the right to conduct the testing, including core drilling and soil sampling as Buyer's consultants deem necessary for purposes of the audits.

1.12.3 Make the engineering inspections of the improvements located on the Property as Buyer deems appropriate, including reasonable inspections as may be necessary to determine the structural integrity of the improvements.

1.12.4 Make the mechanical inspections of the improvements located on the Property as Buyer deems appropriate, including but not limited to inspections of the electrical, plumbing, heating, ventilating and air conditioning systems used in connection with the improvements.

1.12.5 Review the personal property records of the county and the state in which the Property is located to determine that all personal property security interests that have attached against the Property have been removed.

            Seller agrees to make the Property and books and records available to Buyer and its agents, employees and contractors during the Review Period for the inspections. If Seller fails to deliver, within the required time, the documents and materials required to be submitted to Buyer in this paragraph, the Review Period will be extended by the number of days between the required date and the actual date of the delivery.

1.13 DUE DILIGENCE RESULTS. Buyer may by written notice to Seller within the Review Period terminate the purchase obligations under this exhibit, and upon the termination, each party will have any other rights or obligations under the Management Agreement if, in Buyer's sole discretion, based upon the results of Buyer's review, inspections, or requests, or for any other reason, Buyer determines that:

1.13.1   substantially all of the Property is not owned by Seller; or

1.13.2 the Property is encumbered with liens that cannot be released by Seller and that if Buyer were to take the Property subject to the liens, the cost of releasing the liens would increase the anticipated cost of running the business for the next 5 years by 10% or more. In determining the liens to which the Property is subject, liens consented to by Buyer during the term of the Management Agreement will not be considered; or

1.13.3 there is a problem with the business of such a magnitude that no reasonable business person would purchase a business with such a problem.

            If Buyer does not terminate the purchase obligation by giving notice within the Review Period, the purchase obligation will remain in full force and effect in accordance with its terms.

1.14 SELLER'S INDEBTEDNESS. If Buyer wishes to assume any of Seller's indebtedness in connection with the purchase of the property, Seller agrees to cooperate with and assist Buyer in obtaining the creditor's consent to such assignment.

1.15 CLOSING. The Closing will occur at the executive offices of Seller at 10:00 a.m. local time on the Closing Date. At the Closing, the parties will deliver the following items:

1.15.1   BUYER'S DELIVERIES. Buyer will deliver to Seller:

1.15.1.1 Cash equal to the purchase price, payable by wire transfer to Seller's account, minus the amount paid by Buyer to eliminate any liens, minus the amount of any indebtedness of Seller assumed or paid by Buyer, and minus any other amounts paid by Buyer on behalf of Seller in connection with the consummation of the transactions contemplated by this exhibit.

1.15.1.2 An Assignment and Assumption Agreement for the Assumed Contracts, executed by Buyer.

1.15.1.3 A Good Standing Certificate of recent date issued by Buyer's jurisdiction of organization.

1.15.1.4 Such other documents in such form as Seller and Seller's counsel may reasonably require to consummate the transactions contemplated by this exhibit.

1.15.2   SELLER'S DELIVERIES. Seller will deliver to Buyer:

1.15.2.1 Duly executed deeds, assignments, instruments of transfer, required consents and any other documents, in recordable form where necessary, that Buyer reasonably believes are necessary to evidence and convey the Property to Buyer and to effect the assignment to Buyer of any indebtedness that Buyer wishes to assume.

1.15.2.2 An Assignment and Assumption Agreement for the Assumed Contracts, executed by Seller.

1.15.2.3   Possession of the Property to Buyer as of the Closing Date.

1.15.2.4 Evidence of lien releases, tax clearance letters and other documents required by this exhibit.

1.15.2.5 A Good Standing Certificate of recent date issued by Seller's jurisdiction of organization.

1.15.2.6 Such other documents in such form as Seller and Seller's counsel may reasonably require to consummate the transactions contemplated by this Agreement, including without limitation any bills of sale, assignments and other instruments of transfer (including any necessary consents thereto) in such forms as approved by Buyer and Buyer's counsel, as shall be necessary or appropriate to convey, transfer and assign to Buyer good and merchantable ownership, right, title and interest in and to all the Property free and clear of all liens and encumbrances.

               Notwithstanding the foregoing, to the extent that the Closing involves the assignment of any rights in or to the License, the FCC's prior consent by "Final Order" to such assignment is a condition to the Closing and the obligations set forth in this exhibit will continue to be a binding obligation of Sprint PCS and Manager until such Final Order is received.

1.16 NONCOMPETE. This paragraph 1.15 will apply if Sprint PCS purchases the Operating Assets:

1.16.1 For three (3) years after the Closing Date, Manager and its Related Parties will not, directly or indirectly, compete with Sprint PCS and its Related Parties in the Service Area.

1.16.2 For purposes of this paragraph 1.15, "compete" means engaging in any business that offers products and services that are similar to or competitive with the Sprint PCS Products and Services. Manager and its Related Parties will be deemed to be engaging in a competing business in violation of this paragraph regardless of whether Manager and its Related Parties are acting (i) individually or jointly or on behalf of or in concert with any other individual or entity, or (ii) as a proprietor, partner, shareholder, member, director, officer, employee, agent or consultant, or is acting in any other capacity or manner whatsoever, for any individual or entity that competes with Sprint PCS and its Related Parties.

1.16.3 The parties acknowledge and agree that the noncompetition covenant contained in this paragraph 1.15 is reasonable in duration and geographic scope and protects a valid business interest of Sprint PCS and its Related Parties.

1.16.4 The parties recognize that irreparable damage will result to Sprint PCS and its Related Parties from any violation of this paragraph 1.15 and that the extent of such damage would be difficult if not impossible to calculate. Accordingly, the parties expressly agree that, in addition to any and all other remedies available to Sprint PCS and its Related Parties for any such violation, they will have the remedies of restraining order and injunction, and any such other equitable relief as may be declared or issued by a court to enforce the provisions of paragraph 1.15, without posting any bond that might be required, and Manager will not claim in any such equitable proceedings that a remedy at law is available to Sprint PCS and its Related Parties. The existence of any claim or cause of action by Manager against Sprint PCS, whether predicated on the Management Agreement or otherwise, is not a defense to Sprint PCS' enforcement of paragraph 1.15.

1.16.5 Notwithstanding anything contained herein to the contrary, and if and only if a provision of this type contained in this subparagraph is enforceable in the jurisdiction in question, if any one or more of the provisions contained in paragraph 1.15 is for any reason held to be excessively broad as to duration, geographical scope, activity or subject, such provisions will be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law in such jurisdiction as it then appears.

                                 Exhibit 12.3

                       SPRINT PCS INSURANCE REQUIREMENTS


- WORKERS' COMPENSATION INSURANCE. Manager will acquire and maintain at its expense adequate insurance to cover any claim which may arise for workers' compensation, as such compensation is provided for under any workers' compensation or similar law in effect in the jurisdiction where any work is performed. The minimum employer's liability limit of such insurance will be not less than $500,000 per accident or disease.

- COMMERCIAL GENERAL LIABILITY INSURANCE. Manager will acquire and maintain at its expense adequate commercial general liability insurance, including coverage for contractual liability and products/completed operations liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, property damage and personal injury liability, with contractual exclusion deleted, and with Sprint PCS and Sprint PCS' directors, officers, employees, agents, contractors, subcontractors and/or representatives as additional insureds. Such insurance must contain an express provision, as evidenced on the below referenced certificate of insurance, that the contractual liability coverage contains no exclusion for any work performed on or near a railroad right-of-way.

- BUSINESS AUTOMOBILE INSURANCE. Manager will acquire and maintain at its expense adequate business automobile insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile. Such insurance will have a limit of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability and will name Sprint PCS and Sprint PCS' directors, officers, employees, agents, contractors, subcontractors and/or representatives as additional insureds.

- UMBRELLA EXCESS LIABILITY INSURANCE. Manager will acquire and maintain at its expense adequate umbrella excess liability insurance with a limit of not less than $5,000,000 combined single limit in excess of the above-referenced employers' liability insurance, commercial general liability insurance and business auto liability insurance.

- "ALL RISK" PROPERTY INSURANCE. Manager will acquire and maintain at its expense adequate "all risk" property insurance covering not less than the full replacement cost of Manager's and all contractor's and subcontractor's, if any, real and/or personal property at risk due to the Management Agreement during the course of the Management Agreement.